UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------------x
:
In re    :    Chapter 11
:
BREITBURN ENERGY    :     Case No. 16-11390 (SMB)
PARTNERS LP, et al.,    :
:
Debtors.1    :    (Jointly Administered)
:
--------------------------------------------------------x
DISCLOSURE STATEMENT FOR
DEBTORS’ THIRD AMENDED JOINT CHAPTER 11 PLAN

WEIL, GOTSHAL & MANGES LLP Ray C. Schrock, P.C. Stephen Karotkin 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Attorneys for Debtors and Debtors in Possession
Dated:    December 1, 2017
New York, New York
____________________
1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Breitburn Energy Partners LP (9953); Breitburn GP LLC (9948); Breitburn Operating LP (5529); Breitburn Operating GP LLC (5525); Breitburn Management Company LLC (2858); Breitburn Finance Corporation (2548); Alamitos Company (9156); Beaver Creek Pipeline, L.L.C. (7887); Breitburn Florida LLC (7424); Breitburn Oklahoma LLC (4714); Breitburn Sawtelle LLC (7661); Breitburn Transpetco GP LLC (7222); Breitburn Transpetco LP LLC (7188); GTG Pipeline LLC (3760); Mercury Michigan Company, LLC (3380); Phoenix Production Company (1427); QR Energy, LP (3069); QRE GP, LLC (2855); QRE Operating, LLC (9097); Terra Energy Company LLC (9616); Terra Pipeline Company LLC (3146); and Transpetco Pipeline Company, L.P. (2620). The Debtors’ mailing address is 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017.

Page

I. INTRODUCTION	1

A.	Definitions and Exhibits 1

1.	Definitions 1

2.	Exhibits 1

B.	Notice to Creditors 1

C.	Background and Overview of the Plan 5

D.	Restructuring Support Agreement and Backstop Commitment Agreement 7

1.	Restructuring Support Agreement 7

2.	Backstop Commitment Agreement 8

E.	Summary of Plan Classification and Treatment of Claims and Interests 8

F.	Disclosure Statement Enclosures 13

G.	Inquiries 14

II. OVERVIEW OF THE DEBTORS’ OPERATIONS	14

A.	The Debtors’ Corporate Structure 14

B.	The Debtors’ Business Operations 15

C.	Prepetition Capital Structure 17

1.	MLP Common and Preferred Units 17

2.	Indebtedness 17

3.	Derivative and Hedge Agreements 19

4.	Trade Payables 19

D.	Events Leading to Commencement of the Chapter 11 Cases 20

1.	The Oil and Gas Industry Experiences Fundamental Changes 20

2.	Stabilization Efforts 20

3.	Prepetition Restructuring Efforts 21

III. OVERVIEW OF THE CHAPTER 11 CASES	22

A.	Commencement of Chapter 11 Cases 22

B.	First Day Motions 22

C.	Procedural Motions 23

D.	Appointment of Creditors’ Committee 23

E.	Appointment of Equity Committee 23

F.	Claims Reconciliation Process 23

G.	Exclusivity 24

H.	Employee Compensation Matters 24

I.	Executory Contracts and Unexpired Leases 25

J.	Second Lien Proof of Claim and Disputes Related Thereto 25

K.	Postpetition Plan Negotiations 28

i

Page

L.	Certain Recent Postpetition Expressions of Interest for Certain of the Debtors’
Assets    29

M.	Postpetition Mediation 30

IV. SUMMARY OF THE PLAN	30

A.	General 30

B.	Classification of Claims and Interests 30

1.	Classification in General 30

2.	Formation of Debtor Groups for Convenience Only 31

3.	Summary of Classification of Claims and Interests 31

C.	Treatment of Claims and Interests 31

1.	Class 1 - Priority Non-Tax Claims. 31

2.	Class 2 - Other Secured Claims. 32

3.	Class 3 - Revolving Credit Facility Claims. 32

4.	Class 4 - Secured Notes Claims. 33

5.	Class 5A/Class 5B - Unsecured Notes Claims. 33

6.	Class 6 - General Unsecured Claims. 35

7.	Class 7A - Ongoing Trade Claims of LegacyCo. 35

8.	Class 7B - Ongoing Trade Claims of New Permian Corp. 36

9.	Class 8 - Intercompany Claims. 36

10.	Class 9 - Subordinated Claims. 36

11.	Class 10 - Intercompany Interests. 36

12.	Class 11 - Existing BBEP Equity Interests. 36

D.	Nonconsensual Confirmation 36

E.	Administrative Expenses and Priority Tax Claims 37

1.	Administrative Expenses 37

2.	Professional Fee Claims 37

3.	DIP Facility Claims 38

4.	Priority Tax Claims 38

F.	Means for Implementation and Execution of the Plan 38

1.	General Settlement of Claims and Interests 38

2.	Continued Corporate Existence 39

3.	Authorization, Issuance, and Delivery of LegacyCo Units and New
Permian Corp. Shares.    40

4.	Cancelation of Existing Securities and Agreements 40

5.	Cancelation of Certain Existing Security Agreements 41

6.	Rights Offering and Minimum Allocation Rights 41

7.	New Permian Corp. Certificate of Incorporation 42

8.	Exit Facility 42

9.	Restructuring Transactions 43

10.	Board of Directors 45

Page

11.	Corporate Action 45

12.	LegacyCo Management Incentive Plan 46

13.	New Permian Corp. Management Incentive Plan 46

14.	Separability 46

15.	Director, Officer, Manager, and Employee Liability Insurance 46

16.	Preservation of Royalty and Working Interests 47

17.	Hart-Scott-Rodino Antitrust Improvements Act 47

18.	Post-Effective Date Tax Filings and Audits 47

19.	AUNC Trust 47

G.	Provisions Governing Distributions 48

1.	No Postpetition Interest on Claims 48

2.	Date of Distributions 48

3.	Distribution Record Date 49

4.	Delivery of Distributions 49

5.	Unclaimed Property 50

6.	Satisfaction of Claims 50

7.	Fractional Shares and De Minimis Cash Distributions 50

8.	Allocation of Distributions between Principal and Interest 50

9.	Exemption from Securities Laws 51

10.	Setoffs and Recoupments 51

11.	Withholding and Reporting Requirements 52

H.	Procedures for Disputed Claims 52

1.	Objections to Claims 52

2.	Resolution of Disputed Administrative Expenses and Disputed Claims 53

3.	Payments and Distributions with Respect to Disputed Claims 53

4.	Distributions After Allowance 53

5.	Disallowance of Claims 53

6.	Estimation 54

7.	Interest 54

I.	Executory Contracts and Unexpired Leases 54

1.	General Treatment 54

2.	Determination of Cure Disputes and Deemed Consent 55

3.	Rejection Damages Claims 56

4.	Payment of Cure Amounts 56

5.	Survival of the Debtors’ Indemnification Obligations 57

6.	Employee Obligations 57

7.	Insurance Policies 57

8.	Reservation of Rights 58

9.	Modifications, Amendments, Supplements, Restatements, or Other
Agreements    58

J.	Conditions Precedent 59

Page

1.	Conditions Precedent to Confirmation of Plan 59

2.	Conditions Precedent to Effective Date 59

3.	Satisfaction or Waiver of Conditions 60

4.	Effect of Non-Occurrence of Effective Date 61

K.	Effect of Confirmation 61

1.	Released and Settled Claims 61

2.	Binding Effect 61

3.	Vesting of Assets 61

4.	Release and Discharge of Debtors 62

5.	Terms of Injunctions or Stays 62

6.	Injunction Against Interference with Plan 62

7.	[Intentionally Omitted] 62

8.	Exculpation 62

9.	Releases 63

10.	Injunction Related to Releases and Exculpation 65

11.	Subordinated Claims 66

12.	Avoidance Actions 66

13.	Retention of Causes of Action and Reservation of Rights 66

14.	Preservation of Causes of Action 67

15.	Special Provisions for Governmental Units 67

16.	Protections Against Discriminatory Treatment 67

L.	Retention of Jurisdiction 68

M.	Miscellaneous Provisions 70

1.	Dissolution of Statutory Committees 70

2.	Substantial Consummation 70

3.	Exemption from Transfer Taxes 70

4.	Plan Modifications and Amendments 70

5.	Revocation or Withdrawal of Plan 71

V. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	72

A.	Continuation of the Chapter 11 Cases 72

B.	Liquidation under Chapter 7 72

VI. TRANSFER RESTRICTIONS AND CONSEQUENCES UNDER FEDERAL SECURITIES LAW	73

VII. CERTAIN TAX CONSEQUENCES OF THE PLAN	74

A.	Consequences to the Debtors and to BBEP Common Unitholders 75

1.	Taxable Transfer of Assets 76

2.	Cancellation of Debt and other Income from the Plan 79

B.	Consequences to Holders of Certain Claims and Interests 80

Page

1.	Holders of Revolving Credit Facility Claims 81

2.	Holders of Secured Notes Claims 84

3.	Holders of Unsecured Notes Claims 85

4.	Holders of General Unsecured Claims 87

5.	Distributions in Discharge of Accrued Interest or OID 87

6.	Character of Gain or Loss 88

7.	Ownership and Disposition of LegacyCo Units 88

8.	Information Reporting and Backup Withholding 90

VIII. VOTING PROCEDURES AND REQUIREMENTS	91

A.	Voting Deadline 91

B.	Voting Procedures 92

C.	Parties Entitled to Vote 92

1.	Beneficial Holders 93

2.	Nominees 94

3.	Miscellaneous 95

4.	Fiduciaries and Other Representatives 95

5.	Agreements upon Furnishing Ballots 95

6.	Change of Vote 96

D.	Waivers of Defects, Irregularities, etc. 96

E.	Further Information, Additional Copies 96

IX. FACTORS TO CONSIDER BEFORE VOTING	96

A.	Risks Relating to the Debtors’ Business Operations and Financial Condition 97

1.	Volatile Oil and Gas Prices 97

2.	High Costs and Risks of Oil and Natural Gas Drilling and Production 98

3.	Depletion of Oil and Gas Reserves 99

4.	Intense Competitive Environment 99

5.	Substantial Capital Requirements 100

6.	Hedging and Derivative Risks 100

7.	Insurance Coverage and Excess Liability Risks 101

8.	Extensive Domestic Regulation and Legislation 102

9.	New Permian Corp. Will Be a New Company That Has Never Operated
Independently    102

10.	Future New Permian Corp. Debt or Equity Financings. 103

11.	Additional Business and Industry Risk Factors 103

B.	Certain Bankruptcy Law Considerations 103

1.	Risk of Non-Confirmation of the Plan 103

2.	Non-Consensual Confirmation 103

3.	Inaccuracy of Projected Financial Results 103

4.	Claims Could Be More than Projected 104

v

Page

5.	U.S. Federal Income Tax Risks 104

6.	Risk of Non-Occurrence of the Effective Date 104

7.	Conversion into Chapter 7 Cases 104

C.	Factors Relating to Securities to Be Issued 105

1.	Market for Securities 105

2.	Potential Dilution 105

3.	Significant Holders of LegacyCo Units or New Permian Corp. Shares 105

4.	Interests Subordinated to the Reorganized Debtors’ Indebtedness 106

5.	Implied Valuation of LegacyCo Units or New Permian Corp. Shares Not
Intended to Represent the Trading Value of the LegacyCo Units or New
Permian Corp. Shares    106

6.	Dividends 106

7.	Restrictions on Ability to Resell LegacyCo Units and New Permian
Corp. Shares    106

D.	Factors Relating to Rights Offering 107

1.	Debtors Could Modify the Rights Offering Procedures 107

2.	The Backstop Commitment Agreement Could be Terminated 107

E.	Additional Factors 107

1.	Debtors Could Withdraw Plan 107

2.	Debtors Have No Duty to Update 107

3.	No Representations Outside this Disclosure Statement Are Authorized 107

4.	No Legal or Tax Advice Is Provided by this Disclosure Statement 108

5.	No Admission Made 108

X. CONFIRMATION OF THE PLAN	108

A.	Acceptance of the Plan 108

B.	Best Interest Test 109

C.	Feasibility 111

D.	Valuation Analysis 112

E.	Notices and Confirmation Hearing 116

XI. CONCLUSION AND RECOMMENDATION	117

EXHIBIT A:    Plan
EXHIBIT B:    Liquidation Analysis
EXHIBIT C:     Projected Financial Information
EXHIBIT D:     Backstop Commitment Agreement
EXHIBIT E:     Restructuring Support Agreement
EXHIBIT F:     Rights Offering Procedures

I.
INTRODUCTION
This is the disclosure statement (the “Disclosure Statement”) of Breitburn Energy Partners LP (“BBEP”); Breitburn GP LLC; Breitburn Operating LP (“BOLP”); Breitburn Operating GP LLC; Breitburn Management Company LLC (“BMC”); Breitburn Finance Corporation (“Breitburn Finance”); Alamitos Company; Beaver Creek Pipeline, L.L.C.; Breitburn Florida LLC; Breitburn Oklahoma LLC; Breitburn Sawtelle LLC; Breitburn Transpetco GP LLC; Breitburn Transpetco LP LLC; GTG Pipeline LLC; Mercury Michigan Company, LLC; Phoenix Production Company; QR Energy, LP; QRE GP, LLC; QRE Operating, LLC; Terra Energy Company LLC; Terra Pipeline Company LLC; and Transpetco Pipeline Company, L.P. (collectively, the “Debtors”), in the above-captioned chapter 11 cases (collectively, the “Chapter 11 Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), filed pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) and in connection with the Debtors’ Third Amended Joint Chapter 11 Plan dated December 1, 2017 (the “Plan”), a copy of which is annexed to this Disclosure Statement as Exhibit A. The Plan constitutes a separate chapter 11 plan for each Debtor.

A.	Definitions and Exhibits

1.	Definitions
Unless otherwise defined herein, capitalized terms used in this Disclosure Statement shall have the meanings ascribed to such terms in the Plan.

2.	Exhibits
The following exhibits to this Disclosure Statement are incorporated as if fully set forth herein and part of this Disclosure Statement:

●	Exhibit A - Plan

●	Exhibit B - Liquidation Analysis

●	Exhibit C - Projected Financial Information

●	Exhibit D - Backstop Commitment Agreement

●	Exhibit E - Restructuring Support Agreement

●	Exhibit F - Rights Offering Procedures

B.	Notice to Creditors
The purpose of this Disclosure Statement is to set forth information that (1) summarizes the Plan and alternatives to the Plan, (2) advises holders of Claims and Interests of their rights under the Plan, (3) assists parties entitled to vote on the Plan in making informed decisions as to whether they should vote to accept or reject the Plan, and (4) assists the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed.
By Order dated December 1, 2017 (the “Disclosure Statement Approval Order”), the Bankruptcy Court approved this Disclosure Statement, finding that it contains “adequate information,” as that term is used in section 1125(a)(1) of the Bankruptcy Code. The Bankruptcy Court’s approval of this Disclosure Statement is not an endorsement of the Plan.
IT IS THE DEBTORS’ OPINION THAT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES, CREDITORS, AND EQUITY INTEREST HOLDERS. THEREFORE, THE DEBTORS RECOMMEND THAT CREDITORS VOTE TO ACCEPT THE PLAN.
BALLOTS FOR VOTING TO ACCEPT OR REJECT THE PLAN MUST BE RECEIVED BY JANUARY 4, 2018 AT 4:00 P.M. (EASTERN TIME) (THE “VOTING DEADLINE”).
IF A HOLDER OF AN ALLOWED UNSECURED NOTES CLAIM THAT IS AN ELIGIBLE OFFEREE DOES NOT ELECT TO PARTICIPATE IN THE RIGHTS OFFERING, SUCH HOLDER SHALL NOT RECEIVE ANY DISTRIBUTION UNDER THE PLAN.
IF A HOLDER OF AN ALLOWED UNSECURED NOTES CLAIM THAT IS NOT AN ELIGIBLE OFFEREE DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN THE RIGHTS OFFERING PROCEDURES, INCLUDING PROVIDING THE REQUISITE CERTIFICATIONS SET FORTH IN THE RIGHTS OFFERING PROCEDURES, SUCH HOLDER OF AN ALLOWED UNSECURED NOTES CLAIM SHALL BE DEEMED TO HAVE FOREVER AND IRREVOCABLY RELINQUISHED AND WAIVED THE RIGHT TO RECEIVE A DISTRIBUTION UNDER THE PLAN.
THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS MAY VOTE ON THE PLAN IS NOVEMBER 29, 2017 (THE “RECORD DATE”). BECAUSE HOLDERS OF EQUITY INTERESTS IN BBEP WILL NOT RECEIVE ANY DISTRIBUTION OR CONSIDERATION UNDER THE PLAN AND THEIR EQUITY INTERESTS WILL BE CANCELED, THEY ARE DEEMED TO REJECT THE PLAN AND, ACCORDINGLY, WILL NOT VOTE ON THE PLAN.
A HEARING TO CONSIDER CONFIRMATION OF THE PLAN (THE “CONFIRMATION HEARING”) WILL BE HELD BEFORE THE HONORABLE STUART M. BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, IN ROOM 723 OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ONE BOWLING GREEN, NEW YORK, NEW YORK 10004, ON JANUARY 11, 2018 AT 10:00 A.M. (EASTERN TIME), OR AS SOON THEREAFTER AS COUNSEL MAY BE HEARD. THE BANKRUPTCY COURT HAS DIRECTED THAT ANY OBJECTIONS TO CONFIRMATION OF THE PLAN BE SERVED AND FILED ON OR BEFORE JANUARY 4, 2018 AT 4:00 P.M. (EASTERN TIME).
PLEASE READ THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN, IN ITS ENTIRETY. A COPY OF THE PLAN IS ANNEXED HERETO AS EXHIBIT A. THE

DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE ACTUAL TERMS AND PROVISIONS OF THE PLAN. ACCORDINGLY, IF THERE ARE ANY INCONSISTENCIES BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.
SECURITIES LAW NOTICES: THE ISSUANCE OF AND THE DISTRIBUTION UNDER THE PLAN (A) OF THE LEGACYCO UNITS AND (B) OF THE NEW PERMIAN CORP. SHARES COMPRISING THE PUT OPTION PREMIUM OR ISSUED PURSUANT TO SECTIONS 4.5(c) or 4.6 OF THE PLAN WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) AND ANY OTHER APPLICABLE SECURITIES LAWS TO THE FULLEST EXTENT PERMITTED BY SECTION 1145 OF THE BANKRUPTCY CODE.
THESE SECURITIES MAY BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR OTHER FEDERAL SECURITIES LAWS PURSUANT TO THE EXEMPTION PROVIDED BY SECTION 4(A)(1) OF THE SECURITIES ACT, UNLESS THE HOLDER IS AN “UNDERWRITER” WITH RESPECT TO SUCH SECURITIES, AS THAT TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IN ADDITION, SUCH SECTION 1145 EXEMPT SECURITIES GENERALLY MAY BE RESOLD WITHOUT REGISTRATION UNDER STATE SECURITIES LAWS PURSUANT TO VARIOUS EXEMPTIONS PROVIDED BY THE RESPECTIVE LAWS OF THE SEVERAL STATES.
THE AVAILABILITY OF THE EXEMPTION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR ANY OTHER APPLICABLE SECURITIES LAWS WILL NOT BE A CONDITION TO THE OCCURRENCE OF THE EFFECTIVE DATE.
THE RIGHTS OFFERING AND THE ISSUANCE AND SALE OF THE NEW PERMIAN CORP. SHARES PURSUANT TO THE RIGHTS OFFERING AND TO THE COMMITMENT PARTIES UNDER THE BACKSTOP COMMITMENT AGREEMENT (INCLUDING THE NEW PERMIAN CORP. SHARES ISSUED PURSUANT TO THE MINIMUM ALLOCATION RIGHTS, BUT NOT INCLUDING THE PUT OPTION PREMIUM) ARE BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 4(A)(2) OF THE SECURITIES ACT AND REGULATION D THEREUNDER. SUCH SECURITIES WILL BE CONSIDERED “RESTRICTED SECURITIES” AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUCH AS, UNDER CERTAIN CONDITIONS, THE RESALE PROVISIONS OF RULE 144 OF THE SECURITIES ACT.
THE LEGACYCO UNITS AND THE NEW PERMIAN CORP. SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND

NEITHER THE SEC NOR ANY SUCH STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.
FURTHERMORE, READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS IDENTIFIED IN THIS DISCLOSURE STATEMENT. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT.

*****

WHERE TO FIND ADDITIONAL INFORMATION: BBEP currently files annual reports with, and furnishes other information to, the SEC. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Company Filings” link. Each of the following filings is incorporated as if fully set forth herein and is a part of this Disclosure Statement (but later information filed with the SEC that updates information in the filings incorporated by reference will update and supersede that information):

●	Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 8, 2017 and amended on April 28, 2017

●	Form 8-K filed with the SEC on August 10, 2017

●	Form 8-K filed with the SEC on August 29, 2017

●	Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 13, 2017

●	Form 8-K filed with the SEC on November 16, 2017

C.	Background and Overview of the Plan[2]
The Plan encompasses a comprehensive restructuring of the Debtors, that is the product of the Debtors’ arms-length negotiations and an agreement with (1) holders of claims under the Third Amended and Restated Credit Agreement dated November 19, 2014 (the lenders thereunder, the “Revolving Credit Facility Lenders”), (2) certain holders of the Debtors’ 9.25% Senior Secured Second Lien Notes due 2020 (the “Second Lien Group”),3 (3) certain holders of the Debtors’ 7.875% Senior Notes due 2022 and 8.625% Senior Notes due 2020 (the “Unsecured Senior Notes Group”),4 and (4) the Official Committee of Unsecured Creditors (the “Creditors’ Committee”).
The Plan is premised on the division of the Debtors’ existing businesses and assets into two separate entities upon the occurrence of the Effective Date under the Plan: (1) a newly-formed limited liability company (“LegacyCo”) that will own all of the Debtors’ assets other than certain assets related to the Permian Basin (such assets, the “Permian Assets”, that are set forth in Exhibit II of the Plan); and (2) a newly-formed corporation (“New Permian Corp.”) that will acquire all of the equity of a newly-formed limited liability company (“New Permian LLC”) that will own the Permian Assets. New Permian Corp. will also own 7.5% of the equity of LegacyCo.
The Plan provides for the following treatment of claims and equity interests:

●
Revolving Credit Facility Lenders, holding claims in the aggregate amount of approximately $747,316,435.62 with respect to principal and two interest rate derivative obligations plus such amounts as may be owing for any other outstanding “Obligations” (as such term is defined in the Revolving Credit Agreement) (collectively, the “Allowed Revolving Credit Facility Claims”), will receive (a) Cash in an amount equal to such holder’s pro rata share of the Allowed Revolving Credit Facility Claims minus $400 million (i.e., the original principal amount of an amended and restated term loan facility to be entered into on the Effective Date, the “Exit Facility”) and (b) such holder’s Pro Rata share of the Exit Facility. Each Revolving Credit Facility Lender will also have the right to convert all of its portion of the Exit Facility on a dollar-for-dollar basis to an equal amount of a revolving credit facility.

____________________
2 This overview is qualified in its entirety by reference to the Plan. The treatment of Claims and Interests under the Plan is not intended to, and will not, waive, compromise or limit any rights, claims or causes of action if the Plan is not confirmed. You should read the Plan in its entirety before voting to accept or reject the Plan.
3 The constitution of the Second Lien Group is set forth in their verified statement pursuant to Bankruptcy Rule 2019 (ECF No. 914).
4 The constitution of the Unsecured Senior Notes Groups is set forth in their verified statement pursuant to Bankruptcy Rule 2019 (ECF No. 1452).

●
Holders of the 9.25% Senior Secured Second Lien Notes due 2020 (the “Second Lien Noteholders”), with claims, solely for purposes of the Plan, in the aggregate amount of $793.3 million plus accrued unpaid pre- and postpetition default interest on all obligations, costs, fees, indemnities, and all other obligations payable under the Secured Notes Indenture,[5] will receive a pro rata share of 92.5% of new common units of LegacyCo (the “LegacyCo Units”), potentially subject to dilution.

●
Holders of Unsecured Notes Claims (the “Unsecured Noteholders”) that are Eligible Offerees will receive the right to purchase their pro rata share of an aggregate of 60% of the common shares issued by New Permian Corp. (the “New Permian Corp. Shares”), subject to certain dilution, pursuant to a $465 million rights offering (the “Rights Offering”). Unsecured Noteholders that are Eligible Offerees that do not elect to participate in the Rights Offering will receive no distribution under the Plan.

The Rights Offering will be backstopped by certain Unsecured Noteholders (the “Backstop Parties”) pursuant to the Amended and Restated Backstop Commitment Agreement annexed hereto as Exhibit D (as may be amended, restated, or modified, the “Backstop Commitment Agreement”). Pursuant to the Backstop Commitment Agreement, the Backstop Parties also have committed to exercise rights to purchase the remaining 40% of the New Permian Corp. Shares (the “Minimum Allocation Rights”), subject to certain dilution, for the aggregate amount of $310 million.
Both (a) the Backstop Parties, and (b) all other Unsecured Noteholders that are Eligible Offerees as of November 27, 2017 (the “Rights Offering Record Date”) that irrevocably elect to participate in the Rights Offering by December 13, 2017, will receive on the Effective Date their pro rata share (based on the respective backstop commitment amounts (which includes the amounts committed in the Minimum Allocation Rights and the Rights Offering) of the Backstop Parties and the respective subscription amounts as to the rights exercised by Eligible Offerees by December 13, 2017) of 10% of the New Permian Corp. Shares, which will dilute the New Permian Corp. Shares issued pursuant to the Minimum Allocation Rights and the Rights Offering.
Unsecured Noteholders that are not Eligible Offerees will receive through a trust New Permian Corp. Shares having a value equal to 4.5% of their claims but have the option to elect to receive instead Cash in the amount of 4.5% of their claims; provided that the aggregate amount of the value of the New Permian Corp. Shares and Cash distributed to such Unsecured Noteholders will not exceed $5,422,265. To the extent that the New Permian Corp. Shares and Cash that would otherwise be issued to such holders exceeds $5,422,265, the distribution of such New Permian Corp. Shares and Cash each will be reduced ratably to eliminate such excess. Unsecured Noteholders that are not Eligible Offerees, and that fail to comply with the requirements of the Rights Offering Procedures, will receive no distribution under the Plan.
____________________
5 If the Plan is not confirmed or the Effective Date does not occur, this amount is not binding and is without prejudice to the rights of all parties as to the allowed amount of the Secured Notes Claims.

●
Holders of Allowed General Unsecured Claims will receive their pro rata share of $1.5 million in Cash. Holders of Allowed General Unsecured Claims exceeding $1 million, however, will have the right to elect to receive instead New Permian Corp. Shares having a value equal to 4.5% of their claims; provided that the aggregate amount of the distribution to such holders will not exceed New Permian Corp. Shares having a value equal to $817,240, and to the extent that the New Permian Corp. Shares that would otherwise be issued to such holders exceeds $817,240, the distribution of such shares will be reduced ratably to eliminate such excess.

●	The holders of Allowed Ongoing Trade Claims of LegacyCo and Allowed Ongoing Trade Claims of New Permian Corp. will be paid in Cash in full.

●
All Royalty and Working Interests will be preserved and remain in full force and effect in accordance with the terms of their underlying documents, and no Royalty and Working Interests will be compromised, or obligations with respect thereto discharged, by the Plan.

●
BBEP’s common and preferred unitholders will receive no distribution or consideration under the Plan on account of their equity interests, and all such units will be canceled on the Effective Date. The Plan, however, based on certain assumptions, structures the Debtors’ reorganization so as to attempt to mitigate any cancellation of debt (“COD”) and other income risk for the Debtors’ unitholders. However, that risk still remains. See Section VII of this Disclosure Statement for a discussion of tax consequences.

Accordingly, upon consummation and implementation of the Plan, 92.5% of the equity of LegacyCo will be distributed to the Second Lien Noteholders. Simultaneously, New Permian Corp. will acquire the equity of New Permian LLC (which will hold the Permian Assets), and New Permian Corp. also will acquire the remaining 7.5% of the equity of LegacyCo. In turn, New Permian Corp. will be owned 40% by the Backstop Parties that exercised the Minimum Allocation Rights, and the remainder by the Unsecured Noteholders that participate in the Rights Offering and holders of Allowed General Unsecured Claims that elect to receive New Permian Corp. Shares in accordance with the Plan.

D.	Restructuring Support Agreement and Backstop Commitment Agreement

1.	Restructuring Support Agreement
In connection with negotiation of the Plan, the Debtors, certain Second Lien Noteholders holding substantially all of the principal amount of the Secured Notes (the “Consenting Second Lien Creditors”), and certain Unsecured Noteholders holding approximately 68% in principal amount of the Unsecured Notes (the “Consenting Senior Unsecured Creditors” and together with the Consenting Second Lien Creditors, the “Consenting Creditors”) entered into the Amended and Restated Restructuring Support Agreement dated as of October 11, 2017 and amended on November 28, 2017 (as may be further amended, restated, or modified, the “Restructuring Support Agreement”), a copy of which is annexed hereto as Exhibit E. The Restructuring Support Agreement provides that the Consenting Creditors will support the Plan and the restructuring transactions contemplated thereby, subject to the terms and provisions of the

Restructuring Support Agreement. In addition, in the Restructuring Support Agreement, the Debtors have agreed to move forward expeditiously with confirmation and consummation of the Plan, and to be subject to certain milestones which, if not achieved, enable the Consenting Creditors to terminate the Restructuring Support Agreement. The relevant milestones to be achieved include: (a) entry of the Confirmation Order by no later than January 30, 2018 and (b) the occurrence of the Effective Date under the Plan by no later than the 25th day after entry of the Confirmation Order.

2.	Backstop Commitment Agreement
Contemporaneously with the execution of the Restructuring Support Agreement, the Debtors, the Consenting Second Lien Creditors, and the Backstop Parties (that are comprised of the Consenting Senior Unsecured Creditors) entered into the Backstop Commitment Agreement.
On December 1, 2017, the Bankruptcy Court entered an Order authorizing and approving the Backstop Commitment Agreement (ECF No. 1886), a copy of which is annexed hereto as Exhibit D. The Backstop Commitment Agreement generally provides as follows:

●
The Backstop Parties commit to (a) exercise rights to purchase 40% of the New Permian Corp. Shares to be issued pursuant to the Plan, and (b) backstop the purchase of the remaining 60% of the New Permian Corp. Shares to be issued pursuant to the Plan and the Rights Offering.

●
In consideration of the foregoing, the Backstop Parties will receive a share of the Put Option Premium of 10% of the aggregate number of New Permian Corp. Shares issued on the Effective Date, which will be subject to dilution by New Permian Corp. Shares issued pursuant to Section 4.5(c) and 4.6 of the Plan.

●	The Backstop Parties will be entitled to have all of their reasonable fees and expenses paid by the Debtors, including the reasonable fees and expenses of their attorneys and advisors.

●
The Backstop Parties will be entitled to a break-up premium equal to $38.75 million payable in cash under certain circumstances if the Backstop Commitment Agreement is terminated. Payment of such break-up premium will only be made after all claims held by the Second Lien Noteholders are paid in full in cash.

The Backstop Parties have the right to terminate the Backstop Commitment Agreement under certain circumstances, including if the Debtors breach the covenants contained therein or fail to meet certain milestones toward confirmation and consummation of the Plan, and including if the Debtors terminate based on the pursuit of an alternative transaction consistent with the exercise of their fiduciary duties.

E.	Summary of Plan Classification and Treatment of Claims and Interests
The following table provides a summary of the classification and treatment of Claims and Interests under the Plan and is qualified in its entirety by reference to the Plan.

Class and Designation	Impairment and Entitlement to Vote	Treatment under the Plan	Estimated Allowed Amount and Approx. Percentage Recovery
(Administrative Expenses Excluding Professional Fee Claims)	N/A	Paid in full in cash.	Estimated Allowed Amount: $72,500,000[6] Estimated Percentage Recovery: 100%
(Professional Fee Claims)	N/A	Paid in full in cash.	Estimated Allowed Amount: $41,000,000 Estimated Percentage Recovery: 100%
(DIP Facility Claims)	N/A	Paid in full in cash.	Estimated Allowed Amount: $63,600,000 Estimated Percentage Recovery: 100%
(Priority Tax Claims)	N/A	Paid in full in cash.	Estimated Allowed Amount: $0 Estimated Percentage Recovery: N/A
1 (Priority Non-Tax Claims)	Unimpaired (Not entitled to vote because deemed to accept)
Each holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Claim, at the option of the Debtors, with the consent of the Requisite Consenting Second Lien Creditors: (a) Cash in an amount equal to the Allowed amount of such Claim, or (b) other treatment consistent with section 1129(a)(9) of the Bankruptcy Code; provided, that Priority Non-Tax Claims that arise in the ordinary course of the Debtors’ business, shall be paid in the ordinary course of business.
Estimated Allowed Amount: $0 Estimated Percentage Recovery: N/A
2 (Other Secured Claims)	Unimpaired (Not entitled to vote because deemed to accept)
Each holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors, with the consent of the Requisite Consenting Second Lien Creditors, and, to the extent that such treatment adversely affects the Exit Facility, the Exit Facility Agent, and in full satisfaction of such Claim, either (a) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Other Secured Claim, (b) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Other Secured Claim is entitled,
Estimated Allowed Amount: $700,000 Estimated Percentage Recovery: 100%
___________________
6 These Administrative Expenses comprise principally liabilities incurred in the ordinary course of business, and such liabilities will be paid in the ordinary course of business in accordance with their terms. The estimate does not include amounts payable pursuant to the Backstop Commitment Agreement.

Class and Designation	Impairment and Entitlement to Vote	Treatment under the Plan	Estimated Allowed Amount and Approx. Percentage Recovery

or (c) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event an Other Secured Claim against any of the Debtors is treated under clause (a), the liens securing such Other Secured Claim shall be deemed released immediately upon payment.

3 (Revolving Credit Facility Claims)	Impaired (Entitled to vote)
The Revolving Credit Facility Claims shall be deemed Allowed in the amount of $747,316,435.62, plus such amounts as may be owing for any other outstanding “Obligations” (as such term is defined in the Revolving Credit Agreement).

Each holder of an Allowed Revolving Credit Facility Claim shall receive: (a) Cash in an amount equal to such holder’s Pro Rata share of the Allowed Revolving Credit Facility Claims minus the original principal amount of the Exit Facility on the Effective Date of $400 million, and (b) such holder’s Pro Rata share of the Exit Facility.
Estimated Allowed Amount: $747,316,435.62 Estimated Percentage Recovery: 100%
4 (Secured Notes Claims)	Impaired (Entitled to vote)
The Secured Notes Claims shall be deemed Allowed solely for purposes of the Plan in the amount of $793,300,000 plus accrued unpaid pre and postpetition default interest on all outstanding obligations, costs, fees, indemnities, and all other obligations payable under the Secured Notes Indenture.

Each holder of an Allowed Secured Notes Claim that is a Certified Holder, shall receive, in accordance with the Restructuring Transactions, its Pro Rata share of 92.5% of the LegacyCo Units, which may be subject to dilution by the LegacyCo Management Incentive Plan.
Estimated Allowed Amount: $838 million to $949 million[7] Estimated Percentage Recovery: 84% to 75%%
5A/5B (Unsecured Notes Claims) Class 5A (Eligible Offerees)	Impaired (Entitled to vote)
The 7.875% Unsecured Notes Claims shall be deemed Allowed in the aggregate principal amount outstanding as of the Petition Date plus all accrued and unpaid interest as of the Petition Date. The 8.625% Unsecured Notes Claims shall be deemed Allowed in the aggregate principal amount outstanding as of the Petition Date plus all accrued and unpaid interest as of the Petition Date.

Class 5A: Each holder of an Allowed Unsecured Notes Claim that is an Eligible Offeree as of the Rights Offering Record Date shall receive, in accordance with the Rights Offering and the Rights Offering Procedures, the right to participate in the Rights Offering; provided that, any Eligible Offeree that is not a Backstop Party and has elected to participate in the Rights Offering on or before December 13, 2017 in accordance with the Early Election Procedures, will receive on the Effective Date their Pro Rata share (based on the respective Backstop Commitment

Estimated Allowed Amount of 7.785% Unsecured Notes Claims: $889,046,875.00

Estimated Allowed Amount of 8.625% Unsecured Notes Claims: $320,345,312.50

Recovery for Eligible Offerees: Right to subscribe in Rights Offering

Estimated Percentage Recovery for non-Eligible Offerees: 4.5%

____________________
7 These amounts are estimates with a range based on an unresolved dispute as to the appropriate allowed amount of postpetition interest. If the Plan is not confirmed or the Effective Date does not occur, these amounts are not binding and will be without prejudice to the rights of all parties as to the allowed amount of the Secured Notes Claims.

Class and Designation	Impairment and Entitlement to Vote	Treatment under the Plan	Estimated Allowed Amount and Approx. Percentage Recovery
Class 5B (non-Eligible Offerees)
Amounts (which includes the amounts committed in the Minimum Allocation Rights and the Rights Offering) of the Backstop Parties and the respective subscription amounts as to the rights exercised by Eligible Offerees by December 13, 2017) of the Put Option Premium. Any holder of an Allowed Unsecured Notes Claim that is an Eligible Offeree and elects not to participate in the Rights Offering shall receive no distribution whatsoever on account of its Allowed Unsecured Notes Claim; provided, that, if the Plan is subsequently amended at any time to provide for a consensual distribution to holders of Existing BBEP Equity Interests, then such holders shall receive a distribution in the amount agreed upon among the Debtors, the Requisite Consenting Second Lien Creditors, the Requisite Commitment Parties, and the Creditors’ Committee that is no less favorable than any distribution to holders of Existing BBEP Equity Interests.

Class 5B: Each holder of an Allowed Unsecured Notes Claim as of the Rights Offering Record Date that certifies, to the reasonable satisfaction of the Debtors in consultation with the Requisite Commitment Parties and the Creditors’ Committee, and subject to the rights of the Requisite Commitment Parties under Section 7.D of the Rights Offering Procedures, that it is not an Eligible Offeree shall receive through the AUNC Trust a number of shares of New Permian Corp. Shares having a value, based on the Permian Stock Value, equal to 4.5% of its Allowed Unsecured Notes Claim (a “Receiving AUNC Holder”). Notwithstanding the foregoing, any Receiving AUNC Holder shall have the option to elect on the Ballot to receive instead Cash in the amount of 4.5% of its Allowed Unsecured Notes Claim with respect to any Senior Unsecured Notes held by it that have been held only by an Entity that is not an Eligible Offeree during the period from and after the Rights Offering Record Date through the Effective Date; provided, that, the sum of (a) the aggregate value of New Permian Corp. Shares distributed to the Receiving AUNC Holders and (b) the aggregate amount of Cash distributed to those Receiving AUNC Holders electing to receive Cash as provided here, shall not exceed $5,422,265 (the “AUNC Cap”), and to the extent that the AUNC Cap would otherwise be exceeded by the distribution to those receiving New Permian Corp. Shares and Cash, each shall be reduced ratably to eliminate such excess.

If a holder of an Allowed Unsecured Notes Claim that is not an Eligible Offeree does not comply with the requirements set forth in the Rights Offering Procedures, then such holder of an Allowed Unsecured Notes Claim shall be deemed to have forever and irrevocably relinquished and waived the right to receive a distribution under the Plan.

                                            *****

In addition to the foregoing, there shall be a Cash distribution on the Initial Distribution Date to Class 5A and 5B (the “Additional

Class and Designation	Impairment and Entitlement to Vote	Treatment under the Plan	Estimated Allowed Amount and Approx. Percentage Recovery

Cash Distribution”) in an amount equal to the Unsecured Notes Indenture Trustee’s reasonable and documented fees and expenses incurred in connection with the Chapter 11 Cases, not to exceed $1,050,000 as to both Class 5A and 5B, subject to the terms and provisions of Section 4.5(d) of the Plan.

For the avoidance of doubt, holders of Class 5A or Class 5B Unsecured Notes Claims shall not have any right to receive (or elect to receive) any recovery provided for Class 6 General Unsecured Claims in the Plan.

6 (General Unsecured Claims)	Impaired (Entitled to vote)
Each holder of an Allowed General Unsecured Claim shall receive, on the Initial Distribution Date and Final Distribution Date, in full satisfaction of such Claim, its Pro Rata share of $1.5 million in cash payable from general accounts (the “GUC Cash Pool”), with such Pro Rata share to be calculated taking into account any Claims in Class 6 that receive New Permian Corp. Shares as provided below; provided, that, any holder of an Allowed General Unsecured Claim in Class 6 with an Allowed Claim equal to or more than $1 million who is able to hold New Permian Corp. Shares through the facilities of DTC shall have the right to elect on its Ballot to receive on the Initial Distribution Date and Final Distribution Date a distribution of New Permian Corp. Shares through DTC having a value, based on the Permian Stock Value, equal to 4.5% of its Allowed General Unsecured Claim (any such electing holder, a “Receiving GUC Holder”); provided, further, that the aggregate amount of such New Permian Corp. Shares distributed to Receiving GUC Holders shall not exceed in the aggregate New Permian Corp. Shares having a Permian Stock Value of $817,240 (the “GUC Stock Cap”). To the extent that the New Permian Corp. Shares that would otherwise be issued to such holders exceeds the GUC Stock Cap, the distribution of such shares shall be reduced ratably to eliminate such excess.

The amount of Cash from the GUC Cash Pool that otherwise would have been distributed to any such holder of an Allowed General Unsecured Claim that elects to receive New Permian Corp. Shares shall be distributed to New Permian Corp.
Estimated Allowed Amount: $21,500,000 Estimated Percentage Recovery:[8] 6.98%
____________________
8 Assumes that the claimant in Class 6 is not a Receiving GUC Holder. The estimated percentage recovery for a Receiving GUC Holder that elects to receive New Permian Corp. Shares, instead of receiving a distribution from the GUC Cash Pool, is 4.5%.

Class and Designation	Impairment and Entitlement to Vote	Treatment under the Plan	Estimated Allowed Amount and Approx. Percentage Recovery
7A (Ongoing Trade Claims of LegacyCo)	Unimpaired (Not entitled to vote because deemed to accept)	Each holder of an Allowed Ongoing Trade Claim of LegacyCo shall receive Cash in an amount equal to such Allowed Ongoing Trade Claim of LegacyCo.	Estimated Allowed Amount: $5,200,000 Estimated Percentage Recovery: 100%
7B (Ongoing Trade Claims of New Permian Corp.)	Unimpaired (Not entitled to vote because deemed to accept)	Each holder of an Allowed Ongoing Trade Claim of New Permian Corp. shall receive Cash in an amount equal to such Allowed Ongoing Trade Claim of New Permian Corp.	Estimated Allowed Amount: $150,000 Estimated Percentage Recovery: 100%
8 (Intercompany Claims)	Unimpaired (Not entitled to vote because deemed to accept)	All Allowed Intercompany Claims shall either be (a) canceled (or otherwise eliminated) and receive no distribution under the Plan or (b) Reinstated.	Estimated Allowed Amount: $0 Estimated Percentage Recovery: 0% / 100%
9 (Subordinated Claims)	Impaired (Not entitled to vote because deemed to reject)	Subordinated Claims are subordinated pursuant to the Plan and section 510 of the Bankruptcy Code. The holders of Subordinated Claims shall not receive or retain any property under the Plan.	Estimated Allowed Amount: $0 Estimated Percentage Recovery: N/A
10 (Intercompany Interests)	Unimpaired (Not entitled to vote because deemed to accept)	All Allowed Intercompany Interests shall either be (a) canceled (or otherwise eliminated) and receive no distribution under the Plan or (b) Reinstated.	Estimated Allowed Amount: N/A Estimated Percentage Recovery: 0% / 100%
11 (Existing BBEP Equity Interests)	Impaired (Not entitled to vote because deemed to reject)	On the Effective Date, all Existing BBEP Equity Interests shall be canceled and all holders of Existing BBEP Equity Interests shall not receive or retain any property under the Plan.	Estimated Allowed Amount: N/A Estimated Percentage Recovery: 0%

F.	Disclosure Statement Enclosures
The following three enclosures accompany this Disclosure Statement:

1.
Disclosure Statement Approval Order. A copy of the Disclosure Statement Approval Order, without exhibits which, among other things, approves this Disclosure Statement, establishes procedures for voting on the Plan (the “Voting Procedures”), and schedules the Confirmation Hearing and the deadline for objecting to confirmation of the Plan.

2.
Confirmation Hearing Notice. A copy of the notice of the Voting Deadline and, among other things, notice of the date, time, and place of the Confirmation Hearing and the deadline for filing objections to confirmation of the Plan (the “Confirmation Hearing Notice”).

3.
Ballots. One or more Ballots (and return envelopes) for voting to accept or reject the Plan unless you are not entitled to vote because you are (a) not impaired under the Plan and are presumed to accept the Plan, (b) deemed to reject the Plan, or (c) a holder of a

Claim subject to an objection filed by the Debtors, which Claim is temporarily disallowed for voting purposes. See Section VIII of this Disclosure Statement for an explanation of which parties are entitled to vote and a description of the Voting Procedures.

G.	Inquiries
If you have any questions about the packet of materials you have received, please contact Prime Clerk LLC, the Debtors’ voting agent (the “Voting Agent”), at 1-855-851-7887 (domestic toll-free) or 1-917-258-6103 (international). Additional copies of this Disclosure Statement, the Plan, or the Plan Supplement are available upon written request made to the Voting Agent at the following address:
Breitburn Energy Partners LP
c/o Prime Clerk, LLC
830 Third Avenue, 3rd Floor
New York, NY 10022
Copies of this Disclosure Statement, which includes the Plan and the Plan Supplement (when filed) are also available on the Voting Agent’s website, http://cases.primeclerk.com/breitburn. PLEASE DO NOT DIRECT INQUIRIES TO THE BANKRUPTCY COURT.
II.
OVERVIEW OF THE DEBTORS’ OPERATIONS

A.	The Debtors’ Corporate Structure
BBEP was formed in 2006 after its predecessor, Breitburn Energy Company, determined that a portion of the company would go public as a master limited partnership. BBEP successfully completed its initial public offering in October 2006, listing as “BBEP” on the NASDAQ exchange. On May 16, 2016, the Listing Qualifications Department of The Nasdaq Stock Market LLC notified BBEP of its determination to delist BBEP’s common units from the NASDAQ exchange. On June 10, 2016, NASDAQ filed a Form 25-NSE with the SEC to remove BBEP’s securities from listing and registration on NASDAQ.
The organizational structure of the Debtors as of the Petition Date is set forth below:

B.	The Debtors’ Business Operations
The Debtors are an independent oil and gas partnership engaged in the acquisition, exploitation and development in the United States of oil and natural gas properties, midstream assets,9 and a combination of ethane, propane, butane, and natural gasolines that when removed from natural gas become liquid under various levels of higher pressure and lower temperature (“NGL”). The Debtors conduct their operations through BBEP’s wholly-owned subsidiary, Breitburn Operating LP (BOLP), and BOLP’s general partner, Breitburn Operating GP LLC (BOGP).
The Debtors’ assets consist primarily of producing and non-producing oil, NGL, and natural gas reserves located in seven producing areas:

1)
Midwest (Michigan, Indiana, and Kentucky): As of December 31, 2016, Midwest properties approximated 20% of the Debtors’ total estimated proved reserves. The Antrim Shale underlies the Midwest properties and tends to produce relatively predictable amounts of natural gas, with an average expected life of greater than 14 years. Growth opportunities for the Antrim Shale include infill drilling and recompletions, horizontal drilling, and bolt-on acquisitions. Non-Antrim Shale interests include the Prairie du Chien, Richfield, Detroit River Zone III and Niagaran pinnacle reefs.

____________________
9 The term “midstream assets” refers to transmission and gathering pipelines, gas processing plants, NGL recovery plants, a controlling interest in a salt water disposal company and the 120-mile Transpecto Pipeline.

2)
Ark-La-Tex (Arkansas, Louisiana, and East Texas): As of December 31, 2016, the Ark-La-Tex properties approximated 17% of the Debtors’ total estimated proved reserves. The Ark-La-Tex area includes properties located in southern Arkansas, northern Louisiana and eastern Texas. These properties produce from formations including the Cotton Valley Sand, Haynesville Sand, Woodbine Sand and Smackover Carbonate.

3)
Permian Basin: As of December 31, 2016, the Permian Basin properties approximated 22% of the Debtors’ total estimated proved reserves. The Permian Basin properties are primarily located in the southern Midland Basin and Eastern Shelf in Texas and New Mexico.

4)	Other Operating Regions: The following table summarizes the Debtors’ other operating regions, which as of December 31, 2016 comprise the remaining 41% of the Debtors’ total estimated proved reserves.

Operating Region	Description	Average Daily Production in 2016 (Boe/d)	Percentage of Total Estimated Proved Reserves
Mid-Continent	Properties located in western Oklahoma, southwestern Kansas and the Texas Panhandle. These properties produce from regionally significant geologic formations such as the Cottage Grove, Morrow, Atoka, Redfork and Lansing.	5,881	15%
Rockies	Properties in the Powder River Basin in eastern Wyoming and Wind River and Big Horn Basins in central Wyoming and natural gas properties in the Evanston and Green River Basins in southwestern Wyoming. The Debtors also own non-operated producing assets in Weld County, Colorado.	5,874	12%
Southeast	Significant holdings in two major geologic trends, the Sunniland trend in southwest Florida and the Jay trend in the northwest Florida Panhandle. These properties produce from the Cretaceous formations of the South Florida Basin and the Smackover Carbonate formation, respectively.	4,769	7%
California	Several large, complex oil fields within the Los Angeles Basin. The Debtors also operate oil properties in the San Joaquin Basin in Kern County, California.	4,149	7%
The Debtors generally do not hold 100% of the interests in any real property in which they have interests. The Debtors and the other interest holders usually enter into joint operating agreements to govern the parties’ responsibilities with respect to the land, including which party will be responsible for the exploration and production of the oil and gas thereon. As of December 31, 2016, the Debtors operate or have working interests in approximately 11,900 gross operating oil and gas wells, and approximately 8,000 net oil and gas wells. The Debtors own interests in approximately 623,000 net acres and had estimated proved reserves, as of December 31, 2016, of 205.3 million barrels of oil equivalent of which approximately 55% was oil, 9% was NGLs, and 36% was natural gas. The Debtors maintain operational control over approximately

89% of their proved reserves. The Debtors’ production in 2016 was 18.3 million barrels of oil equivalent, of which approximately 52% was oil, 11% was NGLs, and 37% was natural gas.
Before the Petition Date, the Debtors’ long-term business strategy had consistently been to manage their oil, NGL, and natural gas producing properties for the purpose of generating cash flow and making distributions to their economic stakeholders. The Debtors’ core investment strategy included the following principles:

●	Acquire long-lived assets with low-risk exploitation and development opportunities;

●	Optimize reserve recovery by using technical expertise and state-of-the-art technologies;

●	Reduce cash flow volatility through commodity price and interest rate derivatives; and

●	Maximize asset value and distributable cash flow through operating expertise.
In particular, the strategic selection of the right oil and gas acquisitions was a focal point of the Debtors’ business strategy before the severe oil and gas price decline that began at the end of 2014 and that adversely affected the entire industry.
The Debtors manage their assets and perform other administrative services, such as accounting, corporate development, finance, land administration, legal, and engineering through BBEP’s wholly-owned subsidiary, Breitburn Management Company LLC (BMC). As the operator, BMC designs and manages the development of wells and supervises operation and maintenance activities on a day-to-day basis. BMC does not own any drilling rigs or other oil field services equipment used for drilling or maintaining wells on properties that it operates. Instead, BMC employs independent contractors to provide all the equipment and personnel associated with these activities. In addition to independent contractors, the Debtors’ work force includes, as of December 31, 2016, 671 employees. All employees are employed by BMC and none of the employees are party to any collective bargaining agreements.

C.	Prepetition Capital Structure

1.	MLP Common and Preferred Units
As of June 30, 2017, BBEP had approximately 213.8 million common units representing limited partnership interests outstanding. BBEP also had, as of June 30, 2017, 8 million 8.25% Series A Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units”) outstanding, and 49.6 million 8% Series B Perpetual Convertible Preferred Units (“Series B Preferred Units”) outstanding.

2.	Indebtedness
The Debtors are composed of entities incorporated or organized in Delaware, Wyoming, California, Michigan, Virginia, and Texas. All of the Debtors are direct and indirect subsidiaries of BBEP, and together, constitute the issuers or guarantors of the Debtors’ funded debt.

As of the Petition Date, the Debtors had approximately $3.1 billion in total outstanding funded debt:

Debt	Approximate Principal Amount Outstanding ($mm)
First Lien Revolving Credit Facility	$1,242[10]
9.25% Senior Secured Second Lien Notes due 2020	$650
7.875% Senior Unsecured Notes due 2022	$850
8.625% Senior Unsecured Notes due 2020	$305
Total Debt	$3,047
The below description of the Debtors’ prepetition indebtedness is for informational purposes only and is qualified in its entirety by reference to the specific agreements evidencing the indebtedness.

(a)	Revolving Credit Facility
Prior to the Petition Date, the Debtors were party to the Third Amended and Restated Credit Agreement, dated November 19, 2014 (as amended, the “Revolving Credit Agreement”), with the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders. Pursuant to the Revolving Credit Agreement, the Revolving Credit Facility Lenders provided the Debtors with revolving loans and letters of credit (the “Revolving Credit Facility”).
The obligations under the Revolving Credit Agreement are secured by first priority liens on and security interests in substantially all of the Debtors’ property and assets (collectively, the “Prepetition Collateral”). As of the Petition Date, approximately $1.25 billion in principal amount was outstanding under the Revolving Credit Facility, including approximately $45.3 million of outstanding but undrawn letters of credit. As discussed below, the amount outstanding under the Revolving Credit Facility was reduced by the payment of approximately $450 million of hedge proceeds in July 2017, as authorized by an Order of the Bankruptcy Court (ECF No. 1451).

(b)	Secured Notes
On April 8, 2015, the Debtors issued $650 million of 9.25% senior secured second lien notes due 2020 (the “Secured Notes”) pursuant to an Indenture dated April 8, 2015 (as amended, the “Secured Notes Indenture”), between BBEP, BOLP, and Breitburn Finance, as issuers, each of the guarantors named therein, and Delaware Trust Company, as successor indenture trustee. The obligations under the Secured Notes Indenture are secured by liens on the Prepetition Collateral that are junior and subordinate to the liens securing the obligations under the Revolving Credit Agreement.
____________________
10 As discussed herein, pursuant to an Order of the Bankruptcy Court (ECF No. 1451), this principal amount has been reduced to approximately $750 million.

(c)	8.625% Unsecured Notes
On October 6, 2010, the Debtors issued 8.625% senior notes due 2020 (the “8.625% Unsecured Notes”) in an aggregate principal amount of $305 million, pursuant to an Indenture dated October 6, 2010 (as amended), between BBEP, Breitburn Finance, each of the other Debtors named therein as guarantors, and Wilmington Trust Company, as successor indenture trustee. As of the Petition Date, the entire principal amount of the 8.625% Unsecured Notes was outstanding. The 8.625% Unsecured Notes are unsecured.

(d)	7.875% Unsecured Notes
On January 13, 2012, the Debtors issued 7.875% senior notes due in 2022 (the “7.875% Unsecured Notes” and together with the 8.625% Unsecured Note, the “Unsecured Notes”) in an aggregate principal amount of $250 million, pursuant to an indenture dated January 13, 2012 (as amended), among BBEP, Breitburn Finance, each of the other Debtors named therein as guarantors, and Wilmington Trust Company, as successor indenture trustee. On September 27, 2012, the Debtors issued an additional $200 million in aggregate principal amount of 7.875% Unsecured Notes. On November 22, 2013, the Debtors issued $400 million in aggregate principal amount of additional 7.875% Unsecured Notes. As of the Petition Date, the entire principal amount of $850 million of the 7.875% Unsecured Notes was outstanding. The 7.875% Unsecured Notes are unsecured and are pari passu with the 8.625% Unsecured Notes.

3.	Derivative and Hedge Agreements
Because the Debtors’ revenues and cash flow are sensitive to oil and natural gas prices, historically and before the Petition Date, BOLP regularly entered into commodity derivative contracts (the “Hedge Agreements”) intended to achieve more predictable cash flow and to reduce the Debtors’ exposure to adverse fluctuations in the price of oil and natural gas. The Debtors maintained the Hedge Agreements for a significant portion of their oil and gas production. Notably, all of the counterparties to the Hedge Agreements were lenders (or affiliates of lenders) under the Revolving Credit Facility. As a consequence of the commencement of the Chapter 11 Cases, all Hedge Agreements were terminated. After such termination, the Debtors were owed approximately $450 million by the applicable Hedge Agreement counterparties. Pursuant to an Order of the Bankruptcy Court dated July 17, 2017 (ECF No. 1451), the Bankruptcy Court authorized the application of such amount to the amounts owed by the Debtors to the hedge counterparties, and thereafter as a dollar-for-dollar reduction of the amounts outstanding under the Revolving Credit Facility. As a result of such application, the outstanding principal amount under the Revolving Credit Facility was reduced to approximately $750 million.

4.	Trade Payables
In the ordinary course of their business, the Debtors incur trade debt with numerous vendors in connection with their operations. The Debtors estimate that as of the Petition Date their outstanding trade payables total approximately $50 million.

D.	Events Leading to Commencement of the Chapter 11 Cases

1.	The Oil and Gas Industry Experiences Fundamental Changes
Since early 2014, the persistent and severely distressed market conditions in the oil and gas industry have negatively impacted all levels of the industry, with a particularly adverse impact on upstream companies that produce oil and gas. Notably, natural gas prices were depressed for a significant period of time and the precipitous decline in crude oil prices since 2014 was virtually unprecedented, with prices well below what anyone in the business could have reasonably anticipated, and resulted in a substantial decline in revenue, reserves, and asset values across the spectrum.
For example, in 2016, the West Texas Intermediate (“WTI”) spot price averaged approximately $43 per barrel (“Bbl”), compared with approximately $48 per Bbl in 2015 and $93 per Bbl in 2014. During 2016, the WTI monthly average ranged from a monthly average low of $30 per Bbl in January and a monthly average high of $52 per Bbl in December. Historically, there has been a strong relationship between changes in NGL and crude oil prices. NGL prices are correlated to North American supply and petrochemical demands. Lower crude oil prices not only decrease revenues, but may also reduce the amount of crude oil that can be produced economically and therefore lower crude oil reserves.
The following chart sets forth the WTI crude oil spot pricing historical data from January 2014 to October 10, 2017.

2.	Stabilization Efforts
The Debtors were not immune to these severely adverse market conditions and its impact on their reserves, cash flow, borrowing capacity, and ability to service their outstanding indebtedness. Consequently, commencing in 2015, the Debtors took significant efforts to respond to this crisis by initiating a series of financial and operational actions set forth below:

●	In January 2015, the Debtors reduced distributions to common unitholders by 52% from $2.08 per unit to $1.00 per unit on an annualized basis.

●
In April 2015, the Debtors raised approximately $1 billion by issuing the Secured Notes and Series B Preferred Units, the net proceeds of which were used to repay borrowings under the Revolving Credit Facility. The Debtors also further reduced their distributions to common unitholders by another 50%, from $1.00 per unit to $0.50 per unit on an annualized basis.

●
In connection with the April 2015 capital raise, the Debtors negotiated a redetermination of their borrowing base to $1.8 billion under the Revolving Credit Facility for one year, which provided stable liquidity in 2015.

●
The Debtors reduced their general, administrative, and technical workforce in 2015 by over 60 positions through a combination of a workforce reduction plan, resignations, and early retirements. The Debtors also reduced their general, administrative and technical workforce by an additional 20% in 2016.

●
The Debtors significantly reduced their capital spending, focusing primarily on drilling and rate-generating projects and carbon dioxide purchases that are designed to increase either production or reserves.

●	In November 2015, the Debtors suspended the payment of distributions on their common units, which preserved approximately $9 million per month in cash expenditures.

3.	Prepetition Restructuring Efforts
Despite these efforts, however, and the moderate increase in crude oil prices in the weeks before the Petition Date, the Debtors’ revenue and cash flow generating capacity was insufficient to service their outstanding debt on a long-term basis and to maintain the liquidity necessary to operate their business and preserve their long-term viability and enterprise value.
In view of the circumstances and the inevitable reduction of their borrowing base under the Revolving Credit Agreement, the Debtors focused their attention and resources on preserving liquidity and developing a strategy to implement a comprehensive restructuring that would right-size their balance sheet and maximize value for their economic stakeholders. In furtherance of this effort, commencing April 2016, the Debtors initiated preliminary discussions with the Revolving Credit Facility Agent and the Second Lien Noteholders with respect to a significant deleveraging transaction and also started discussions with advisors retained by an ad hoc group of holders of both series of the Unsecured Notes.
On April 15, 2016, an aggregate of approximately $46.7 million in interest payments became due and payable on the Unsecured Notes. Pursuant to the provisions of the indentures governing the Unsecured Notes, there was a 30-day grace period for the payment of interest before an event of default matured thereunder - that grace period expired on May 16, 2016. To preserve their liquidity while pursuing restructuring negotiations, the Debtors elected not to pay the interest on April 15, 2016 and to take advantage of the grace period.
Although the Debtors’ discussions and negotiations with their several creditor constituencies were productive, it became clear that the negotiations could not be concluded and an appropriate restructuring consummated on an out-of-court basis in a timeframe that would assure the Debtors’ ongoing access to sufficient liquidity to operate their business. The need for liquidity was particularly urgent because of the imminent expiration of the grace period to pay interest on the Unsecured Notes, the cross-defaults to other indebtedness that would ensue, the resultant inability to borrow under the Revolving Credit Facility, and the risk of precipitous remedial action on the Debtors’ hedging assets, among other things, that could have a significant adverse impact on the Debtors’ ongoing operations with the attendant severe impairment of value. Under the circumstances, the Debtors had no reasonable alternative but to seek relief under chapter 11.
III.
OVERVIEW OF THE CHAPTER 11 CASES

A.	Commencement of Chapter 11 Cases
On May 15, 2016, the Debtors commenced the Chapter 11 Cases. The Debtors believed that the chapter 11 process would not only assure the Debtors’ continued access to sufficient liquidity necessary to maximize enterprise value but would also provide a forum to continue the restructuring negotiations in an atmosphere most conducive to achieving a successful result. The Debtors continue managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

B.	First Day Motions
On the Petition Date, the Debtors filed multiple motions seeking various relief from the Bankruptcy Court to enable the Debtors to facilitate a smooth transition into chapter 11 (the “First Day Motions”). The Bankruptcy Court granted substantially all of the relief requested in the First Day Motions and entered various orders authorizing the Debtors to, among other things:

●	Continue paying employee wages and benefits;

●	Continue the use of the Debtors’ cash management system, bank accounts, and business forms;

●	Continue insurance programs and the processing of workers’ compensation Claims;

●	Continue the Debtors’ surety bond program;

●	Pay certain prepetition taxes and assessments;

●	Pay certain royalty interests;

●	Pay certain joint interest billings, operating expenses, and shipping and delivery charges;

●	Establish procedures for utility companies to request adequate assurance of payment and to prohibit utility companies from altering or discontinuing service; and

●	Obtain senior secured superpriority financing and use cash collateral.

C.	Procedural Motions
Throughout the Chapter 11 Cases, the Bankruptcy Court has entered various orders regarding procedural issues common to chapter 11 cases of similar size and complexity, including orders authorizing and establishing procedures for de minimis asset transactions (ECF No. 602), authorizing the Debtors to employ professionals used in the ordinary course of business (ECF No. 297), and establishing procedures for the interim compensation and reimbursement of expenses of professionals (ECF No. 132).

D.	Appointment of Creditors’ Committee
On May 26, 2016, the Creditors’ Committee was appointed by the Office of the United States Trustee for Region 2 (the “U.S. Trustee”) pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in the Chapter 11 Cases. The initial members of the Creditors’ Committee were Ares Special Situations Fund IV, L.P. (“Ares”), BPC UKI LP (“BPC”), and Wexford Spectrum Investors, LLC (“Wexford”). Ares, Wexford, and BPC have resigned from the Creditors’ Committee. On October 6, 2017, the U.S. Trustee appointed Transpetco Transport Co. and Wilmington Trust Company (which previously served ex officio) to the Creditors’ Committee. On October 30, 2017, the U.S. Trustee appointed Ronald Jay Lichtman to the Creditors’ Committee.
The Creditors’ Committee retained Milbank, Tweed, Hadley & McCloy LLP as its attorneys; Houlihan Lokey Capital, Inc. as its investment banker; Berkeley Research Group, LLC as its financial adviser; Prime Clerk LLC as its information agent; Porter Hedges LLP as special counsel; and Quinn Emanuel Urquhart & Sullivan LLP as conflicts counsel.

E.	Appointment of Equity Committee
On November 15, 2016, the Official Committee of Equity Security Holders (the “Equity Committee”) was appointed by the U.S. Trustee pursuant to section 1102 of the Bankruptcy Code to represent the interests of the Debtors’ preferred and common interest holders in the Chapter 11 Cases. The Equity Committee currently consists of Andrew M. Parker, Gerald Epling, Jim Lemezis, Robert Menjivar, Rodger R. Stelter (Beneficiary for Rodger R. Stelter 401k), John Myrick, and Ira Wilsker. The Equity Committee retained Proskauer Rose LLP as its attorneys; Carl Marks & Co. as its financial advisor; and Barchan Advisory Services Ltd. as its engineering consultant.

F.	Claims Reconciliation Process
On August 23, 2016, the Bankruptcy Court entered an order (the “Bar Date Order”), which, among other things, (1) established October 14, 2016 at 5:00 p.m. (the “Bar Date”) as the deadline for certain persons and entities to file proofs of Claim in the Chapter 11 Cases and (2) approved the form and manner of the Bar Date notice. The Debtors provided notice of the Bar Date as required by the Bar Date Order. As of August 31, 2017, approximately 3,100 proofs of Claim had been filed against the Debtors in the aggregate amount of approximately $3.8 billion.

The Debtors continue to review, analyze, reconcile, and file objections to the filed Claims. The Debtors have identified many Claims they believe should be disallowed because they are, among other things, duplicative, without merit, overstated, or have already been paid pursuant to Orders of the Bankruptcy Court. Accordingly, the Debtors have filed 25 omnibus objections to approximately 2,000 Claims. As of August 31, 2017, the Bankruptcy Court has disallowed approximately $230 million of Claims. Because the process of analyzing and objecting to Claims is ongoing, the amount of disallowed Claims may change significantly in the future.

G.	Exclusivity
Section 1121(b) of the Bankruptcy Code provides for a period of 120 days after the commencement of a chapter 11 case during which time a debtor has the exclusive right to file a plan of reorganization (the “Exclusive Plan Period”). In addition, section 1121(c)(3) of the Bankruptcy Code provides that if a debtor files a plan within the Exclusive Plan Period, it has a period of 180 days after commencement of the chapter 11 case to obtain acceptances of such plan (the “Exclusive Solicitation Period,” and together with the Exclusive Plan Period, the “Exclusive Periods”). Pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend the Exclusive Periods.
The Bankruptcy Court has entered several orders extending the Exclusive Periods. The Exclusive Periods currently remain in effect and may be further extended by the Bankruptcy Court through no later than January 15, 2018.

H.	Employee Compensation Matters
As of the Petition Date, the Debtors employed approximately 700 employees. The Debtors have historically maintained incentive and compensation programs designed to attract, retain, or incentivize (as appropriate) employees.
On July 27, 2016, the Debtors filed the Motion of Debtors Pursuant to 11 U.S.C. §§ 105, 363(b), and 503(c)(3) for Entry of an Order Approving Debtors’ Retention and Incentive Programs for Certain Key Employees (the “Employee Programs Motion”, ECF No. 309) seeking approval of the Employee Programs (as defined and described in the Employee Programs Motion). In August and September 2016, the Bankruptcy Court entered Orders approving the relief sought in the Employee Programs Motion (ECF Nos. 434 and 548).
On February 1, 2017, the Debtors filed the Motion of Debtors Pursuant to 11 U.S.C. §§ 105, 363(b), and 503(c)(3) for Entry of an Order Approving Debtors’ 2017 Retention and Incentive Programs for Certain Key Employees (the “2017 Employee Programs Motion”, ECF No. 992), seeking approval of the 2017 Employee Programs (as defined and described in the 2017 Employee Programs Motion). On March 6, 2017, the Bankruptcy Court entered an Order approving the relief sought in the 2017 Employee Programs Motion (ECF No. 1058).
Both the Employee Programs Motion and the 2017 Employee Programs Motion provided for a retention program for certain key employees, and incentive-based programs for more senior-level employees, including the Debtors’ senior management. The incentive payments are tied to customary industry performance metrics measured 50% by oil and gas production and 50% by lease operating expense reductions. All of the programs provide for cash payments.

I.	Executory Contracts and Unexpired Leases
As of the Petition Date, the Debtors were parties to or held thousands of oil and gas leases and interests in oil and gas leases in numerous forms, including surface leases, subsurface leases, rights of way, easements, real property licenses, royalty interests, net profits interests, overriding royalty interests, and similar agreements (collectively, the “Oil and Gas Leases”).
By Order dated August 22, 2016, the initial 120-day period for the Debtors to assume, assign, or reject unexpired leases of nonresidential real property was extended through December 12, 2016 (ECF No. 447). On November 23, 2016, the Debtors filed a motion to assume all unexpired leases of nonresidential real property (including all oil and gas leases) not previously assumed or rejected (ECF No. 765). On December 13, 2016, the Bankruptcy Court entered an Order granting the Debtors’ motion to assume substantially all unexpired nonresidential real property leases not previously assumed or rejected and subject to section 365 of the Bankruptcy Code, including all Oil and Gas Leases (and other than certain federal or tribal oil and gas leases) (ECF No. 838). Pursuant to a stipulation with the United States government (ECF No. 815), the deadline to assume or reject unexpired leases of nonresidential real property on federal or tribal lands was extended to the date on which the Bankruptcy Court enters an Order confirming the Plan.
During the Chapter 11 Cases, the Debtors have filed motions to reject certain leases of nonresidential real property. On July 6, 2016, the Debtors filed a motion to reject a certain lease for premises located at 600 Travis Street, Houston Texas, effective as of May 31, 2016 (ECF No. 234). After the Debtors resolved the landlord’s objection (ECF No. 265), the Bankruptcy Court entered an Order approving the rejection on November 30, 2016 (ECF No. 772). On September 1, 2016, the Debtors filed a motion to, among other things, reject a lease located at 1401 McKinney Street, Houston, Texas (ECF No. 478) and on September 23, 2016, the Bankruptcy Court entered an Order approving, among other things, such rejection (ECF No. 478).

J.	Second Lien Proof of Claim and Disputes Related Thereto
The Plan incorporates and reflects a global compromise and settlement of issues related to the Debtors’ prepetition indebtedness, including certain issues raised in the Chapter 11 Cases as to the aggregate amount of the Allowed Claim held by the Second Lien Noteholders and the enforceability of certain liens securing such claims.
As described in Section II(C)(2)(b), on April 8, 2015, the Debtors closed a private offering of approximately $650 million of Secured Notes. The Secured Notes are secured by a second priority lien on substantially all of the Debtors’ assets, and under the agreements relating to the issuance of the Secured Notes, EIG Redwood Equity Aggregator LP (“EIG”) was permitted to appoint a seat on the board of Breitburn GP LLC, the general partner of BBEP. On October 10, 2016, the trustee for the Secured Notes filed proof of claim 1855 (the “Second Lien Proof of Claim”), which asserted Secured Notes Claims of approximately $793.3 million, including: (a) $650 million in outstanding principal amount of Secured Notes, (b) unpaid interest on the Secured Notes of approximately $7.5 million, and (c) a make-whole or prepayment premium of approximately $134 million, plus interest on all other Obligations (as defined in the Secured Notes Indenture), fees, costs, and indemnities.

On December 19, 2016, the Creditors’ Committee (a) objected to the Second Lien Proof of Claim on the basis that the make-whole claim asserted by the Second Lien Noteholders is not allowable because, among other reasons, the holders of Secured Notes may be reinstated and that it overcompensates the Second Lien Noteholders if they also receive postpetition interest, (b) sought conditional standing to prosecute certain claims relating to certain mortgages securing the Secured Notes on the basis that such mortgages constituted preferential transfers under the Bankruptcy Code or applicable state law, and, therefore, were subject to avoidance; and (c) sought clarification that the stipulations in the final order authorizing the Debtors to obtain postpetition senior secured superpriority financing, authorizing the Debtors’ limited use of cash collateral, and granting adequate protection to the prepetition secured parties (“Final DIP Order,” ECF No. 431) did not apply to estate claims against the Debtors’ current or former directors and officers (the “Standing Motion and Claim Objection,” ECF No. 867).
Various responsive pleadings have been filed to the Standing Motion and Claim Objection by parties in interest, including by the Revolving Credit Facility Agent and the DIP Facility Agent (ECF No. 1082), the Equity Committee (ECF No. 1084), the Secured Notes Indenture Trustee (ECF No. 1085), certain of the Second Lien Noteholders (the “Second Lien Group’s Objection to Standing Motion and Claim Objection,” ECF No. 1083), and the Debtors (“Debtors’ Objections to Standing Motion and Claim Objection,” ECF No. 1086).
In the Second Lien Group’s Objection to Standing Motion and Claim Objection, the responding Second Lien Noteholders asserted that the Creditors’ Committee claims were meritless, the Creditors’ Committee’s objection to the Second Lien Proof of Claim was premature, and the Creditors’ Committee’s request for clarification was untimely. Specifically, the responding Second Lien Noteholders argued that none of the claims the Creditors’ Committee sought conditional standing to pursue had merit: (a) the mortgages the Creditors’ Committee sought to avoid as preferential transfers were protected from avoidance under section 546(e) of the Bankruptcy Code as transfers to a financial institution in connection with a securities contract; (b) the transfers were made more than 90 days before the Petition Date; and (c) the Creditors’ Committee had offered no basis to support their claim that EIG was an insider of the Debtors at the time of the alleged preference. The responding Second Lien Noteholders also argued that none of the Creditors’ Committee’s other claims asserted against the Second Lien Noteholders as a whole had any merit: (a) the Creditors’ Committee contended that certain mortgages securing the Second Lien Notes were improperly perfected, but made no effort to identify the allegedly defective mortgages; (b) although the Creditors’ Committee had otherwise failed to identify specific liens subject to a defect or what those alleged defects were; and (c) the Creditors’ Committee’s claim that certain of the Debtors’ assets were unencumbered could be resolved by stipulation and not litigation. Finally, the responding Second Lien Noteholders asserted that the Creditors’ Committee’s objection to the make-whole claim was premised on contingencies that would be addressed through plan negotiations and confirmation proceedings, and therefore was not ripe for adjudication.
In the Debtors’ Objection to Standing Motion and Claim Objection, the Debtors likewise objected to the Standing Motion and Claim Objection, arguing that it was premature. Specifically, the Debtors asserted that the Standing Motion and Claim Objection, by its own admission, was premature because the Creditors’ Committee specifically stated that it was not seeking to commence litigation against any defendant at the time. Even if the Standing Motion and Claim Objection was not premature, the Debtors argued that the Standing Motion and Claim Objection was meritless: (a) the transactions that the Creditors’ Committee sought to unwind were protected under the safe harbor provisions of section 546(e) of the Bankruptcy Code; (b) the mortgages the Creditors’ Committee sought to unwind were not granted to “insiders,” as that term is defined under section 547 of the Bankruptcy Code; (c) even if EIG could somehow be considered an insider, the mortgages in question constituted a substantially contemporaneous exchange and were therefore not subject to avoidance; (d) the Debtors agreed with the Creditors’ Committee that certain of the Debtors’ assets were unencumbered, but that the combined value of such unencumbered assets did not exceed $65 million, and litigation was unnecessary to resolve the matters; and (e) the Creditors’ Committee’s attempt to clarify the scope of the releases provided for in the Final DIP Order was procedurally improper. The Debtors, however, also asserted that certain amounts claimed in the Second Lien Proof of Claim for interest were not allowable.
To date, the Bankruptcy Court has not conducted a hearing on the Standing Motion and Claim Objection, which has been repeatedly adjourned by agreement of the parties, including the Creditors’ Committee. No findings of fact or rulings have been issued in connection with the Standing Motion and Claim Objection. After a consideration of the parties’ respective positions and arguments, the Debtors continue to believe that the issues and claims raised in the Standing Motion and Claim Objection (other than issues related to postpetition interest) lack merit, which in the Debtors’ business judgment would yield no benefit to the estates to pursue.
To avoid the time, expense, and delay associated with the litigation of the claims asserted in the Standing Motion and Claim Objection, the Plan incorporates a compromise and settlement of those matters. More specifically, under the Plan, the Second Lien Noteholders have agreed to accept the distribution of 92.5% of the equity of LegacyCo in full settlement and satisfaction of their claim, which they have asserted, and solely for purposes of the Plan all parties to the Restructuring Support Agreement have agreed, should be allowed in the amount of $793.3 million plus accrued unpaid pre- and postpetition default interest on all outstanding obligations, costs, fees, indemnities, and all other obligations payable under the Secured Notes Indenture.11 Furthermore, in light of the settlement of disputes among the parties, the Creditors’ Committee has agreed that the prosecution of the Standing Motion and Claim Objection will be held in abeyance and that, upon the Effective Date of the Plan, the Standing Motion and Claim Objection will be withdrawn and deemed withdrawn with prejudice.
In view of the cost, expense, and, in particular, the uncertainties attendant to litigation, including evolving applicable law, the Debtors believe that the compromise and settlement embodied in the Plan is reasonable and constitutes a fair, equitable, and appropriate resolution of all claims asserted in the Standing Motion and Claim Objection.
____________________
11 If the Plan is not confirmed or the Effective Date does not occur, such allowed amount of the claim asserted by the Second Lien Noteholders will not be binding and will be without prejudice to the rights of all parties as to the allowed amount of the Secured Notes Claims.

K.	Postpetition Plan Negotiations
During the pendency of the Chapter 11 Cases, the Debtors have engaged in negotiations with a number of parties with respect to a plan of reorganization.
The Debtors initially developed a comprehensive business plan (the “Original Business Plan”) premised on the ongoing operation and development of all of their assets.  However, to fund the Original Business Plan, the Debtors required significant new capital.  To that end, commencing in June 2016, the Debtors directly engaged with the Revolving Credit Facility Lenders, the Second Lien Group, and the Creditors’ Committee regarding obtaining the financing necessary to fund the Original Business Plan and consummate a plan of reorganization.
Contemporaneously with the negotiations with the Revolving Credit Facility Lenders, the Second Lien Group, and the Creditors’ Committee, the Debtors sought financing from alternate sources.  In late 2016 and early 2017, the Debtors commenced negotiations with a group of Unsecured Noteholders regarding the potential for a sizeable equity infusion pursuant to a plan of reorganization.  These negotiations progressed for a significant period of time and involved substantial due diligence. As a result of, among other things, changes in the composition of the holders of the Unsecured Notes, the commitments to provide the necessary equity capital to pursue this plan formulation did not materialize.
Through mid-2017, the Debtors continued pursuing various options with respect to a plan of reorganization. These pursuits included negotiations with respect to potential plan structures with the Second Lien Group for new capital to be infused by that group. The Debtors also engaged in plan negotiations with the Unsecured Senior Notes Groups that collectively held a majority of the Unsecured Notes, as well as the Creditors’ Committee with respect to a plan that contemplated a substantial capital infusion. Those negotiations ended because, among other things, the Unsecured Senior Notes Groups insisted that the plan structure require a “cram up” of the Secured Notes, which the Debtors did not view as confirmable, appropriate, or supportable.
In mid-August 2017, the Unsecured Senior Notes Groups and the Second Lien Group became engaged in direct negotiations regarding a plan of reorganization involving (a) holders of Secured Notes receiving, in satisfaction of their claims, a substantial portion of the equity of LegacyCo that would own the Debtors’ assets, other than the Permian Assets, and (b) a new equity infusion through a rights offering, pursuant to which participants would receive 100% of the equity of New Permian Corp. which would own the Permian Assets and the balance of the equity of LegacyCo not distributed to holders of the Secured Notes. The Debtors were advised that the Second Lien Group and the Unsecured Senior Notes Groups were engaged directly and were advised that the groups were working to bridge gaps in their respective positions in an effort to champion a global settlement. The Debtors became directly involved in these negotiations, which resulted in the proposed plans of reorganization previously filed in the Chapter 11 Cases (ECF Nos. 1690 and 1807). After further good faith negotiations and a mediation session, discussed in Section III(M) of this Disclosure Statement, the Debtors and their key creditor constituencies, including the Creditors’ Committee, reached an agreement in principle regarding the restructuring embodied in the Plan that is being solicited pursuant to this Disclosure Statement.

L.	Certain Recent Postpetition Expressions of
Interest for Certain of the Debtors’ Assets
During 2017, certain third parties have submitted the following non-binding expressions of interest for certain of the Debtors’ assets, including certain assets in the Permian Basin that will be owned by New Permian Corp. pursuant to the Plan.

Party	Date	Assets Offered to Purchase	Amount of Offer	Material Offer Conditions
Diamondback Energy, Inc.	August 29, 2017	All of Debtors’ interests in oil, gas, minerals, and other related assets in Howard, Martin, Midland, and Glasscock Counties, Texas, and all infrastructure relating to or associated with such assets.	$675,000,000 (subject to adjustment based on due diligence)
●    Court approval of break-up fee of 2%.
●    Diamondback’s obligations subject to its satisfaction, in its sole discretion, as to confirmation of Debtors’ title to the Permian Basin assets.
●    Diamondback’s obligations subject to various conditions, including the Debtors meeting milestones, the lack of material adverse events before the closing date, negotiation of documentation satisfactory in all respects to Diamondback, and Court approval of stalking horse bid and related protections.

Monterey Oil & Gas Corporation	September 5, 2017	All of the Debtors’ assets in California.	$211,032,000 (subject to adjustment based on due diligence)
●    Court approval of break-up fee of 5%.
●    If the winning bidder is unable or unwilling to close the transaction, Monterey would receive a right of first refusal to honor its original bid price, or in lieu of honoring its original bid, to receive the 5% breakup fee and reimbursement of expenses.
●    Financial sponsor of Monterey bid to have final approval rights over Monterey’s bid.

Riverside Energy Michigan LLC	September 19, 2017	Indicative offer for Michigan Antrim Shale natural gas assets (does not include related oil production properties in Michigan).	$63,500,000 to $70,000,000 (subject to adjustment based on due diligence)	● Riverside will not participate in a competitive bid process, and the offer is automatically withdrawn if the offer is used in any way within a competitive process.
Diamondback Energy, Inc.	October 3, 2017 (superseded prior offer)	All of Debtors’ interests in oil, gas, minerals, and other related assets in Howard, Martin, Midland, and Glasscock Counties, Texas, and all infrastructure relating to or associated with such assets.	$725,000,000 (subject to adjustment based on due diligence)
●    Court approval of break-up fee of 2%.
●    Offer subject to Diamondback’s satisfaction, in its sole discretion, as to confirmation of Debtors’ title to the Permian Basin assets.
●    Diamondback’s obligations subject to various conditions, including the Debtors meeting milestones, the lack of material adverse events before the closing date, negotiation of documentation satisfactory in all respects to Diamondback, and Court approval of stalking horse bid and related protections.

N.	Postpetition Mediation
On November 16, 2017, the Bankruptcy Court entered an order (ECF No. 1830) appointing the Honorable Judge Robert D. Drain to serve as a mediator (the “Mediator”). On November 21,

2017, the Debtors, the Revolving First Lien Lenders, the Second Lien Group, the Unsecured Senior Notes Group, the Creditors’ Committee, the Unsecured Notes Indenture Trustee, the Equity Committee, and their respective principals and advisors, met in New York for a mediation session with the Mediator. After good faith negotiations, and with the assistance of the Mediator, the Debtors and their principal creditor constituencies (including the Creditors’ Committee) reached an agreement in principle, the terms and provisions of which are embodied in the Plan. As stated above, the Plan has the support of the Debtors’ key creditor constituencies, and the Debtors believe that the Plan is in the best interests of their economic stakeholders.
IV.
SUMMARY OF THE PLAN

A.	General
This section of the Disclosure Statement summarizes the Plan, a copy of which is annexed hereto as Exhibit A. This summary is qualified in its entirety by reference to the Plan. YOU SHOULD READ THE PLAN IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.
In general, a chapter 11 plan (1) divides claims and equity interests into separate classes, (2) specifies the consideration that each class is to receive under the plan and (3) contains other provisions necessary to implement the plan. Under the Bankruptcy Code, “claims” and “equity interests,” rather than “creditors” and “shareholders,” are classified because creditors and shareholders may hold claims and equity interests in more than one class. Under section 1124 of the Bankruptcy Code, a class of claims is “impaired” under a plan unless the plan (1) leaves unaltered the legal, equitable, and contractual rights of each holder of a claim in such class or (2) provides, among other things, for the cure of certain existing defaults and reinstatement of the maturity of claims in such class. Under the Plan, Classes 3, 4, 5A, 5B, 6, 9, and 11, are impaired under the Plan, and holders of Claims or Interests in such Classes are entitled to vote to accept or reject the Plan unless such Classes of Claims or Interests are deemed to reject the Plan or subject to an objection filed by the Debtors. Ballots are being furnished herewith to all holders of Claims in Classes 3, 4, 5A, 5B, and 6 that are entitled to vote to facilitate their voting to accept or reject the Plan. Classes 9 and 11 are deemed to reject the Plan and, therefore, Claims or Interests in such Classes will not vote on the Plan.

B.	Classification of Claims and Interests

1.	Classification in General
A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only if such Claim is an Allowed Claim in that Class and such Claim has not been satisfied, released, or otherwise settled before the Effective Date.

2.	Formation of Debtor Groups for Convenience Only
The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making distributions in respect of Claims against the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

3.	Summary of Classification of Claims and Interests
The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are: (a) Impaired or Unimpaired under the Plan; (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (c) deemed to accept or deemed to reject the Plan:

Class	Designation	Impairment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Other Secured Claims	Unimpaired	No (deemed to accept)
3	Revolving Credit Facility Claims	Impaired	Yes
4	Secured Notes Claims	Impaired	Yes
5A/5B	Unsecured Notes Claims	Impaired	Yes
6	General Unsecured Claims	Impaired	Yes
7A	Ongoing Trade Claims of LegacyCo	Unimpaired	No (deemed to accept)
7B	Ongoing Trade Claims of New Permian Corp.	Unimpaired	No (deemed to accept)
8	Intercompany Claims	Unimpaired	No (deemed to accept)
9	Subordinated Claims	Impaired	No (deemed to reject)
10	Intercompany Interests	Unimpaired	No (deemed to accept)
11	Existing BBEP Equity Interests	Impaired	No (deemed to reject)

C.	Treatment of Claims and Interests

1.	Class 1 - Priority Non-Tax Claims.
Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Claim, which different treatment shall be acceptable to the Requisite

Consenting Second Lien Creditors, on the Effective Date, each holder of an Allowed Priority Non-Tax Claim against any of the Debtors shall receive, in full satisfaction of such Claim, at the option of the Debtors, with the consent of the Requisite Consenting Second Lien Creditors: (a) Cash in an amount equal to the Allowed amount of such Claim, or (b) other treatment consistent with section 1129(a)(9) of the Bankruptcy Code; provided, that Priority Non-Tax Claims that arise in the ordinary course of the Debtors’ business, shall be paid in the ordinary course of business, and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to such transactions without further action by the holders of such Priority Non-Tax Claims or further approval by the Bankruptcy Court.

2.	Class 2 - Other Secured Claims.
Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment of such Claim, which different treatment shall be acceptable to the Requisite Consenting Second Lien Creditors and, to the extent that such different treatment adversely affects the Exit Facility, the Exit Facility Agent, each holder of an Allowed Other Secured Claim against any of the Debtors shall receive, at the option of the Debtors, with the consent of the Requisite Consenting Second Lien Creditors and, to the extent that such treatment adversely affects the Exit Facility, the Exit Facility Agent, and in full satisfaction of such Claim, either (a) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Other Secured Claim, (b) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (c) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event an Other Secured Claim against any of the Debtors is treated under clause (a) of this paragraph, the liens securing such Other Secured Claim shall be deemed released immediately upon payment.

3.	Class 3 - Revolving Credit Facility Claims.
The Revolving Credit Facility Claims shall be deemed Allowed in the amount of $747,316,435.62 with respect to principal and two interest rate derivative obligations plus such amounts as may be owing for any other outstanding “Obligations” (as such term is defined in the Revolving Credit Agreement) thereunder, including any accrued or hereafter accruing and unpaid interest thereon and any additional amounts, charges, fees and expenses (including any attorneys’, accountants’, appraisers’ and financial advisors’ fees and expenses that are chargeable or reimbursable under the Revolving Credit Documents) now or hereafter due under the Revolving Credit Documents.
(a)    Each holder of an Allowed Revolving Credit Facility Claim shall receive, on the Effective Date, in full and final satisfaction thereof: (i) Cash in an amount equal to such holder’s Pro Rata share of the Allowed Revolving Credit Facility Claims minus the original principal amount of the Exit Facility on the Effective Date of $400 million, and (ii) such holder’s Pro Rata share of the Exit Facility; provided that all Revolving Credit Facility Claims arising under any “Lender Derivative Contract” (as such term is defined in the Revolving Credit Agreement) shall be indefeasibly paid in full in Cash and shall not be included in the distributions or calculation of Pro Rata share in the immediately preceding clauses (i) and (ii).
(b)    Each holder of an Allowed Revolving Credit Facility Claim shall also have the right pursuant to the Revolver Option and the Revolver Option Procedures to convert all (but not less than all) of its amount of the Exit Facility received pursuant to Section 4.3(a)(ii) of the Plan to an equal amount of a revolving credit facility as provided in the Exit Facility Term Sheet and the Exit Facility Documents.
(c)    LegacyCo shall pay in full in Cash (other than as provided in section (a)(ii) above) all amounts payable with respect to the Revolving Credit Documents as provided in the DIP Facility Order.

4.	Class 4 - Secured Notes Claims.
The Secured Notes Claims shall be deemed Allowed solely for purposes of the Plan in the aggregate amount of $793,300,000, plus accrued unpaid pre and postpetition default interest on all outstanding obligations, costs, fees, indemnities, and all other obligations payable under the Secured Notes Indenture.
On the Effective Date, each holder of an Allowed Secured Notes Claim that is a Certified Holder, shall receive, in accordance with the Restructuring Transactions, in full satisfaction of such Claim, its Pro Rata share of 92.5% of the LegacyCo Units, which may be subject to dilution by the LegacyCo Management Incentive Plan.

5.	Class 5A/Class 5B - Unsecured Notes Claims.
The 7.875% Unsecured Notes Claims shall be deemed Allowed in the aggregate principal amount outstanding as of the Petition Date plus all accrued and unpaid interest owed as of the Petition Date. The 8.625% Unsecured Notes Claims shall be deemed Allowed in the aggregate principal amount outstanding as of the Petition Date plus all accrued and unpaid interest owed as of the Petition Date.
Class 5A: Each holder of an Allowed Unsecured Notes Claim that is an Eligible Offeree as of the Rights Offering Record Date, shall receive, in accordance with the Rights Offering and the Rights Offering Procedures, in full satisfaction of such Claim, the right to participate in the Rights Offering; provided that, any Eligible Offeree that is not a Backstop Party and has elected to participate in the Rights Offering on or before December 13, 2017 in accordance with the Early Election Procedures, will receive on the Effective Date their Pro Rata share (based on the respective Backstop Commitment Amounts (which includes the amounts committed in the Minimum Allocation Rights and the Rights Offering) of the Backstop Parties and the respective subscription amounts as to the rights exercised by Eligible Offerees by December 13, 2017) of the Put Option Premium. Any holder of an Allowed Unsecured Notes Claim that is an Eligible Offeree and elects not to participate in the Rights Offering shall receive no distribution whatsoever on account of its Allowed Unsecured Notes Claim; provided, that, if the Plan is subsequently amended at any time to provide for a consensual distribution to holders of Existing BBEP Equity Interests, then such holders shall receive a distribution in the amount agreed upon among the Debtors, the Requisite Consenting Second Lien Creditors, the Requisite Commitment Parties, and the Creditors’ Committee that is no less favorable than any distribution to holders of Existing BBEP Equity Interests.
Class 5B: Each holder of an Allowed Unsecured Notes Claim as of the Rights Offering Record Date that certifies, to the reasonable satisfaction of the Debtors in consultation with the Requisite Commitment Parties and the Creditors’ Committee, and subject to the rights of the Requisite Commitment Parties under Section 7.D of the Rights Offering Procedures, that it is not an Eligible Offeree shall receive through the AUNC Trust a number of shares of New Permian Corp. Shares having a value, based on the Permian Stock Value, equal to 4.5% of its Allowed Unsecured Notes Claim. Notwithstanding the foregoing, any Receiving AUNC Holder shall have the option to elect on the Ballot to receive instead Cash in the amount of 4.5% of its Allowed Unsecured Notes Claim with respect to any Senior Unsecured Notes held by it that have been held only by an Entity that is not an Eligible Offeree during the period from and after the Rights Offering Record Date through the Effective Date; provided, that, the sum of (a) the aggregate value of New Permian Corp. Shares distributed to the Receiving AUNC Holders and (b) the aggregate amount of Cash distributed to those Receiving AUNC Holders electing to receive Cash as provided in this paragraph, shall not exceed the AUNC Cap, and to the extent that the AUNC Cap would otherwise be exceeded by the distribution to those receiving New Permian Corp. Shares and Cash, each shall be reduced ratably so as to eliminate such excess.
Any New Permian Corp. Shares issued to a Receiving AUNC Holder shall be issued to the AUNC Trust (as defined in Section 6.20 of the Plan). New Permian Corp. Shares issued pursuant to Section 4.5(c) of the Plan shall dilute all other New Permian Corp. Shares issued pursuant to the Plan, but are subject to dilution from any New Permian Corp. Shares issued on (other than pursuant to the Plan) or after the Effective Date, including pursuant to the New Permian Corp. Management Incentive Plan or similar arrangement.
If a holder of an Allowed Unsecured Notes Claim that is not an Eligible Offeree does not comply with the requirements set forth in the Rights Offering Procedures, then such holder of an Allowed Unsecured Notes Claim shall be deemed to have forever and irrevocably relinquished and waived the right to receive a distribution under the Plan.
In addition to the foregoing, there shall be the Additional Cash Distribution in an amount equal to the Unsecured Notes Indenture Trustee’s reasonable and documented fees and expenses incurred in connection with the Chapter 11 Cases, not to exceed $1,050,000 as to both Class 5A and Class 5B; provided, that (a) the Unsecured Notes Indenture Trustee shall be entitled to exercise its charging lien solely against such Additional Cash Distribution, (b) the Unsecured Notes Indenture Trustee shall, fifteen (15) days prior to the Confirmation Hearing, deliver to the attorneys for the Debtors, the Unsecured Senior Notes Groups, the Second Lien Group, and the Creditors’ Committee (the “Reviewing Parties”) invoices (including an estimate of fees to be incurred thereafter through the Effective Date) which sets forth and documents the reasonable fees and expenses of the Unsecured Notes Indenture Trustee and its counsel and agents, which invoices may be redacted to preserve privilege and/or confidentiality, (c) after delivery of the invoices, the Reviewing Parties shall have five (5) Business Days to review such invoices and raise any objection, in writing, to the reasonableness of the fees and expenses, and (d) if the Unsecured Notes Indenture Trustee and the Reviewing Parties are unable to resolve such an objection on a consensual basis within five (5) Business Days after such written objection has been submitted to the Unsecured Notes Indenture Trustee, then one or more of the Reviewing Parties may file with the Court such objection and the Court shall adjudicate the matter at the Confirmation Hearing; provided, further, that if the Additional Cash Distribution is less than $1,050,000 (for any reason), such excess Cash shall be retained by LegacyCo. Under no circumstances shall the aggregate amount of the fees and expenses sought by the Unsecured Notes Indenture Trustee exceed $1,050,000.
For the avoidance of doubt, holders of Class 5A and Class 5B Unsecured Notes Claims shall not have any right to receive (or elect to receive) any recovery provided for Class 6 General Unsecured Claims in the Plan.

6.	Class 6 - General Unsecured Claims.
Except to the extent a holder of an Allowed General Unsecured Claim and the Debtors or the Reorganized Debtors, as applicable, agree to less favorable treatment, each holder of an Allowed General Unsecured Claim shall receive, on the Initial Distribution Date and Final Distribution Date, as applicable, in full satisfaction of such Claim, its Pro Rata share of the GUC Cash Pool (such Pro Rata share to be calculated taking into account any Claims in Class 6 that receive New Permian Corp. Shares as provided below); provided, that, any holder of an Allowed General Unsecured Claim in Class 6 with an Allowed Claim equal to or more than $1 million who is able to hold New Permian Corp. Shares through the facilities of DTC shall have the right to elect on its Ballot to receive on the Initial Distribution Date and Final Distribution Date a distribution of New Permian Corp. Shares through DTC having a value, based on the Permian Stock Value, equal to 4.5% of its Allowed General Unsecured Claim; provided, further, that the aggregate amount of such New Permian Corp. Shares distributed to Receiving GUC Holders shall not exceed the GUC Stock Cap. To the extent that the New Permian Corp. Shares that would otherwise be issued under this paragraph exceeds the GUC Stock Cap, the distribution to such holders shall be reduced ratably to eliminate such excess. The amount of Cash from the GUC Cash Pool that otherwise would have been distributed to any such holder of a General Unsecured Claim that elects to receive New Permian Corp. Shares shall be distributed to New Permian Corp.
Any New Permian Corp. Shares issued to holders of Allowed General Unsecured Claims shall be issued through DTC. New Permian Corp. Shares issued pursuant to Section 4.6 of the Plan shall dilute all other New Permian Corp. Shares issued pursuant to the Plan, but are subject to dilution from any New Permian Corp. Shares issued on (other than pursuant to the Plan) or after the Effective Date, including pursuant to the New Permian Corp. Management Incentive Plan or similar arrangement.

7.	Class 7A - Ongoing Trade Claims of LegacyCo.
Except to the extent that a holder of an Allowed Ongoing Trade Claim of LegacyCo and the Debtors or Reorganized Debtors (other than New Permian Corp. and New Permian LLC), as applicable, with the consent of the Requisite Consenting Second Lien Creditors, agree to less favorable treatment, each holder of an Allowed Ongoing Trade Claim of LegacyCo shall receive

Cash from the Rights Offering Proceeds and Minimum Allocation Rights Proceeds in an amount equal to such Allowed Ongoing Trade Claim of LegacyCo on the Effective Date.
To the extent that an Ongoing Trade Claim of LegacyCo: (a) will benefit New Permian Corp. post-Effective Date or benefits Permian Assets (whether before or after the Effective Date) and (b) will benefit LegacyCo or benefits Legacy Assets (whether before or after the Effective Date), such Ongoing Trade Claim of LegacyCo shall be paid its Cash distribution as a Class 7A Claim and New Permian Corp. shall reimburse LegacyCo for its pro rata share of all such amounts pursuant to the terms of the Transition Services Agreement.

8.	Class 7B - Ongoing Trade Claims of New Permian Corp.
Except to the extent that a holder of an Allowed Ongoing Trade Claim of New Permian Corp. and New Permian Corp. with the consent of the Requisite Commitment Parties, agree to less favorable treatment, each holder of an Allowed Ongoing Trade Claim of New Permian Corp. shall receive Cash, payable from the Rights Offering Proceeds and Minimum Allocation Rights Proceeds in an amount equal to such Allowed Ongoing Trade Claim of New Permian Corp. on the Effective Date.

9.	Class 8 - Intercompany Claims.
All Allowed Intercompany Claims shall either be (a) canceled (or otherwise eliminated) and receive no distribution under the Plan or (b) Reinstated, in each case as determined by the Debtors or the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), as applicable, with the consent of the Requisite Consenting Second Lien Creditors.

10.	Class 9 - Subordinated Claims.
Subordinated Claims are subordinated pursuant to the Plan and section 510 of the Bankruptcy Code. The holders of Subordinated Claims shall not receive or retain any property under the Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of Subordinated Claims shall be discharged.

11.	Class 10 - Intercompany Interests.
All Allowed Intercompany Interests shall either be (a) canceled (or otherwise eliminated) and receive no distribution under the Plan or (b) Reinstated, in each case as determined by the Debtors or the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), as applicable, with the consent of the Requisite Consenting Second Lien Creditors.

12.	Class 11 - Existing BBEP Equity Interests.
On the Effective Date, all Existing BBEP Equity Interests shall be canceled without further action by or order of the Bankruptcy Court and all holders of Existing BBEP Equity Interests shall not receive or retain any property under the Plan.

D.	Nonconsensual Confirmation
The Bankruptcy Code permits the Bankruptcy Court to confirm a chapter 11 plan over the dissent of any class of claims or equity interests if the standards in section 1129(b) are met. This power to confirm a plan over dissenting classes - often referred to as “cram down” - is an important part of the reorganization process. It assures that no single group (or multiple groups) of Claims or Interests can block a restructuring that otherwise meets the requirements of the Bankruptcy Code and is in the interests of the other constituents in these cases.
As noted above, certain Classes are deemed to reject the Plan and will not vote. Additionally, a voting Class under the Plan may not vote to accept the Plan. The Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to each dissenting Class.

E.	Administrative Expenses and Priority Tax Claims
To confirm the Plan, Allowed Administrative Expenses must be paid in full or in a manner otherwise agreeable to the holders of such Claims. Administrative Expenses are the actual and necessary costs and expenses of the Chapter 11 Cases. Those expenses include compensation for individuals working on behalf of the Debtors, amounts owed to vendors providing goods and services during the Chapter 11 Cases, tax obligations incurred after the Petition Date, 503(b)(9) Claims, management costs, and certain statutory fees and expenses. Other Administrative Expenses include the actual, reasonable, necessary, and unpaid fees and expenses of the professionals retained by the Debtors, the Creditors’ Committee, and the Equity Committee.

1.	Administrative Expenses
Consistent with the requirements of the Bankruptcy Code, the Plan generally provides for Allowed Administrative Expenses to be paid in full on the Effective Date; provided however, Allowed Administrative Expenses against any of the Debtors representing liabilities incurred in the ordinary course by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by any of the Debtors, as debtors in possession, regardless of whether incurred in the ordinary course, shall be paid by the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) in the ordinary course, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.	Professional Fee Claims
Administrative Expenses relating to compensation of the professionals retained by the Debtors, the Creditors’ Committee, and the Equity Committee will, unless otherwise agreed by the claimant, be paid after entry of an order allowing such Administrative Expenses from the Professional Fee Escrow Account. Before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals, and shall be treated as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) for U.S. federal income tax purposes (with the Professionals as the grantors thereof). Such funds shall not be considered property of the estates of the Debtors or the Reorganized

Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), without any further action or order of the Bankruptcy Court.

3.	DIP Facility Claims
In full and final satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed DIP Facility Claims (subject to the last sentence of this paragraph), such Allowed DIP Facility Claims shall be paid in full in Cash by the Debtors on the Effective Date equal to the Allowed amount of such DIP Facility Claims and all commitments under the DIP Facility Documents shall terminate. Upon the indefeasible payment or satisfaction in full in Cash of the DIP Facility Claims (other than any DIP Facility Claims based on the Debtors’ contingent obligations under the DIP Facility Documents for which no claim has been made) in accordance with the terms of the Plan, on the Effective Date, all Liens granted to secure such obligations automatically shall be terminated and of no further force and effect. The Debtors’ contingent or unliquidated obligations under the DIP Facility Documents, to the extent not indefeasibly paid in full in Cash on the Effective Date or otherwise satisfied by the Debtors in a manner acceptable to the DIP Facility Agent, any affected DIP Facility Lender, or any other holder of a DIP Facility Claim, as applicable, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or Confirmation Order, notwithstanding any provision hereof or thereof to the contrary.

4.	Priority Tax Claims
Except to the extent that LegacyCo and a holder of an Allowed Priority Tax Claim against any of the Debtors agree to a different treatment of such Claim, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors or Reorganized Debtors (other than New Permian Corp. and New Permian LLC), as applicable, with the consent of the Requisite Consenting Second Lien Creditors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the Effective Date, or (b) Cash, in equal semi-annual installments commencing on the first (1st) Business Day following the Effective Date (or as soon thereafter as is reasonably practicable after such Claim becomes an Allowed Priority Tax Claim) and continuing over a period not exceeding five (5) years from and after the Petition Date, together with interest accrued thereon at the applicable nonbankruptcy rate, which as to any Allowed Priority Tax Claim of the Internal Revenue Service on behalf of the United States shall be the applicable rate specified by the Tax Code, as of the Confirmation Date, applied pursuant to section 511 of the Bankruptcy Code, subject to the sole option of the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims against any of the Debtors that are not due and payable on or before the Effective Date shall be paid in the ordinary course as such obligations become due.

F.	Means for Implementation and Execution of the Plan

1.	General Settlement of Claims and Interests
The Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which the Debtors, and the holders of Claims against or Interests in the Debtors settle all Claims, Interests, and Causes of Action pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, as well as a finding by the Bankruptcy Court that all such compromises, settlements, and releases are mutual and bi-directional and are in the best interests of the Debtors, their estates, and the holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors, as applicable, may compromise and settle all Claims and Causes of Action against, and Interests in, the Debtors and their estates. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. Subject to Article V of the Plan, all distributions made to holders of Allowed Claims in any Class are intended to be and shall be final.

2.	Continued Corporate Existence
Except as otherwise provided in the Plan (including pursuant to the Restructuring Transactions), the Debtors (other than BBEP) shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Organizational Documents. On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including causing: (a) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (b) a Reorganized Debtor to be dissolved; (c) the legal name of a Reorganized Debtor to be changed; or (d) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.
On the Effective Date, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (d) the Restructuring Transactions; and (e) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

3.	Authorization, Issuance, and Delivery of LegacyCo Units and New Permian Corp. Shares.
On and after the Effective Date, LegacyCo is authorized to issue, or cause to be issued, and shall issue the LegacyCo Units to BBEP in accordance with the LegacyCo Contribution Agreement for distribution and transfer in accordance with the terms of the Plan, the Exchange Agreement and the Backstop Commitment Agreement without the need for any further corporate, limited liability company, or equity holder action.
On the Effective Date, New Permian LLC is authorized to issue, or cause to be issued, and shall issue the New Permian LLC Equity to BBEP in accordance with the Permian Contribution Agreement, and BBEP is authorized to transfer the New Permian LLC Equity, in accordance with the terms of the Plan, the Exchange Agreement and the Backstop Commitment Agreement without the need for any further corporate, limited liability company, or equity holder action.
On the Effective Date, and in accordance with the Backstop Commitment Agreement, the Rights Offering Procedures, the Restructuring Term Sheet and the Plan, New Permian Corp. shall issue the New Permian Corp. Shares in accordance therewith.

4.	Cancelation of Existing Securities and Agreements
Except for the purpose of enabling holders of Allowed Claims to receive a distribution under the Plan as provided herein and except as otherwise set forth in the Plan, the Plan Supplement, or the Confirmation Order, on the Effective Date, all 7.875% Unsecured Notes and the 7.875% Unsecured Notes Indenture, all 8.625% Unsecured Notes and the 8.625% Unsecured Notes Indenture, all Secured Notes and the Secured Notes Indenture (in each case, only upon receipt of all the distributions set forth in the Plan on account of Unsecured Notes Claims or Secured Notes Claims, as applicable), and all agreements, instruments, and other documents evidencing any prepetition Claim or Existing BBEP Equity Interest and any rights of any holder in respect thereof shall be deemed canceled, discharged, and of no force or effect. The holders of or parties to such canceled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancelation thereof, except the rights provided for pursuant to the Plan.
The Unsecured Notes Indenture Trustee shall be released and discharged from all duties and responsibilities under the respective Unsecured Notes Indentures; provided, that notwithstanding the releases at Section 10.9 of the Plan, entry of the Confirmation Order or the occurrence of the Effective Date, each of the Unsecured Notes Indentures and any such Unsecured Notes Indenture or agreement that governs the rights of the holder of a Claim or Interest shall continue in effect to the extent necessary to: (a) enforce the rights, Claims, and interests of the Unsecured Notes

Indenture Trustee thereto vis-a-vis any parties other than the Released Parties; (b) allow the holders of Allowed Unsecured Notes Claims, as applicable, to receive distributions under the Plan, to the extent provided for under the Plan; (c) maintain and exercise the Unsecured Notes Indenture Trustee’s respective Charging Liens solely to the extent provided for in Section 4.5(d) of the Plan; (d) appear to be heard in the Chapter 11 Cases or in any proceedings in the Bankruptcy Court or any other court; (e) preserve any rights of the Unsecured Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations from or on any money or property to be distributed in respect of the Allowed Unsecured Notes Claims; (f) permit the Unsecured Notes Indenture Trustee to seek compensation and reimbursement of any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date in connection with the implementation of the Plan; and (g) enforce any obligation owed to the Unsecured Notes Indenture Trustee under the Plan.
The Secured Notes Indenture Trustee shall be released from all duties under the Secured Notes Indenture; provided, that notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date, the Secured Notes Indenture shall continue in effect to the extent necessary to: (a) enforce the rights, Claims, and interests of the Secured Notes Indenture Trustee thereto vis-a-vis any parties other than the Released Parties; (b) allow the holders of Allowed Secured Notes Claims, as applicable, to receive distributions under the Plan from the Secured Notes Indenture Trustee or from any other source, to the extent provided for under the Plan; (c) preserve any rights of the Secured Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations from or on any money or property to be distributed in respect of the Allowed Secured Notes Claims; and (d) enforce any obligation owed to the Secured Notes Indenture Trustee under the Plan.

5.	Cancelation of Certain Existing Security Agreements
Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors (other than New Permian Corp. and New Permian LLC), as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

6.	Rights Offering and Minimum Allocation Rights
The Debtors on behalf of New Permian Corp. shall commence and consummate the Rights Offering in accordance with the procedures governing the Rights Offering (the “Rights Offering Procedure”), annexed hereto as Exhibit F. The New Permian Corp. Shares shall be issued to the Eligible Offerees that exercise their respective Subscription Rights, pursuant to the Rights Offering Procedures and the Plan. The consummation of the Rights Offering is conditioned on the occurrence of the Effective Date, and any other condition specified in the Backstop Commitment Agreement. Amounts held by the Rights Offering Subscription Agent (as defined in the Backstop Commitment Agreement) with respect to the Rights Offering prior to the

Effective Date shall not be entitled to any interest on account of such amounts and no Eligible Offeree participating in the Rights Offering shall have any rights in the New Permian Corp. Shares until the Rights Offering is consummated.
In accordance with the Backstop Commitment Agreement and subject to the terms and conditions thereof, each of the Backstop Parties has agreed, severally but not jointly, to (a) exercise its Minimum Allocation Rights, and (b) purchase, on or prior to the Effective Date, its respective Final BCA Percentage (as defined in the Backstop Commitment Agreement) of the Unsubscribed Securities (as defined in the Backstop Commitment Agreement).
In exchange for providing the commitment to exercise the Minimum Allocation Rights and the backstop commitment for the Rights Offering, the Backstop Parties will receive the Put Option Premium in accordance with the terms of the Backstop Commitment Agreement, the Backstop Approval Order, and the Plan.
The Debtors shall offer the Minimum Allocation Rights to the Backstop Parties in accordance with the Backstop Commitment Agreement, pursuant to documentation acceptable to the Debtors, the Requisite Commitment Parties and the Requisite Consenting Second Lien Creditors.
The New Permian Corp. Shares issuable to Eligible Offerees are expected to be issued in book entry form through the facilities of the DTC to the account of their respective Subscription Nominees in which their Unsecured Notes were held, to the extent practicable and if so permitted or otherwise registered form on the books and records of New Permian Corp. or its designee.

7.	New Permian Corp. Certificate of Incorporation
On or prior to the Effective Date, and in accordance with the Backstop Commitment Agreement, New Permian Corp. will file the New Permian Corp. Certificate of Incorporation with the Secretary of State of the State of Delaware. The New Permian Corp. Certificate of Incorporation shall be consistent with section 1123(a)(6) of the Bankruptcy Code. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Permian Corp. Certificate of Incorporation will prohibit the issuance of non-voting equity securities. The New Permian Corp. Certificate of Incorporation shall be deemed adopted by the New Permian Corp. Board as of the Effective Date. After the Effective Date, New Permian Corp. may amend and restate the New Permian Corp. Certificate of Incorporation and other constituent documents as permitted by the laws of the State of Delaware and the New Permian Corp. Certificate of Incorporation. If approved by the Requisite Commitment Parties, New Permian Corp. shall adopt a registration rights agreement to be effective on the Effective Date. The New Permian Corp. Certificate of Incorporation, the New Permian Corp. Bylaws and such registration rights agreement shall be binding on New Permian Corp. and all parties receiving, and all holders of, New Permian Corp. Common Shares. The New Permian Corp. Certificate of Incorporation shall provide that preemptive rights shall be granted to all holders of New Permian Corp. Shares that are accredited investors, including the AUNC Trust (if accredited), and that the tag-along rights set forth in the Restructuring Term Sheet shall be made available to all holders of New Permian Corp. Shares.

8.	Exit Facility
On the Effective Date, the Exit Facility Documents shall be executed and delivered by the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), and the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) shall be authorized to execute, deliver, and enter into such documents without the need for any further action.

9.	Restructuring Transactions
On or prior to the Effective Date (or as soon as practicable thereafter), the following transactions shall occur in the following order, and the Debtors or Reorganized Debtors (as applicable) may take all actions necessary or appropriate to effectuate such transactions:

(a)
After entry of the Confirmation Order but prior to the Effective Date, and in anticipation of the Permian Corp. Asset Acquisition, the Backstop Parties pursuant to the Backstop Commitment Agreement shall (i) form New Permian Corp., (ii) cause New Permian Corp. to conduct the Rights Offering, and (iii) cause New Permian Corp. to enter into the Exchange Agreement with BBEP pursuant to which New Permian Corp. shall agree to acquire all of the New Permian LLC Equity on and subject to the occurrence of the Effective Date in consideration for conducting the Rights Offering, $775 million (less the amount of the Minimum Cash Balance), an amount of New Permian Corp. Shares necessary to satisfy distributions pursuant to Sections 4.5(c) and 4.6 with respect to Allowed Claims as of the Effective Date, and the assumption of the obligation to issue New Permian Corp. Shares with respect to, or on account of, Disputed General Unsecured Claims as to which the holder elected to receive New Permian Corp. Shares.

(b)
On the Effective Date and in accordance with the provisions hereof, the Backstop Commitment Agreement and the Rights Offering, New Permian Corp. shall close the Rights Offering. Immediately thereafter, the Rights Offering and Minimum Allocation Rights Proceeds shall be released to New Permian Corp. and New Permian Corp. shall issue New Permian Corp. Shares to those Eligible Offerees that have validly exercised the Subscription Rights and to the Backstop Parties, as applicable, including in respect of the Minimum Allocation Rights and the Put Option Premium. Concurrent therewith (but not prior to), New Permian Corp. shall also issue, and on behalf of BBEP distribute, New Permian Corp. Shares pursuant to Sections 4.5(c) and 4.6, as applicable, with respect to Allowed Claims as of the Effective Date (other than any shares to be held back in respect of Disputed General Unsecured Claims in accordance with Article VII of the Plan).

(c)
On the Effective Date, (i) BBEP shall contribute the Legacy Contributed Assets to LegacyCo in exchange for LegacyCo Units representing all of the equity capital of LegacyCo pursuant to the LegacyCo Contribution

Agreement (the “Legacy Asset Transfer”), and (ii) BBEP shall contribute the Permian Assets to New Permian LLC in exchange for all of the New Permian LLC Equity pursuant to in the Permian Contribution Agreement (the “Permian Asset Transfer”). Such transfers shall be accompanied by the assumption by LegacyCo or New Permian LLC, as applicable, of certain liabilities and obligations as provided in the LegacyCo Contribution Agreement or Permian Contribution Agreement, as applicable, the Plan or the Confirmation Order, or as otherwise agreed between BBEP and LegacyCo or New Permian LLC, as applicable. Immediately after the Legacy Asset Transfer and the Permian Asset Transfer, BBEP shall be the sole member of LegacyCo and New Permian LLC. Each of LegacyCo and New Permian LLC shall be disregarded as an entity separate from BBEP for U.S. federal income tax purposes at all times on or before the Effective Date (including immediately after the Legacy Asset Transfer and the Permian Asset Transfer), unless, as to LegacyCo, the Requisite Consenting Second Lien Creditors determine (in their sole discretion) that LegacyCo elect to be treated as a corporation for U.S. federal income tax purposes (the “Corporation Election”).

(d)
On the Effective Date, BBEP shall simultaneously (i)(A) distribute 92.5% of the LegacyCo Units received in consideration for the Legacy Asset Transfer to holders of Allowed Secured Notes Claims in satisfaction and discharge of their Claims as provided in Section 4.4(b) of the Plan, and (B) transfer 7.5% of the LegacyCo Units received in consideration for the Legacy Asset Transfer to New Permian Corp. pursuant to the Exchange Agreement (the “LegacyCo Distribution and Transfer”), and (ii) transfer to New Permian Corp. pursuant to the Exchange Agreement all of the New Permian LLC Equity received in consideration for the Permian Asset Transfer. Pursuant to the Exchange Agreement, and in consideration for the foregoing transfers to New Permian Corp., New Permian Corp. shall pay to BBEP $775 million (less the amount of the Minimum Cash Balance) an amount of New Permian Corp. Shares necessary to satisfy distributions pursuant to Sections 4.5(c) and 4.6 with respect to Allowed Claims as of the Effective Date, and the assumption of the obligation to issue New Permian Corp. Shares with respect to, or on account of, Disputed General Unsecured Claims as to which the holder elected to receive New Permian Corp. Shares (the “Permian Corp. Asset Acquisition”). Upon formation, and at the time of the Legacy Asset Transfer, LegacyCo shall be treated as a disregarded entity for U.S. federal income tax purposes, such that BBEP will still be regarded prior to the LegacyCo Distribution and Transfer as owning the LegacyCo Contributed Assets, unless the Requisite Consenting Second Lien Creditors effect the Corporation Election. Accordingly, for U.S. federal income tax purposes, the Debtors, LegacyCo, all holders of Allowed Secured Notes Claims and New Permian Corp. shall (absent the Corporation Election) treat the LegacyCo Distribution and Transfer as (i) a distribution and transfer of the Legacy Contributed Assets, subject to certain liabilities and obligations, in a taxable exchange to the holders of Allowed Secured Notes Claims and New Permian Corp., followed by (ii) the contribution of the Legacy Contributed Assets, subject to such liabilities and obligations, by the holders of Allowed Secured Notes Claims and New Permian Corp. to LegacyCo with LegacyCo being treated as a newly formed partnership for U.S. federal income tax purposes, unless otherwise required pursuant to a “final determination” to the contrary within the meaning of section 1313(a) of the Tax Code. Upon formation, and at the time of the Permian Corp. Asset Acquisition, New Permian LLC shall be treated as a disregarded entity for U.S. federal income tax purposes, such that BBEP will still be regarded prior to the Permian Corp. Asset Acquisition as owning the Permian Assets (which will be transferred to New Permian LLC pursuant to the Permian Contribution Agreement). Accordingly, for U.S. federal income tax purposes, the Debtors, New Permian LLC and New Permian Corp. shall treat the Permian Corp. Asset Acquisition as a taxable purchase of the underlying Permian Assets unless otherwise required pursuant to a “final determination” to the contrary within the meaning of section 1313(a) of the Tax Code.

(e)
BBEP shall use the Cash consideration received pursuant to the Exchange Agreement (together with any Cash otherwise available) to satisfy any Cash distributions and other payments to be made on the Effective Date pursuant to or in connection with the Plan and Confirmation Order.

Notwithstanding anything in the Plan to the contrary, the Restructuring Transactions may be modified or revised by the Requisite Consenting Second Lien Creditors, the Requisite Commitment Parties and the Debtors in their reasonable discretion to ensure a more tax efficient structure for holders of Secured Notes Claims and the Debtors. On or after the Effective Date, the Reorganized Debtors may take all actions consistent with the Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan with the consent of the Requisite Consenting Second Lien Creditors and Requisite Commitment Parties.

10.	Board of Directors
The LegacyCo Board shall be composed of the chief executive officer of the Debtors as of the date immediately preceding the Effective Date and such other members selected by the Requisite Consenting Second Lien Creditors in their sole discretion; provided, that New Permian Corp. shall have the right to appoint an observer to the LegacyCo Board subject to the conditions in the Restructuring Term Sheet. The identities of the members of the LegacyCo Board and the initial Boards of Directors of the Reorganized Debtors shall be disclosed at or prior to the Confirmation Hearing.
The New Permian Corp. Board shall be selected in accordance with the terms of the Restructuring Term Sheet.

11.	Corporate Action
On the Effective Date, each of the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) will file their respective charters that are part of their New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation. The New Organizational Documents shall be consistent with section 1123(a)(6) of the Bankruptcy Code. Pursuant to section 1123(a)(6) of the Bankruptcy Code the New Organizational Documents will prohibit the issuance of non-voting equity securities. The LegacyCo Organizational Documents shall be deemed adopted by the LegacyCo Board as of the Effective Date. After the Effective Date, the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective states of incorporation and their respective New Organizational Documents.
On the Effective Date, the adoption, filing, approval, and ratification, as necessary, of all corporate or related actions contemplated herein with respect to each of the Reorganized Debtors shall be deemed authorized and approved by each of the Reorganized Debtors, their respective boards of directors, managers, equity holders, members, or partners, as applicable, in all respects, in each case to the extent required by applicable nonbankruptcy law. Without limiting the foregoing, such actions include (a) the adoption and filing of the New Organizational Documents for each of the Reorganized Debtors, (b) the adoption and approval of the LegacyCo LLC Agreement and the LegacyCo Organizational Documents, which shall be adopted and affirmed by the board of LegacyCo Board, (c) the election or appointment, as applicable, of directors and officers for the Reorganized Debtors, and (d) the issuance of the LegacyCo Units.
All matters provided for in this Section involving the corporate structure of any Debtor or Reorganized Debtor, or any corporate or related action required by any Debtor or Reorganized Debtor in connection herewith, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder, and with like effect as though such action had been taken unanimously by the Security holders and directors, managers, members, or partners, of each Debtor or Reorganized Debtor, as applicable.

12.	LegacyCo Management Incentive Plan
The LegacyCo Board may adopt the LegacyCo Management Incentive Plan on or after the Effective Date.

13.	New Permian Corp. Management Incentive Plan
New Permian Corp. may adopt the New Permian Corp. Management Incentive Plan, which shall be in form and substance acceptable to the New Permian Corp. Board in its sole discretion.

14.	Separability
Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

15.	Director, Officer, Manager, and Employee Liability Insurance
Prior to and after the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ liability insurance policies (including any “tail policy”) with respect to conduct occurring on or prior to the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time after May 15, 2015 shall be entitled to the full benefits of such policies for the full six-year term of such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

16.	Preservation of Royalty and Working Interests
Notwithstanding any other provision in the Plan, on and after the Effective Date, all Royalty and Working Interests shall be preserved and remain in full force and effect in accordance with the terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, and no Royalty and Working Interests shall be compromised or discharged by the Plan. For the avoidance of doubt and notwithstanding anything to the contrary in the preceding sentence, any right to payment arising from a Royalty and Working Interest, if any, shall (to the extent not otherwise paid pursuant to a Final Order of the Bankruptcy Court) be treated as an Ongoing Trade Claim of LegacyCo or an Ongoing Trade Claim of New Permian Corp., as applicable, under the Plan and shall not be subject to any discharge and/or release provided under the Plan.

17.	Hart-Scott-Rodino Antitrust Improvements Act
Any LegacyCo Units or New Permian Corp. Shares to be distributed under the Plan to an entity required to file a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will not be distributed until the notification and waiting periods applicable under such Act to such entity have expired or been terminated.

18.	Post-Effective Date Tax Filings and Audits
Following the Effective Date, LegacyCo shall have full and exclusive authority and responsibility in respect of all taxes and tax filings of BBEP (including any audits or other proceedings) and any other liquidating Debtors, to the same extent as if LegacyCo were the Debtors. Without limiting the foregoing, on the Effective Date, a power of attorney authorizing LegacyCo to correspond with any tax authority on behalf of such Debtors and to sign, negotiate, settle, and administer any tax returns or other tax filings, and collect any tax refunds, shall be provided to LegacyCo. LegacyCo shall use commercially reasonable efforts to (a) file all tax returns and related filings consistent with the intended tax treatment of the Restructuring Transactions, (b) not take any tax position inconsistent therewith, and (c) if any such tax returns or related filings or tax position is challenged, diligently defend such matters.

19.	AUNC Trust
The New Permian Corp. Shares to be issued to Receiving AUNC Holders pursuant to Section 4.5(c) of the Plan shall be issued to a trust that shall engage in no business other than holding such shares and engaging in the activities incidental thereto (the “AUNC Trust”). The AUNC Trust shall be structured so as not to be subject to the Securities Act of 1933, the Securities Exchange Act of 1934, or the Investment Company Act of 1940.
The interests in the AUNC Trust shall be held by the Receiving AUNC Holders and on a Pro Rata basis based on their respective holdings of the New Permian Corp. Shares.
The interests in the AUNC Trust may not be transferred at any time and shall be totally passive. The trustee of the AUNC Trust, the terms of the trustee’s engagement, and the documents governing the AUNC Trust, shall be reasonably acceptable to the Requisite Commitment Parties, the Creditors’ Committee, and, after the Effective Date, New Permian Corp. On the seventh anniversary of the AUNC Trust, the trust shall terminate and the shares of New Permian Corp. held by the AUNC Trust shall be distributed to the beneficiaries of the AUNC Trust.
From and after the Effective Date, New Permian Corp. shall be responsible for up to $300,000 of fees and expenses of the AUNC Trust in the aggregate as and when incurred. New Permian Corp. shall otherwise not be responsible for any fees, expenses or other liabilities or monetary obligations arising under the AUNC Trust.
Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by trustee of the AUNC Trust), for all United States federal income tax purposes, all parties (including, without limitation, the Debtors, LegacyCo, New Permian Corp. and all holders of Allowed Claims) shall treat the AUNC Trust as a “trust” within the meaning of Treas. Reg. § 301.7701-4(c), and shall treat the transfer of New Permian Corp. Shares to the AUNC Trust as (a) a direct transfer to Receiving AUNC Holders for whose benefit such shares were issued, followed by (b) the transfer by such persons to the AUNC Trust in exchange for their beneficial interest therein. Accordingly, except in the event of contrary definitive guidance, AUNC Trust beneficiaries shall generally be treated for United States federal income tax purposes as the grantors and owners of their respective portions of the underlying assets of the AUNC Trust. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes, and for purposes of securities laws.

G.	Provisions Governing Distributions

1.	No Postpetition Interest on Claims
Except as otherwise specifically provided for in the Plan, or the Confirmation Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code, postpetition or default interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date; provided that this provision shall not apply to the Secured Notes Claims.

2.	Date of Distributions
Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date; provided, that the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) may implement periodic distribution dates to the extent they determine them to be appropriate.

3.	Distribution Record Date
As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims after the Distribution Record Date. None of the Debtors, the Reorganized Debtors, or the Disbursing Agent shall have any obligation to recognize any transfer of a Claim occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, none of the Debtors, the Reorganized Debtors, or the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

4.	Delivery of Distributions
The Disbursing Agent will make the applicable distribution under the Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim as and when required by the Plan at: (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then current address of such holder, at which time or as soon thereafter as reasonably practicable, such distribution shall be made to such holder without interest. Neither the Unsecured Notes Indenture Trustee nor the Secured Notes Indenture Trustee shall incur any liability on account of the making of any distribution under the Plan except for gross negligence or willful misconduct.
Except as otherwise provided in the Plan, all distributions to Holders of Secured Notes Claims shall be made by the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) to the Holders of Secured Notes Claims of record as of the Distribution Record Date.
The Disbursing Agent, with the Unsecured Notes Indenture Trustee’s cooperation, shall make the distributions, if any, on account of the Class 5A and Class 5B Claims, provided that the Unsecured Notes Indenture Trustee’s Charging Lien shall not attach to any property to be distributed by the Unsecured Notes Indenture Trustee or in respect of the Unsecured Notes Claims, except as expressly provided in Section 4.5(d) of the Plan. The Unsecured Notes Indenture Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Disbursing Agent, the Debtors, or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of an Allowed Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Reorganized Debtors (other than New Permian Corp. and New Permian LLC) shall reimburse the Unsecured Notes Indenture Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with actions explicitly requested by the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) necessary for implementation of the Plan; provided, that, for the avoidance of doubt, nothing in the Plan or Confirmation Order shall be considered or construed as an explicit request by the Reorganized Debtors authorizing the incurrence of fees and expenses by the Unsecured Notes Indenture Trustee.

5.	Unclaimed Property
One year from the later of (a) the Effective Date and (b) the date that is ten (10) Business Days after the date a Claim is first Allowed, all distributions payable on account of Claims that are not deliverable, or have not responded to a request for information to make such delivery, and remain unclaimed shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) or their successors or assigns, and all claims of any other Entity (including the holder of a Claim in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and filings with the Bankruptcy Court.

6.	Satisfaction of Claims
Unless otherwise provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

7.	Fractional Shares and De Minimis Cash Distributions
No fractional New Permian Corp. Shares or LegacyCo Units shall be distributed. When any distribution would otherwise result in the issuance of a number of New Permian Corp. Shares or LegacyCo Units that is not a whole number, the New Permian Corp. Shares or LegacyCo Units subject to such distribution shall be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number; and (b) fractions less than 1/2 shall be rounded to the next lower whole number. The total number of New Permian Corp. Shares or LegacyCo Units to be distributed will be adjusted as necessary to account for the rounding provided for herein. No consideration will be provided in lieu of New Permian Corp. Shares or LegacyCo Units that are rounded down.
None of the Reorganized Debtors or the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) New Permian Corp. Share or LegacyCo Unit, or fifty dollars ($50.00) in Cash.

8.	Allocation of Distributions between Principal and Interest
Except as otherwise required by law, consideration received in respect of an Allowed Claim shall be allocable first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remainder of the Claim, including any Claim for accrued but unpaid interest.

9.	Exemption from Securities Laws
The issuance of and the distribution under the Plan of (a) the LegacyCo Units issued pursuant to Sections 4.4(b) of the Plan, and (b) the issuance of the New Permian Corp. Shares (i) comprising the Put Option Premium or (ii) pursuant to Sections 4.5(c) or 4.6 of the Plan, shall be exempt from registration under the Securities Act and any other applicable securities laws to the fullest extent permitted by section 1145 of the Bankruptcy Code. These Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.
The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.
The issuance and sale, as applicable, of the New Permian Corp. Shares pursuant to the Rights Offering and to the Backstop Parties under the Backstop Commitment Agreement (including the New Permian Corp. Shares issued pursuant to the Minimum Allocation Rights) are being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Regulation D thereunder. Such Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act.
Should New Permian Corp. elect, on or after the Effective Date, for any portion of the ownership of the New Permian Corp. Shares to be held through the facilities of the DTC, New Permian Corp. shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the New Permian Corp. Shares, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.
The DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Permian Corp. Shares are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.
Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Permian Corp.

Shares are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depository services.

10.	Setoffs and Recoupments
Each Debtor or Reorganized Debtor, as applicable, or such Entity’s designee, may, in consultation with the Second Lien Group, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, offset or recoup against any Allowed Claim (other than any Allowed Revolving Facility Claims, DIP Facility Claims, Allowed Secured Notes Claims, or Allowed Unsecured Notes Claims) and the distributions to be made pursuant to the Plan on account of such Allowed Claim (other than any Allowed Revolving Facility Claims, DIP Facility Claims, Allowed Secured Notes Claims, or Allowed Unsecured Notes Claims) any and all Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor or its successors may hold against the holder of such Allowed Claim; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any Claims, rights, or Causes of Action that any such entity or it successor or assign may possess against such holder.

11.	Withholding and Reporting Requirements
In connection with the Plan and all distributions made hereunder, the Reorganized Debtors and the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.
Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any federal, state, local, or foreign taxing authority, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors and the Disbursing Agent have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to any issuing or disbursing party for payment of any such tax obligations.
The Reorganized Debtors and the Disbursing Agent may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority. If the Reorganized Debtors or the Disbursing Agent make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

H.	Procedures for Disputed Claims

1.	Objections to Claims
The Reorganized Debtors (other than New Permian Corp. and New Permian LLC) shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the later of (a) one hundred and eighty (180) days after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court (as the same may be extended by the Bankruptcy Court for cause shown).

2.	Resolution of Disputed Administrative Expenses and Disputed Claims
On and after the Effective Date, the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), in consultation with the Second Lien Group, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expenses or Claims and to compromise, settle, or otherwise resolve any disputed Administrative Expenses and Disputed Claims without approval of the Bankruptcy Court, other than with respect to Administrative Expenses relating to compensation of professionals.

3.	Payments and Distributions with Respect to Disputed Claims
Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim, and in the case of a Disputed Claim as to which the holder elected to receive a distribution of New Permian Corp. Shares, such shares shall not be issued by New Permian Corp. until such Claim has been resolved.

4.	Distributions After Allowance
After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Plan. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order. To the extent a Disputed Claim as to which the holder elected to receive a distribution of New Permian Corp. Shares is disallowed, the shares that would otherwise have been distributed in respect of such Claim shall be reallocated as if such Claim had been disallowed as of the Effective Date and, in accordance with the Restructuring Transactions, distributed by New Permian Corp. as soon as practicable after the date that the order or judgment of the Bankruptcy Court disallowing such Disputed Claim (or portion thereof) becomes a Final Order.

5.	Disallowance of Claims
Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors. All proofs of claim filed on account of an indemnification obligation to a current or former director, officer, or employee shall be deemed satisfied and expunged from the claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided herein, all proofs of claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

6.	Estimation
The Debtors or Reorganized Debtors (other than New Permian Corp. and New Permian LLC), in consultation with the Second Lien Group, may determine, resolve and otherwise adjudicate all contingent Claims, unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ or Reorganized Debtors’ choice having jurisdiction over the validity, nature or amount thereof. The Debtors or the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), in consultation with the Second Lien Group, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent Claim, unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors or the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before twenty (20) calendar days after the date such Claim is estimated by the Bankruptcy Court.

7.	Interest
To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

I.	Executory Contracts and Unexpired Leases

1.	General Treatment
As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases of the Reorganized Debtors that do not relate to Employee Obligations shall be deemed assumed, unless such contract or lease (a) was previously assumed or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (b) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (c) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, or (d) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.
As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts of BBEP shall be deemed assumed and assigned to LegacyCo or New Permian LLC, as applicable, or otherwise rejected pursuant to the terms of the Plan.
As of and subject to the occurrence of the Effective Date, all executory contracts related to Employee Obligations shall be deemed rejected, unless such contract (a) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (b) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, or (c) is specifically designated as a contract to be assumed on the Schedule of Assumed Employee Obligations.
Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

2.	Determination of Cure Disputes and Deemed Consent
(a)    Any monetary defaults under an assumed or assumed and assigned executory contract or unexpired lease, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree.
(b)    At least fourteen (14) days before the Confirmation Hearing, the Debtors shall distribute, or cause to be distributed, cure notices to the applicable third parties. Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed, served, and actually received by the Debtors at least seven (7) days before the Confirmation Hearing. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Amount will be deemed to have assented to such assumption, assumption and assignment, or Cure Amount.

Notwithstanding anything herein to the contrary, in the event that any executory contract or unexpired lease is removed from the Schedule of Rejected Contracts after such 14-day deadline, a cure notice with respect to such executory contract or unexpired lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such executory contract or unexpired lease can be assumed or assumed and assigned, as applicable.
(c)    In the event of an unresolved dispute regarding (i) any Cure Amount, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the executory contract or unexpired lease to be assumed, or (iii) any other matter pertaining to assumption, assignment, or the Cure Amounts required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order).
(d)    If the Bankruptcy Court determines that the Cure Amount with respect to any executory contract or unexpired lease is greater than the amount set forth in the applicable cure notice, the Debtors or Reorganized Debtors, as applicable, will have the right to add such executory contract or unexpired lease to the Schedule of Rejected Contracts, in which case such executory contract or unexpired lease will be deemed rejected as of the Effective Date.
(e)    Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired Lease. Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

3.	Rejection Damages Claims
If the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective estates, properties or interests in property, unless a proof of Claim is filed with the Bankruptcy Court and served upon the Debtors or the Reorganized Debtors, as applicable, no later than thirty (30) days after the later of (a) the Confirmation Date or (b) the effective date of the rejection of such executory contract or unexpired lease, as set forth on the Schedule of Rejected Contracts or order of the Bankruptcy Court. The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the Schedule of Rejected Contracts.

4.	Payment of Cure Amounts
To the extent that a Cure Amount relates to a contract or lease that (a) solely benefits Legacy Assets (whether before or after the Effective Date) or will solely benefit LegacyCo, or (b) solely benefits Permian Assets (whether before or after the Effective Date) or will solely benefit New Permian Corp., such Cure Amount shall be paid its Cash distribution from the Rights Offering Proceeds and Minimum Allocation Rights. To the extent that a Cure Amount relates to a contract that (x) will benefit New Permian Corp post-Effective Date or benefits Permian Assets (whether before or after the Effective Date) and (y) will benefit LegacyCo post-Effective Date or benefits Legacy Assets (whether before or after the Effective Date), such Cure Amount shall also be paid its Cash distribution from the Rights Offering Proceeds and Minimum Allocation Rights; provided that New Permian Corp. shall reimburse LegacyCo for its pro rata share of all such amounts pursuant to the terms of the Transition Services Agreement.

5.	Survival of the Debtors’ Indemnification Obligations
Any and all obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, memorandum and articles of association, or other organizational documents (including all Indemnification Obligations) to indemnify current and former officers, directors, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors shall not be discharged, impaired, or otherwise affected by the Plan; provided, that the Reorganized Debtors shall not indemnify any persons for any claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes fraud, gross negligence, or willful misconduct. All such obligations shall be deemed and treated as executory contracts that are assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors (other than New Permian Corp. and New Permian LLC). Any claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code. None of the Reorganized Debtors will amend and/or restate their respective governance documents before or after the Effective Date to terminate or adversely affect any obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights and New Permian Corp. shall reimburse LegacyCo for such amounts to the extent set forth in the Transition Services Agreement.

6.	Employee Obligations
The Reorganized Debtors (other than New Permian Corp. and New Permian LLC) shall honor all of the Employee Obligations in accordance with the Schedule of Assumed Employee Obligations; provided, that (a) the consummation of the transactions contemplated by the Plan shall not, in and of themselves, constitute a “change in control” with respect to any of the Employee Obligations and (b) subject to and in accordance with the Employee Programs Order, the KEIP (as defined in the Employee Programs Order) shall terminate on the Effective Date and the participants in such program shall vest in and be entitled to the payments and compensation as expressly provided under the KEIP. Notwithstanding anything in the Employee Programs Order to the contrary, the KERP and the KEP (as such terms are defined in the Employee Programs Order), shall continue in full force and effect through December 31, 2017. Subject to clause (b) above, to the extent that any of the Employee Obligations constitute executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, each of them will be deemed rejected as of the Effective Date unless identified in the Schedule of Assumed Employee Obligations and shall be treated in accordance with Article 8 of the Plan.

7.	Insurance Policies
All insurance policies (including all D&O Liability Insurance Policies and tail coverage liability insurance) to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.

8.	Reservation of Rights
(a)    The Debtors, with the consent of the Requisite Consenting Second Lien Creditors may amend the Schedule of Assumed Employee Obligations and the Schedule of Rejected Contracts (with the consent of the Requisite Commitment Parties only to the extent that a contract relates to New Permian Corp. or the Permian Assets) and any cure notice through 4:00 p.m. (Eastern Time) on the Business Day immediately prior to the commencement of the Confirmation Hearing to (i) add, delete, or reclassify any executory contract or unexpired lease or amend a proposed assignment or (ii) amend the proposed Cure Amount; provided, that if the Confirmation Hearing is adjourned for a period of more than two (2) consecutive calendar days, the Debtors’ right to amend such schedules and notices shall be extended to 4:00 p.m. (Eastern Time) on the Business Day immediately prior to the adjourned date of the Confirmation Hearing, with such extension applying in the case of any and all subsequent adjournments of the Confirmation Hearing.
(b)    Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.
(c)    Except as explicitly provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.
(d)    Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.
(e)    If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

9.	Modifications, Amendments, Supplements,
Restatements, or Other Agreements
Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and executory contracts and unexpired leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

J.	Conditions Precedent

1.	Conditions Precedent to Confirmation of Plan
The following are conditions precedent to confirmation of the Plan:
(a)    An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered by the Bankruptcy Court;
(b)    The proposed Confirmation Order shall be in form and substance acceptable to the Debtors, the Requisite Commitment Parties, the Requisite Consenting Second Lien Creditors, the Revolving Credit Facility Agent, the DIP Facility Agent, the Exit Facility Agent, and to the extent that any provisions of the Confirmation Order affect Classes 5A, 5B, 6, 7A, or 7B, they shall be acceptable to the Creditors’ Committee and all other provisions of the Confirmation Order shall be reasonably acceptable to the Creditors’ Committee; and
(c)    The Backstop Commitment Agreement and Restructuring Support Agreement shall be in full force and effect and binding on all parties thereto, and shall not have been terminated by the parties thereto.

2.	Conditions Precedent to Effective Date
The following are conditions precedent to the Effective Date of the Plan:
(a)    The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect;
(b)    The Backstop Commitment Agreement shall be in full force and effect and binding on the parties thereto and any conditions precedent to the respective obligations of the parties thereto shall have been satisfied or waived in accordance with the terms thereof, and New Permian Corp. shall have received proceeds of at least $775 million pursuant to the Rights Offering and the Minimum Allocation Rights;
(c)    The Put Option Premium shall have been paid to the parties entitled thereto;

(d)    The Restructuring Support Agreement shall not have been terminated by the parties thereto;
(e)    The Debtors shall have implemented the Restructuring Transactions and all transactions contemplated by the Plan and the Restructuring Support Agreement, in a manner materially consistent in all respects with the Restructuring Support Agreement and the Plan and in accordance with Section 6.9 of the Plan;
(f)    The Plan Supplement, including the Plan Documents, shall have been filed in form and substance as provided in the Restructuring Support Agreement;
(g)    The conditions to effectiveness of the Exit Facility Credit Agreement shall have been satisfied or waived in accordance with the terms thereof, and such agreement shall be in full force and effect and binding on all parties thereto;
(h)    The Debtors shall have received any authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan (including, but not limited to, to implement or effectuate any of the Restructuring Transactions) and are required by law, regulation, or order;
(i)    The LegacyCo Organizational Documents shall be in full force and effect;
(j)    Each of the New Permian Corp. Certificate of Incorporation and New Permian Corp. Bylaws shall be in full force and effect;
(k)    The AUNC Trust shall have been created and the trust agreement for the AUNC Trust and any related documents necessary for the administration of the AUNC Trust shall have been executed and be in full force and effect;
(l)    Any other documents, instruments, and agreements necessary to effectuate the Plan shall have been effected or executed; and
(m)    The Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Section 12.6 of the Plan.

3.	Satisfaction or Waiver of Conditions
Except as otherwise provided in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors determine that any of the conditions precedent set forth in Sections 9.1 or 9.2 of the Plan cannot be satisfied and the occurrence of such conditions is not waived pursuant to Section 9.4 of the Plan, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court.
The conditions set forth in Sections 9.1 or 9.2 of the Plan may be waived or modified only by the Debtors with the prior written consent of the Requisite Consenting Second Lien Creditors, the

Requisite Commitment Parties, to the extent that any such waiver or modification adversely affects the treatment or rights of holders of Claims in Classes 5A, 5B, 6, 7A, or 7B, the Creditors’ Committee, and, to the extent such waiver or modification adversely affects the Revolving Credit Facility Claims, the DIP Facility Claims or the Exit Facility, the Revolving Credit Facility Agent, the DIP Agent or the Exit Facility Agent, as applicable, without notice, leave, or order of the Bankruptcy Court, or any formal action other than proceedings to confirm or consummate the Plan.

4.	Effect of Non-Occurrence of Effective Date
If the Effective Date does not occur on or before the Outside Date (as defined in the Restructuring Support Agreement), then: (a) the Plan will be null and void in all respects; (b) nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action by an Entity; (ii) prejudice in any manner the rights of any Debtor or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity; provided, that all provisions of the Backstop Commitment Agreement (including the obligation to pay the “Breakup Premium,” as that term is defined in the Backstop Commitment Agreement in accordance with the terms and conditions of the Backstop Commitment Agreement) that survive termination of that agreement shall remain in effect in accordance with the terms thereof.

K.	Effect of Confirmation

1.	Released and Settled Claims
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates an integrated compromise, settlement and release of the Released and Settled Claims, to achieve a beneficial and efficient resolution of these Chapter 11 Cases for all parties in interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Released and Settled Claims and the Bankruptcy Court’s determination that such compromises and settlements are in the best interests of the Debtors, their estates, the Reorganized Debtors, creditors and all other parties in interest, and are fair, equitable and within the range of reasonableness. The compromises, settlements and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. On the Effective Date, the Standing Motion and Claim Objection shall be and shall be deemed to be dismissed with prejudice.

2.	Binding Effect
Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is impaired under the Plan and whether such holder has accepted the Plan.

3.	Vesting of Assets

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all of the Permian Assets of the Debtors shall vest in New Permian LLC and all other assets and property of the Debtors shall vest in the Reorganized Debtors (other than New Permian Corp. and New Permian LLC), as applicable, free and clear of all Claims, Liens, charges, and other interests, except as otherwise provided herein. The Reorganized Debtors may operate their businesses and use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as otherwise provided herein.

4.	`Release and Discharge of Debtors
Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided in the Plan, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Existing BBEP Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Existing BBEP Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Existing BBEP Equity Interest in the Debtors.

5.	Terms of Injunctions or Stays
Unless otherwise provided in the Plan or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

6.	Injunction Against Interference with Plan
Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan; provided, that nothing herein, in the Plan, or in the Confirmation Order shall preclude, limit, restrict or prohibit any party in interest from seeking to enforce the terms of the Plan, the Confirmation Order, or any other agreement or instrument entered into or effectuated in connection with the consummation of the Plan.

7.	[Intentionally Omitted]

8.	Exculpation
Subject to section 1125(e) of the Bankruptcy Code, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, Released and Settled Claim, loss, remedy, or liability for any claim (including, but not limited to, any claim for breach of any fiduciary duty or any similar duty) in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Exit Facility Documents, the Backstop Commitment Agreement, the DIP Facility, the LegacyCo Management Incentive Plan, the New Permian Corp. Management Incentive Plan, the Disclosure Statement, the Plan, the Restructuring Transactions, the Rights Offering, the LegacyCo Contribution Agreement, the Exchange Agreement, the Permian Contribution Agreement, the creation of New Permian Corp., Legacy Co., or the AUNC Trust (including the Plan Documents, the Restructuring Support Agreement, and the trust agreement creating the AUNC Trust), or any agreement, transaction, or document related to any of the foregoing, or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; any membership in (including, but not limited to, on an ex officio basis), participation in, or involvement with the Creditors’ Committee; the structuring, negotiation, performance, or conducting of, participation in, or entry into, the Rights Offering and/or the Backstop

Commitment Agreement (including, but not limited to, payment or receipt of the Put Option Premium), including by any member of the Creditors’ Committee; the issuance of Securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted breach of fiduciary duty, actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

9.	Releases

(a)	Releases by the Debtors
As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the reorganization of the Debtors, the implementation of the Restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the Debtors, the Reorganized Debtors, and the Debtors’ estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other Entities who may purport to assert any Cause of Action or Released and Settled Claim derivatively, by or through the foregoing Entities, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Released and Settled Claim, losses, remedies, or liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ estates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or the Debtors’ estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party (including the Revolving Credit Documents and the Indentures), the DIP Facility, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the Rights Offering, the Exchange Agreement, the LegacyCo Contribution Agreement, the Permian Contribution Agreement, the creation of New Permian Corp.,

Legacy Co., or the AUNC Trust, the negotiation, formulation, or preparation of the Disclosure Statement, and the Plan and related agreements, instruments, and other documents (including the Plan Documents, the Restructuring Support Agreement, and the trust agreement creating the AUNC Trust), the solicitation of votes with respect to the Plan, the Backstop Commitment Agreement, or the Rights Offering, any membership (including, but not limited to, on an ex officio basis), participation in, or involvement with the Creditors’ Committee, the structuring, negotiation, performance, or conducting of, participation in, or entry into, the Rights Offering and/or the Backstop Commitment Agreement (including, but not limited to, payment or receipt of the Put Option Premium), including by any member of the Creditors’ Committee, or any other act or omission, transaction, agreement, event, or other occurrence, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

(b)	Releases by Holders of Claims and Interests.
As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties, are deemed forever released and discharged by (i) subject to the penultimate sentence of this paragraph, holders of all Claims who vote to either accept or reject the Plan but do not opt out of granting the releases set forth herein (a “Release Opt‑Out”), (ii) the Revolving Credit Facility Agent, (iii) the Unsecured Notes Indenture Trustee, (iv) the DIP Facility Agent, and (v) the Statutory Committees from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Released and Settled Claims, losses, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, and any claims for breach of any fiduciary duty (or any similar duty), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates (to the extent such affiliates can be bound) would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party (including the Revolving Credit Documents and the Indentures), the DIP Facility, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the Rights Offering, the Exchange Agreement, the LegacyCo Contribution Agreement, the Permian Contribution Agreement, the creation of New Permian Corp., LegacyCo, or the AUNC Trust, the negotiation, formulation, or preparation of the Disclosure Statement, the Plan and related agreements, instruments, and other documents (including the Plan Documents, the Restructuring Support

Agreement and the trust agreement creating the AUNC Trust), the solicitation of votes with respect to the Plan, the Backstop Commitment Agreement, or the Rights Offering, any membership in (including, but not limited to, on an ex officio basis), participation in, or involvement with the Creditors’ Committee, the structuring, negotiation, performance, or conducting of, participation in, or entry into, the Rights Offering and/or the Backstop Commitment Agreement (including, but not limited to, payment or receipt of the Put Option Premium), including by any member of the Creditors’ Committee, or any other act or omission, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. For the avoidance of doubt, notwithstanding the foregoing, a Release Opt-Out solely means that such holder (i) is electing to not release the Released Parties other than the Debtors, and (ii) shall not impair, limit or effect in any way the exculpation of the Exculpated Parties as set forth in Section 10.8 of the Plan. For the avoidance of doubt, the foregoing releases shall not release the indemnification rights of the (i) Secured Notes Indenture Trustee under the Secured Notes Indentures and any related documentation, and (ii) the Unsecured Notes Indenture Trustee under the Unsecured Notes Indentures and any related documentation.

(c)	Release of Liens
Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including the Exit Facility Documents, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the secured claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors.

(d)	Waiver of Statutory Limitations on Releases
The releases contained in Article X of the Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

10.	Injunction Related to Releases and Exculpation
The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan.

11.	Subordinated Claims
The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interest in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim (other than any Allowed Revolving Facility Claims, DIP Facility Claims, Allowed Secured Notes Claims, or Allowed Unsecured Notes Claims) or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

12.	Avoidance Actions
From and after the Effective Date, the Reorganized Debtors shall waive the right to prosecute any avoidance, equitable subordination, or recovery actions that belong to the Debtors under chapter 5 of the Bankruptcy Code, including sections 105, 502(d), 510, 542 through 551, and 553. The Debtors do not believe that actions being released pursuant to Section 10.12 of the Plan are material.

13.	Retention of Causes of Action and Reservation of Rights
Except as otherwise provided in Section 10.9 of the Plan, nothing herein or in the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including (a) any and all Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, or their officers, directors, or representatives and (b) for the turnover of any property of the Debtors’ estates; provided, that neither the Debtors nor the Reorganized Debtors shall preserve, retain, commence, prosecute or otherwise reserve any Claims or Cause of Action against (i) any Second Lien Noteholder, (ii) any Series B Interest Holder, (iii) the Secured Indenture Trustee, (iv) the Unsecured Senior Notes Groups (or any member thereof), (v) the Backstop Parties, or (vi) any of the forgoing Entities’ respective affiliates, agents, attorneys, advisors, professionals, officers, directors, and employees, including the Released and Settled Claims.

Nothing herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses that they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.
The Reorganized Debtors reserve (or receive) and shall retain the applicable Causes of Action notwithstanding the rejection of any executory contract or unexpired lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors in accordance with the terms of the Plan. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

14.	Preservation of Causes of Action
No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.

15.	Special Provisions for Governmental Units
Solely with respect to Governmental Units, nothing herein shall limit or expand the scope of discharge, release, or injunction to which the Debtors or the Reorganized Debtors are entitled under the Bankruptcy Code. Furthermore, nothing herein, including Sections 10.8 and 10.9 of the Plan, shall discharge, release, enjoin, or otherwise bar (a) any liability of the Debtors or the Reorganized Debtors to a Governmental Unit arising on or after the Confirmation Date with respect to events occurring on or after the Confirmation Date, (b) any liability to a Governmental Unit that is not a Claim, (c) any valid right of setoff or recoupment of a Governmental Unit, (d) any police or regulatory action by a Governmental Unit, (e) any environmental liability to a Governmental Unit that the Debtors, the Reorganized Debtors, any successors thereto, or any other Person or Entity may have as an owner or operator of real property after the Effective Date, and (f) any liability to a Governmental Unit on the part of any Persons or Entities other than the Debtors or the Reorganized Debtors, provided, that nothing in Section 10.15 of the Plan shall affect the Debtors’ releases in Section 10.9 of the Plan, nor shall anything herein or the Plan enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any of the matters described in clauses (a) through (f) above.

16.	Protections Against Discriminatory Treatment
Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

L.	Retention of Jurisdiction
On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
(a)    To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;
(b)    To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced before or after the Confirmation Date, including any proceeding with respect to a Cause of Action or Avoidance Action;
(c)    To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;
(d)    To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expenses;
(e)    To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;
(f)    To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;
(g)    To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code and to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)    To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;
(i)    To hear and determine disputes arising in connection with or related to the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated herein, or any agreement, instrument, or other document governing or relating to any of the foregoing;
(j)    To hear and determine disputes arising in connection with Disputed Claims;
(k)    To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;
(l)    To recover all assets of the Debtors and property of the Debtors’ estates, wherever located;
(m)    To determine such other matters and for such other purposes as may be provided in the Confirmation Order;
(n)    To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code);
(o)    To enforce all orders previously entered by the Bankruptcy Court;
(p)    To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;
(q)`To resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;
(r)    To determine any other matters or adjudicate any disputes that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, the Plan Supplement, or any document related to the foregoing; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court;
(s)    To hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(t)    To hear and determine any rights, claims, or causes of action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or any federal or state statute or legal theory;
(u)    To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;
(v)    To hear any other matter not inconsistent with the Bankruptcy Code; and
(w)    To enter a final decree closing the Chapter 11 Cases.
To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the forgoing matters, the reference to the “Bankruptcy Court” above shall be deemed to be replaced by the “District Court.” Nothing above or in Article XI of the Plan shall expand the exclusive jurisdiction of the Bankruptcy Court beyond that provided by applicable law.

M.	Miscellaneous Provisions

1.	Dissolution of Statutory Committees
On the Effective Date, the Statutory Committees shall dissolve, the current and former members of the Statutory Committees, including any ex officio members, and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases, except for the limited purpose of prosecuting (a) requests for allowances of compensation and reimbursement of expenses incurred prior to the Effective Date or (b) any appeals of the Confirmation Order.

2.	Substantial Consummation
The Plan provides that on the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

3.	Exemption from Transfer Taxes
Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of any Security or property under the Plan or in connection with the transactions contemplated thereby, the creation, filing, or recording of any mortgage, deed of trust, or other security interest, the making, assignment, filing, or recording of any lease or sublease, or the making or delivery of any deed, bill of sale, or other instrument of transfer under, in furtherance of, or in connection with the Plan, including the distribution of the LegacyCo Units or any agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated herein, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing a stamp tax or similar tax to the maximum extent provided by section 1146(a) of the Bankruptcy Code and applicable nonbankruptcy law.

To the maximum extent provided by section 1146(a) of the Bankruptcy Code and applicable nonbankruptcy law, the Restructuring Transactions shall not be taxed under any law imposing a stamp tax or similar tax.

4.	Plan Modifications and Amendments
The Plan may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Second Lien Creditors, the Requisite Commitment Parties, to the extent that it adversely affects the treatment or rights of holders of Claims in Classes 5A, 5B, 6, 7A, or 7B, the Creditors’ Committee, and, to the extent it adversely affects the Revolving Credit Facility Claims, the DIP Facility Claims or the Exit Facility, the Revolving Credit Facility Agent, the DIP Facility Agent or the Exit Facility Agent, as applicable, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct; provided that any such alteration, amendment or modification is consistent with the Restructuring Support Agreement. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Claims hereunder, the Debtors may, with the consent of the Requisite Consenting Second Lien Creditors and the Requisite Commitment Parties, and to the extent such action adversely affects the Revolving Credit Facility Claims, the DIP Facility Claims or the Exit Facility, the Revolving Credit Facility Agent, the DIP Facility Agent or the Exit Facility Agent, as applicable, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes and effects of the Plan and any holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as so amended, modified, or supplemented. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not materially and adversely affect the treatment of holders of Claims and that any such technical adjustment or modification is consistent with the Restructuring Support Agreement. Notwithstanding any provision of the Plan to the contrary or that is silent on the issue of consent rights, all documents, exhibits, and schedules related the Plan or Restructuring Transactions including, the Plan, Disclosure Statement, Confirmation Order, the Plan Documents, the Plan Supplement, and the Exit Facility Documents must be acceptable to the Requisite Consenting Second Lien Creditors and the Requisite Commitment Parties.

5.	Revocation or Withdrawal of Plan
The Debtors may revoke, withdraw, or delay consideration of the Plan prior to the Confirmation Date, either entirely or with respect to one or more of the Debtors, and to file subsequent amended plans of reorganization. If the Plan is revoked, withdrawn, or delayed with respect to fewer than all of the Debtors, such revocation, withdrawal, or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn, or delayed. If the Debtors revoke the Plan in its entirety, the Plan shall be deemed null and void. In such event, nothing herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors.

Notwithstanding the foregoing paragraph, if the Debtors take any action to attempt to withdraw the Plan from the docket of the Bankruptcy Court or the Debtors refuse, for any reason, to take any and all commercial reasonable actions to implement or support the Restructuring Transactions, then: (a) immediately, at such time and without any further order of the Court, the Debtors will no longer be proponents of the Plan and the Second Lien Group and the Unsecured Senior Notes Groups will become proponents of the Plan; provided, that if the exclusive periods of the Debtors have not been terminated as of such time, the Debtors shall remain nominal proponents of the Plan solely for the purposes of section 1121 until the expiration or termination of such exclusive periods; and (b) any and all provisions and consent rights or requirement that any document or transaction be “acceptable” or other terms under the Plan referencing “Weil,” the “Debtor,” or the “Debtors” are, and shall continue to be, in full force and effect with respect to the Consenting Creditors (as defined under the Restructuring Support Agreement) as if such provisions were written without reference to “Weil,” the “Debtor,” or the “Debtors.”
V.
ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN
The Plan reflects a consensus among the Debtors, the Revolving Credit Facility Lenders, the Second Lien Group, certain Unsecured Noteholders, and the Creditors’ Committee. The Debtors have determined that the Plan is the best alternative available for their successful emergence from chapter 11. If the Plan is not confirmed and consummated, the alternatives to the Plan are (A) continuation of the Chapter 11 Cases, which could lead to the filing of an alternative plan of reorganization, or a sale of some or all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (B) a liquidation under chapter 7 of the Bankruptcy Code.

A.	Continuation of the Chapter 11 Cases
If the Plan is not confirmed, the Debtors (or, if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors’ business, or an orderly liquidation of their assets.
Alternatively, if the Plan is not confirmed, the Debtors could seek from the Bankruptcy Court, after notice and a hearing, authorization to sell all of their assets under section 363 of the Bankruptcy Code. Holders of Claims in Classes 2, 3, and 4 would be entitled to credit bid on any property to which their security interest attaches to the extent of the value of such security interest, and to offset their Claims against the purchase price of the property. In addition, the security interests in the Debtors’ assets held by holders of Secured Claims would attach to the proceeds of any sale of the Debtors’ assets to the extent of their secured interests therein. Upon analysis and consideration of this alternative, the Debtors do not believe a sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for holders of Claims than what they would receive under the Plan.

B.	Liquidation under Chapter 7
If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to their creditors in accordance with the priorities established by the Bankruptcy Code. The effect a chapter 7 liquidation would have on the recovery of holders of allowed Claims and Interests is set forth in the Liquidation Analysis attached hereto as Exhibit B.
As demonstrated in the Liquidation Analysis, the Debtors believe that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Plan because of, among other things, the delay resulting from the conversion of the Chapter 11 Cases to cases under chapter 7, the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals, and the loss in value attributable to an expeditious liquidation of the Debtors’ assets as required by chapter 7.
VI.
TRANSFER RESTRICTIONS AND
CONSEQUENCES UNDER FEDERAL SECURITIES LAW
The issuance of and the distribution under the Plan of (a) the LegacyCo Units issued pursuant to Sections 4.4(b) of the Plan, and (b) the issuance of the New Permian Corp. Shares comprising (i) the Put Option Premium and (ii) pursuant to Sections 4.5(c) or 4.6 of the Plan, shall be exempt from registration under the Securities Act and any other applicable securities laws to the maximum extent permitted by section 1145 of the Bankruptcy Code.
Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer or sale under a chapter 11 plan of a security of a debtor, of an affiliate participating in a joint plan with a debtor, or of a successor to a debtor under a plan, if such securities are offered or sold in exchange for a claim against, or an interest in, a debtor or such affiliate, or principally in such exchange and partly for cash. In reliance upon this exemption, the LegacyCo Units issued to holders of Allowed Secured Notes Claims, the New Permian Corp. Shares comprising the Put Option Premium, and the New Permian Corp. Shares that may be issued pursuant to Sections 4.5(c) or 4.6 of the Plan will be exempt from the registration requirements of the Securities Act, and state and local securities laws. These securities may be resold without registration under the Securities Act or other federal or state securities laws pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.
Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who, except with respect to ordinary trading transactions, (1) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (2) offers to sell securities issued under a plan for the holders of such securities, (3) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution or (4) is an issuer, as used in Section 2(a)(11) of the Securities Act, with respect to such securities, which includes control persons of the issuer.
“Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of voting securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.
Notwithstanding the foregoing, control person underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 of the Securities Act which, in effect, permits the resale of securities received by such underwriters pursuant to a chapter 11 plan, subject to current information regarding the issuer being publicly available, applicable volume limitations, notice and manner of sale requirements, and certain other conditions. Parties who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own legal advisers as to the availability of the exemption provided by Rule 144.
The issuance and sale of the New Permian Corp. Shares pursuant to the Rights Offering and to the Backstop Parties under the Backstop Commitment Agreement (including the New Permian Corp. Shares issued pursuant to the Minimum Allocation Rights) are being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Regulation D thereunder. Such securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, including the required holding period, the resale provisions of Rule 144 of the Securities Act.
In any case, recipients of securities issued under the Plan are advised to consult with their own legal advisers as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.
If certificated, certificates evidencing the LegacyCo Units held by holders of 10% or more of the outstanding LegacyCo Units or that are otherwise held by underwriters (as defined in section 1145(b) of the Bankruptcy Code) with respect to LegacyCo and certificates evidencing the New Permian Corp. Shares that are “restricted securities”, as applicable, will bear (or if uncertificated, shall be deemed to bear) a legend substantially in the form below:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE DEBTORS RECEIVE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT

SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.
VII.
CERTAIN TAX CONSEQUENCES OF THE PLAN
The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and to holders of BBEP common units (the “BBEP Common Unitholders”) and to holders of certain Claims. This discussion does not address the U.S. federal income tax consequences to holders of Claims that are unimpaired or who are deemed to reject the Plan.
The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), U.S. Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). The U.S. federal income tax consequences of the contemplated transactions are complex and subject to significant uncertainties. The Debtors have not requested an opinion of counsel or a ruling from the IRS with respect to any of the tax aspects of the contemplated transactions.
This summary does not address foreign, state, or local tax consequences of the contemplated transactions, nor does it address the U.S. federal income tax consequences of the transactions to special classes of taxpayers (e.g., non-U.S. taxpayers, small business investment companies, regulated investment companies, real estate investment trusts, investment trusts, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, individual retirement and other tax-deferred accounts, holders that are, or hold their Claims through, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark-to-market their securities, persons subject to the alternative minimum tax or the “Medicare” tax on net investment income, and persons whose Claims are part of a straddle, hedging, constructive sale, or conversion transaction). In addition, this discussion does not address the Foreign Account Tax Compliance Act or U.S. federal taxes other than income taxes, nor does it apply to any person that acquires LegacyCo Units, New Permian Corp. Shares, or New Loan Obligations (as defined below) in the secondary market.
This discussion assumes that the Claims, Interests, New Permian Corp. Shares and LegacyCo Units are held as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Tax Code and, unless otherwise indicated below, that the various debt and other arrangements to which the Debtors are parties will be respected for U.S. federal income tax purposes in accordance with their form.

This discussion is based on the Restructuring Transactions described herein. See A.1-“Consequences to the Debtors and to BBEP Common Unitholders-Taxable Transfer of Assets,” below. Pursuant to the Plan, the Restructuring Transactions may be modified or revised by the Requisite Consenting Second Lien Creditors and the Debtors (in their reasonable discretion) to ensure a more tax efficient structure for holders of Secured Notes Claims and the Debtors. In the event of any revision, the U.S. federal income tax consequences described herein to the respective parties could materially differ.
The following summary of certain U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon your individual circumstances. All holders of Claims and Interests are urged to consult their tax advisor for the U.S. federal, state, local and other tax consequences applicable under the Plan.

A.	Consequences to the Debtors and to BBEP Common Unitholders
BBEP is treated as a partnership for U.S. federal income tax purposes and each of the other Debtors (all of whom are subsidiaries of BBEP) are treated as disregarded entities for U.S. federal income tax purposes, with the exception of Breitburn Finance Corporation, Phoenix Production Company and Alamitos Company. As a partnership or disregarded entity, BBEP and the other Debtors (other than Breitburn Finance Corporation, Phoenix Production Company and Alamitos Company) are not themselves subject to U.S. federal income tax. Instead, each BBEP unitholder is required to report on its U.S. federal income tax return, and is subject to tax in respect of, its distributive share of each item of income, gain, loss, deduction and credit of such Debtors. Accordingly, the U.S. federal income tax consequences of the Restructuring Transactions under the Plan generally will not be borne by the Debtors, but instead will be borne by BBEP unitholders. If you are a BBEP unitholder, you are urged to consult your tax advisor.

1.	Taxable Transfer of Assets
Pursuant to the Restructuring Transactions, the following transactions will occur in order on or prior to the Effective Date (or as soon as practicable thereafter):
(i)    Prior to the Effective Date, and in anticipation of the Permian Asset Acquisition, the Backstop Parties pursuant to the Backstop Commitment Agreement will (i) form New Permian Corp., (ii) cause New Permian Corp. to conduct the Rights Offering, and (iii) cause New Permian Corp. to enter into an Exchange Agreement with BBEP pursuant to which New Permian Corp. will agree to acquire all of the New Permian LLC Equity on and subject to the occurrence of the Effective Date in consideration for conducting the Rights Offering, Cash, an amount of New Permian Corp. Shares necessary to satisfy distributions pursuant to Sections 4.5(c) and 4.6 of the Plan with respect to Allowed Claims as of the Effective Date, and the assumption of the obligation to issue New Permian Corp. Shares with respect to, or on account of, Disputed General Unsecured Claims as to which the holder elected to receive New Permian Corp. Shares.
(ii)    On the Effective Date and in accordance with the provisions of the Plan, the Backstop Commitment Agreement and the Rights Offering, New Permian Corp.

will close the Rights Offering. Immediately thereafter, the Rights Offering and Minimum Allocation Rights Proceeds will be released to New Permian Corp. and New Permian Corp. will issue the New Permian Corp. Shares to those Eligible Offerees that have validly exercised the Subscription Rights and to the Backstop Parties, as applicable. Concurrent therewith (but not prior to), New Permian Corp. shall also issue, and on behalf of BBEP distribute, New Permian Corp. Shares pursuant to Sections 4.5(c) and 4.6 of the Plan, as applicable, with respect to Allowed Claims as of the Effective Date (other than any shares to be held back in respect of Disputed General Unsecured Claims in accordance with Article VII of the Plan).
(iii)    On the Effective Date, (i) BBEP will contribute the Legacy Contributed Assets to LegacyCo in exchange for LegacyCo Units representing all of the equity capital of LegacyCo (the “Legacy Asset Transfer”), and (ii) BBEP will contribute the Permian Assets to New Permian LLC in exchange for all of the New Permian LLC Equity (the “Permian Asset Transfer”). Such transfers will be subject to certain liabilities and obligations as provided in the Plan or Confirmation Order, or as otherwise agreed between BBEP and LegacyCo or New Permian LLC, as applicable. Immediately after the Legacy Asset Transfer and the Permian Asset Transfer, BBEP will be the sole member of LegacyCo and New Permian LLC. Each of LegacyCo and New Permian LLC will be disregarded as an entity separate from BBEP for U.S. federal income tax purposes at all times on or before the Effective Date (including immediately after the Legacy Asset Transfer and the Permian Asset Transfer), unless as to LegacyCo, the Requisite Consenting Second Lien Creditors determine in their sole discretion that LegacyCo elect to be treated as a corporation for U.S. federal income tax purposes (the “Corporation Election”).
(iv)    Simultaneously on the Effective Date, and in accordance with the Exchange Agreement and Article IV of the Plan, (A) BBEP will distribute 92.5% of the LegacyCo Units received in consideration for the Legacy Asset Transfer to holders of Allowed Secured Notes Claims in satisfaction and discharge of their Claims as provided in Section 4.4(b) of the Plan, and transfer 7.5% of the LegacyCo Units received in consideration for the Legacy Asset Transfer to New Permian Corp. (the “LegacyCo Distribution and Transfer”), and (B) BBEP will transfer to New Permian Corp. all of the New Permian LLC Equity received in consideration for conducting the Rights Offering, Cash, an amount of New Permian Corp. Shares necessary to satisfy distributions pursuant to Sections 4.5(c) and 4.6 of the Plan with respect to Allowed Claims as of the Effective Date, and the assumption of the obligation to issue New Permian Corp. Shares with respect to, or on account of, Disputed General Unsecured Claims as to which the holder elected to receive New Permian Corp. Shares (the “Permian Asset Acquisition”).
Upon formation, and at the time of the Legacy Asset Transfer, LegacyCo will be treated as a disregarded entity for U.S. federal income tax purposes, such that BBEP will still be regarded prior to the LegacyCo Distribution and Transfer as owning the assets transferred to LegacyCo, unless the Corporation Election is made. Accordingly, for U.S. federal income tax purposes, the Debtors, LegacyCo, all holders of Allowed Secured Notes Claims and New Permian Corp. will (absent the Corporation

Election) treat the LegacyCo Distribution and Transfer as (i) a distribution and transfer of the Legacy Contributed Assets, subject to certain liabilities and obligations, in a taxable exchange to the holders of Allowed Secured Notes Claims and New Permian Corp., followed by (ii) the contribution of such assets by the holders of Allowed Secured Notes Claims, subject to such liabilities and obligations, by the holders and New Permian Corp. to LegacyCo with LegacyCo being treated as a newly formed partnership for U.S. federal income tax purposes, unless otherwise required pursuant to a “final determination” to the contrary within the meaning of section 1313(a) of the Tax Code. Upon formation, and at the time of the Permian Asset Transfer, New Permian LLC will be treated as a disregarded entity for U.S. federal income tax purposes, such that BBEP will still be regarded prior to the Permian Asset Acquisition as owning the assets transferred to New Permian LLC. Accordingly, for U.S. federal income tax purposes, the Debtors, New Permian LLC and New Permian Corp. will treat the Permian Asset Acquisition as a taxable purchase of the underlying Permian Assets unless otherwise required pursuant to a “final determination” to the contrary within the meaning of section 1313(a) of the Tax Code.
(v)    BBEP will use the Cash consideration received pursuant to the Exchange Agreement (together with any Cash otherwise available) to satisfy any Cash distributions and other payments to be made on the Effective Date pursuant to or in connection with the Plan and Confirmation Order.
As discussed above, the Restructuring Transactions are subject to potential change by the Requisite Consenting Second Lien Creditors and the Debtors (in their reasonable discretion) to ensure a more tax efficient structure for holders of Secured Notes Claims and the Debtors; the discussion herein assumes the implementation of the Restructuring Transactions as described.
For U.S. federal income tax purposes, BBEP may recognize gain upon the LegacyCo Distribution and Transfer and the Permian Asset Acquisition but overall expects to incur a substantial net loss with respect to the transfer of assets that generally would be treated as ordinary loss. As described above, because BBEP is a partnership for U.S. federal income tax purposes, a significant portion of such gain or loss (subject to potential disallowance, as discussed below) will be allocated to the BBEP Common Unitholders. The amount of gain or loss allocable to any particular BBEP Common Unitholder depends, in part, on the price that the BBEP Common Unitholder paid for its units and the extent to which it has previously been allocated amortization or depreciation deductions with respect to the transferred assets.
Several provisions of the Tax Code can defer or disallow a loss recognized as a result of a transfer of assets under certain circumstances, such as a transaction between related parties, potentially including a sale or exchange of assets between a partnership and certain partners or between a partnership and a commonly-owned or controlled corporation. In the present context, the application of such related party rules - and, thus, the potential that all or substantially all of the losses expected to be incurred by the Debtors upon the transfer of their assets pursuant to the Plan may be disallowed, while any gains are required to be recognized - can differ depending on whether the Corporation Election is made (which is in the sole discretion of the Requisite Consenting Second Lien Creditors). If the Corporation Election is made, the substantial likelihood is that the loss would be disallowed under the related party rules, although there are arguments to the contrary. However, it is the Debtors’ understanding that the Requisite Consenting Second Lien Creditors do not currently intend to make the Corporation Election.
Assuming no Corporation Election is made, the Debtors expect, based on their understanding as of the date hereof of the ownership of Existing BBEP Equity Interests (including certain representations made by the holders of Secured Notes Claims and Unsecured Notes that are parties to the Restructuring Support Agreement and Backstop Commitment Agreement as to the extent of their ownership of Existing BBEP Equity Interests), that the related party loss disallowance rules generally would not apply to the Restructuring Transactions with respect to any loss allocable to the BBEP Common Unitholders. Nevertheless, even if no Corporation Election is made, whether related party loss disallowance provisions apply is dependent in part on facts outside of the Debtors’ control and as to which the Debtors may be unaware. Significantly, the holders of Secured Note Claims currently own in disproportionate amounts all or substantially all of the Series B Preferred Units, which represent the majority of all the outstanding preferred. Thus, for example, holders of Allowed Secured Note Claims could acquire additional Existing BBEP Equity Interests, which depending on the amount and by whom, could put one or more holders into a related party relationship, or could contribute their combined claims directly or indirectly to a corporation or other entity such that such corporation or entity may be considered a related party.
Accordingly, all or part of the loss the Debtors expect to recognize could be subject to disallowance, depending on the circumstances. All BBEP Common and Preferred Unitholders are urged to consult their tax advisors regarding the recognition and allocation of any gain and loss and the deductibility of any losses recognized upon the implementation of the Plan (including any other limitations that may be imposed by the tax law based on a holder’s individual circumstances).

2.	Cancellation of Debt and other Income from the Plan
In connection with the implementation of the Plan, BBEP will recognize cancellation of debt (“COD”) income for U.S. federal income tax purposes, including as a result of the discharge of certain Claims pursuant to the Restructuring Transactions and, potentially, as a result of a deemed exchange of the Revolving Credit Facility Claims (as described below). COD is the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor.
As described above, because BBEP is a partnership for U.S. federal income tax purposes, a significant portion (and possibly all or substantially all) of such COD income and any other income recognized by the Debtors upon implementation of the Plan should be allocated to the BBEP Common Unitholders. Certain statutory or judicial exceptions potentially can apply to limit the amount of COD income required to be included in income by the BBEP Common Unitholders, depending on the holders’ circumstances. In particular, exceptions are available that would allow COD income to be excluded from gross income if the COD income is taken into account by a taxpayer that is insolvent (but only to the extent of insolvency) or in bankruptcy.  These exceptions apply at the “partner” level and thus depend on whether the partner, i.e., the BBEP Common Unitholders to whom the COD income was allocated, is itself insolvent or in bankruptcy. The fact that the Debtors are insolvent and in bankruptcy is not relevant for that purpose. For purposes of determining a holder’s insolvency (measured immediately prior to the Effective Date), the holder would be treated as if it were individually liable for an amount of partnership debt equal to the allocated amount of the COD income. To the extent any amount of COD income is excludable by a holder by reason of the insolvency or bankruptcy exception, the holder generally would be required to reduce certain tax attributes (such as net operating losses, tax credits, possibly tax basis in assets and passive losses) after the determination of its tax liability for the taxable year.
As discussed in the preceding section, the Debtors currently expect - based on their understanding of the facts as of the date hereof - to recognize a substantial net loss with respect to the transfer of its assets pursuant to the Plan a significant portion of which will be allocated to the BBEP Common Unitholders. In such event, the Debtors expect that, in aggregate, the amount of the loss allocable to the BBEP Common Unitholders will equal or exceed any COD and other income allocable to the BBEP Common Unitholders. The amount of gain or loss allocable to any particular holder, however, depends, in part, on the price the holder originally paid for its units and the extent to which it has previously been allocated amortization or depreciation deductions with respect to the transferred assets. Nevertheless, as discussed in the preceding section, whether related party loss rules would apply to disallow all or part of the loss incurred by the Debtors is dependent in part on facts outside of the Debtors’ control (including, but not limited to whether a Corporation Election is made for LegacyCo) and as to which the Debtors may be unaware. Were such loss to be disallowed, a BBEP Common Unitholder could be taxable on its allocable share of COD income and any gains recognized upon the transfer of the Debtors assets even though the Debtors otherwise incurred a substantial net loss. All BBEP Common Unitholders are therefore urged to discuss their individual circumstances and the potential for the recognition of a substantial amount of unsheltered income with their tax advisor.
A BBEP Common Unitholder’s adjusted tax basis in its units will be increased to the extent of any net income or gain allocated to such partner and decreased (but not below zero) to the extent of any net loss allocated to such partner, whether or not such loss is disallowed and thus not deductible.
To the extent a holder was allocated losses in taxable years ending prior to the Effective Date, such losses may have been suspended by reason of certain provisions of the Tax Code (in particular, those relating to so-called “passive losses” or the “at risk” rules). As a result of the transaction, all or part of such losses may become deductible.
For U.S. federal income tax purposes, the discharge of BBEP’s indebtedness pursuant to the Plan will result in a deemed cash distribution to each BBEP Common Unitholder based on the amount of the indebtedness allocable to such BBEP Common Unitholder’s units. To the extent that any such deemed cash distribution exceeds the BBEP Common Unitholder’s adjusted tax basis in its units (after adjustment for net gain or loss allocable to the BBEP Common Unitholder as described above), such holder will recognize capital gain. Any such capital gain generally should be long-term if the BBEP Common Unitholder’s holding period in its units is more than one year and otherwise should be short-term. A BBEP Common Unitholder’s adjusted tax basis in its units will be decreased (but not below zero) to the extent of any such deemed cash distribution.

The federal income tax consequences of the Plan are complex, and may be particularly adverse for BBEP Common Unitholders. Accordingly, all BBEP Common Unitholders as well as all Preferred Unitholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them (taking into account their personal circumstances), including the potential for substantial unsheltered income.

B.	Consequences to Holders of Certain Claims and Interests
Unless otherwise noted, the discussion below applies only to U.S. Holders. As used herein, the term “U.S. Holder” means a beneficial owner of Revolving Credit Facility Claims, Secured Notes Claims, New Loan Obligations (as defined below), New Permian Corp. Shares or LegacyCo Units that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes holds Revolving Credit Facility Claims, Unsecured Notes Claims, New Loan Obligations (as defined below), New Permian Corp. Shares or LegacyCo Units, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in such a partnership holding any of such instruments, you are urged to consult your tax advisor.

1.	Holders of Revolving Credit Facility Claims
Pursuant to the Plan, and in full satisfaction of their Allowed Claims, holders of Revolving Credit Facility Claims will receive (a) a cash payment and (b) either (i) a new term loan under the Exit Facility or (ii) at the holder’s election, a new loan under a revolving credit facility (such two types of new loans are each hereafter referred to as a “series” and, collectively, as “New Loan Obligations”); provided, that all Revolving Credit Facility Claims arising under any “Lender Derivative Contract” (as such term is defined in the Revolving Credit Agreement) shall be indefeasibly paid in full in Cash. The following discussion does not apply to holders of Revolving Credit Facility Claims arising under any “Lender Derivative Contract” as such holders are being paid in full in Cash.

(a)	Treatment of the Revolving Credit Facility Claims
For U.S. federal income tax purposes, the purported exchange of a new debt instrument for an existing debt instrument will be respected as an exchange, as a result of which (among other things) gain or loss is realized, if the terms of the new debt instrument compared to existing debt instrument constitute a “significant modification.” The applicable U.S. Treasury Regulations concerning modification of debt instruments generally provide that an exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument collectively (other than certain specified changes), the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant. Accordingly, if the holders of Revolving Credit Facility Claims receive New Loan Obligations pursuant to the Plan, then based on the interest rate and other economic terms of the other economic terms of the New Loan Obligations under the Exit Revolving Credit Facility, the Debtors believe that the exchange of Revolving Credit Facility Claims for New Loan Obligations is likely to be treated as a “significant modification” of the Revolving Credit Facility Claims, and the remainder of this discussion so assumes.
Consequently, the Debtors believe that the receipt of cash and New Loan Obligations under the various exit facilities in exchange for Revolving Credit Facility Claims will be a fully taxable transaction to holders. Accordingly, in general, a U.S. Holder of Revolving Credit Facility Claims should recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of any cash received in satisfaction of its Claims (including any upfront fees received on the Effective Date by the holders pursuant to the exit facilities) and (B) the issue price (as defined below) of the New Loan Obligations received in satisfaction of its Claims (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued original issue discount (“OID”)), and (ii) the holder’s adjusted tax basis in its Claims (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.6- “Character of Gain or Loss,” below. A U.S. Holder of Revolving Credit Facility Claims will have ordinary interest income to the extent of any consideration allocable to accrued but unpaid interest not previously included in income. See B.5- “Distributions in Discharge of Accrued Interest or OID,” below.
The “issue price” of any series of New Loan Obligations under the Plan depends on whether, at any time during the 31-day period ending 15 days after the Effective Date, such New Loan Obligations or the Revolving Credit Facility Claims are considered traded on an “established market.” Pursuant to applicable U.S. Treasury regulations, an “established market” need not be a formal market. It is sufficient if there is a readily available sales price for an executed purchase or sale of New Loan Obligations in such series or the Revolving Credit Facility Claims, or if there is one or more “firm quotes” or “indicative quotes” with respect to a series of New Loan Obligations or for the Revolving Credit Facility Claims, in each case as such terms are defined in applicable U.S. Treasury regulations. If any of the New Loan Obligations received are considered traded on an established market, the issue price of such series of New Loan Obligations for U.S. federal income tax purposes will equal their fair market value as of the Effective Date. If any series of New Loan Obligations is not considered traded on an established market but the Revolving Credit Facility Claims are so treated, the issue price of such series of New Loan Obligations for U.S. federal income tax purposes will be based on the fair market value of the Revolving Credit Facility Claims (with appropriate adjustments, such as for the amount of cash received, if any). Alternatively, if the Revolving Credit Facility Claims are also not considered traded on an established market, the issue price of such series of New Loan Obligations for U.S. federal income tax purposes generally will be their stated principal amount. If BBEP determines that any series of New Loan Obligations or the Revolving Credit Facility Claims are traded on an established market, such determination and the determination of issue price will be binding on a holder unless such holder discloses, on a timely-filed U.S. federal income tax return for the taxable year that includes the Effective Date that such holder’s determination is different from BBEP’s determination, the reasons for such holder’s different determination and, if applicable, how such holder determined the fair market value.
Based on recent trade and quote data available to BBEP, the Debtors do not believe that the Revolving Credit Facility Claims would currently be considered traded on an established market, however the relevant determination date for such purpose is the Effective Date and there can be no assurances that a trading market will not arise in respect of the Revolving Credit Facility Claims or the New Loan Obligations between now and 15 days after the Effective Date. Accordingly, each holder of Revolving Credit Facility Claims is urged to consult its tax advisor regarding such determination and the gain or loss that such holder may recognize upon implementation of the Plan.

(b)	Payments of Stated Interest on the New Loan Obligations
Payments of stated interest on New Loan Obligations generally should be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder’s regular method of tax accounting).

(c)	Accrual of Original Issue Discount on the New Loan Obligations
The New Loan Obligations may be treated as issued with OID. A debt instrument generally has OID if its “stated redemption price at maturity” exceeds its “issue price” (as described in (a) above) by more than a de minimis amount. A New Loan Obligation’s “stated redemption price at maturity” for this purpose would include all principal and interest payable over the term of the New Loan Obligation, other than “qualified stated interest,” i.e., stated interest that is unconditionally payable at least annually at a constant rate in cash or property (other than debt of the issuer). The stated interest payable on the New Loan Obligations should be considered qualified stated interest for this purpose.
If the New Loan Obligations are issued with OID, a U.S. Holder of a New Loan Obligation generally will be required to include OID in gross income as it accrues over the term of the loan in accordance with a constant yield-to-maturity method, regardless of whether the U.S. holder is a cash or accrual method taxpayer, and regardless of whether and when the holder receives cash payments of interest on the obligation. Accordingly, a U.S. Holder could be treated as receiving interest income in advance of a corresponding receipt of cash. Any OID that a holder includes in income will increase the holder’s adjusted tax basis in the New Loan Obligation. A U.S. Holder generally will not be required to include separately in income cash payments (other than in respect of qualified stated interest) received on the New Loan Obligation; instead, such payments will reduce the holder’s adjusted tax basis in the New Loan Obligation by the amount of the payment.

The amount of OID includible in income for a taxable year by a U.S. Holder generally equals the sum of the daily portions of OID that accrue on a New Loan Obligation for each day during the taxable year on which such holder holds the New Loan Obligation, whether reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the “adjusted issue price” of the New Loan Obligation at the beginning of the accrual period multiplied by the yield to maturity of the New Loan Obligation less the amount of any qualified stated interest allocable to such accrual period. The “adjusted issue price” of a New Loan Obligation at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the New Loan Obligation in all prior accrual periods, and decreased by any payments made during all prior accrual periods on the New Loan Obligation other than qualified stated interest.
The rules regarding the determination of issue price and OID are complex, and the OID rules described above may not apply in all cases. Accordingly, each holder of Revolving Credit Facility Claims is urged to consult its tax advisor regarding the possible application of the OID rules to the New Loan Obligations.

2.	Holders of Secured Notes Claims
Distributions to holders of Allowed Secured Notes Claims will be made in accordance with the terms of the Plan. Accordingly, in accordance with the Restructuring Transactions, the following transactions will occur in order:

●	On the Effective Date, BBEP will contribute the Legacy Assets to LegacyCo in exchange for LegacyCo Units representing all of the equity capital of LegacyCo.

●
Immediately thereafter, pursuant to the LegacyCo Distribution and Transfer, BBEP will distribute 92.5% of the LegacyCo Units to holders of Allowed Secured Notes Claims in satisfaction and discharge of their Claims (simultaneously, the remaining 7.5% of the LegacyCo Units will be acquired by New Permian Corp.).

As described above (see A.1- “Consequences to the Debtors and to BBEP Common Unitholders-Taxable Transfer of Assets”), the distribution of LegacyCo Units to the holders of Secured Notes Claims is intended to be treated for U.S. federal income tax purposes (unless the Corporation Election is made at the direction of the Requisite Consenting Second Lien Creditors) as (a) a distribution of the Legacy Contributed Assets in a taxable exchange to the holders of Secured Notes Claims and New Permian Corp., followed by (b) the contribution of such assets by the holders and New Permian Corp. to LegacyCo, with LegacyCo being treated as a newly formed partnership for U.S. federal income tax purposes. To this end, the Plan requires that all parties treat the transaction in such manner, otherwise required pursuant to a “final determination” to the contrary within the meaning of section 1313(a) of the Tax Code.
So treated, each U.S. Holder of an Allowed Secured Notes Claim generally should recognize gain or loss in an amount equal to the difference, if any, between (a) the aggregate fair market value of its share of the Legacy Contributed Assets (or if a Corporation Election is made, the LegacyCo Units) received in exchange for its Claim (other than possibly any consideration received in respect of a claim for accrued but unpaid interest and possibly OID), and (b) the holder’s adjusted tax basis in its Allowed Secured Notes Claim (other than possibly any tax basis attributable to accrued but unpaid interest and possibly OID). See B.6- “Character of Gain or Loss,” below. However, the recognition of any loss is subject to complex related-party rules. Accordingly, any U.S. Holder of an Allowed Secured Notes Claim that owns Existing BBEP Equity Interests or that may be related to a person that owns Existing BBEP Equity Interests is urged to consult its tax advisor regarding the potential application of any related-party loss disallowance rules. A U.S. Holder of an Allowed Secured Notes Claim will have interest income to the extent of the value of any LegacyCo Units allocable to accrued but unpaid interest not previously included in income. See B.5- “Distributions in Discharge of Accrued Interest or OID,” below.
The deemed contribution to LegacyCo of the Legacy Assets treated as received by the U.S. Holders of Allowed Secured Notes Claims should itself be a tax-free contribution.
Thus, a U.S. Holder of an Allowed Secured Notes Claim should have a tax basis in the LegacyCo Units received equal to the amount taken into account in determining gain or loss, and the holder’s holding period for the units should begin the day following the Effective Date.

3.	Holders of Unsecured Notes Claims
Pursuant to the treatment section of the Plan, each holder of an Allowed Unsecured Notes Claim that is an Eligible Offeree will receive, in full satisfaction of such Claim, the right to participate in the Rights Offering (a “Subscription Right”). Each holder of an Allowed Unsecured Notes Claims that is not an Eligible Offeree (a Receiving AUNC Holder) will receive either shares of New Permian Corp. or, at the holder’s election, cash in accordance with Section 4.5(c) of the Plan. Pursuant to the Plan, there will also be a distribution in cash in respect of the Unsecured Notes Indenture Trustee’s fees. In the event of a distribution to holders of Existing BBEP Equity Interest, any holder of an Allowed Unsecured Notes Claim that is an Eligible Offeree and elects not to participate in the Rights Offering will receive a distribution in accordance with Section 4.5(b) of the Plan; the following discussion does not address such distribution.
Pursuant to the Plan, each Receiving AUNC Holder will receive its New Permian Corp. Shares in the form of interests in the AUNC Trust. For U.S. federal income tax purposes, subject to definitive guidance from the IRS or a court of competent jurisdiction, the Plan provides that a distribution of New Permian Corp. Shares to the AUNC trust shall be treated by all parties as (i) a direct transfer to Receiving AUNC Holders, and (ii) the transfer by such persons to the AUNC Trust in exchange for their beneficial interest therein. Accordingly, it is intended that each holder be treated for United States federal income tax purposes as the grantors and direct owners of their respective portions of the underlying assets of the AUNC Trust, and the following discussion so assumes. Receiving AUNC Holders will recognize gain or loss on the deemed receipt of New Permian Corp. Shares as described below, but should not recognize additional gain or loss upon the contribution of New Permian Corp. Shares to or any distribution of the New Permian Corp. Shares from the AUNC Trust.

(a)	Gain or Loss
In general, a U.S. Holder of an Allowed Unsecured Notes Claim should recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the amount of cash and the fair market value of any New Permian Corp. Shares or (as discussed below) any Subscription Rights received in the exchange (other than any exchange consideration received in respect of a claim for accrued but unpaid interest and possibly OID), and (ii) the holder’s adjusted tax basis in the Unsecured Notes Claims and any other property exchanged (other than possibly any tax basis attributable to accrued but unpaid interest and possibly accrued OID). However, the recognition of any loss is subject to complex related-party rules. Accordingly, any U.S. Holder of an Allowed Unsecured Notes Claim that owns or that may be related to a person that owns Existing BBEP Equity Interests is urged to consult its tax advisor regarding the potential application of any related-party loss disallowance rules. A U.S. Holder of an Unsecured Notes Claim will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest not previously included in income. See B.5- “Distributions in Discharge of Accrued Interest or OID,” below.
Although not free from doubt, the Debtors believe that the better view is that the Subscription Right should be treated as an option and an Eligible Offeree should be treated as receiving the Subscription Rights in exchange for its Allowed Unsecured Notes Claim, with the exercise of the Subscription Rights treated for U.S. federal income tax purposes as the exercise of options to acquire the underlying New Permian Corp. Shares (including any New Permian Corp. Shares received relating to the Put Option Premium). Alternatively, the receipt and exercise of the Subscription Rights pursuant to the Plan could be viewed as an integrated transaction pursuant to which part of the New Permian Corp. Shares are treated as acquired directly in satisfaction of a holders Allowed Unsecured Notes Claim and part are treated as acquired for Cash. Unless otherwise indicated, the discussion herein assumes that the Subscription Rights are viewed as options. Regardless of the characterization of the Subscription Rights, a U.S. Holder of Subscription Rights generally would not recognize additional gain or loss upon the exercise of such Subscription Rights beyond the gain or loss recognized in respect of the exchange of such holder’s claim. If the Subscription Rights are treated as an option, a U.S. Holder’s tax basis in the Subscription Rights should equal their fair market value on the Effective Date.
A U.S. Holder’s tax basis in the New Permian Corp. Shares received upon exercise of a Subscription Right (including any New Permian Corp. Shares received relating to the Put Option Premium) should generally be equal to the sum of (i) the amount paid, if any, for the New Permian Corp. Shares and (ii) the holder’s tax basis, if any, in the Subscription Rights or, alternatively, under an integrated transaction analysis, in any New Permian Corp. Shares that are treated as acquired directly in full satisfaction of the holder’s Unsecured Notes Claim. A U.S. Holder’s holding period in the New Permian Corp. Shares received upon exercise of the Subscription Rights should begin on the day such rights are exercised or, alternatively under an integrated transaction analysis, on the day after such holder is treated as receiving the New Permian Corp. Shares.
Each Receiving AUNC Holder generally will have a tax basis in any shares of New Permian Corp. received equal to their fair market value, and a holding period that begins on the day after the Effective Date.

(b)	Lapse of Subscription Right and Disposition of New Permian Corp. Shares
If a U.S. Holder is treated as receiving a Subscription Right of value that subsequently lapses without being exercised by the holder, such holder would generally recognize a loss to the extent of its tax basis in the Subscription Right. In general, such gain or loss would be a capital gain or loss, long-term or short-term, depending upon whether the requisite holding period was satisfied.
If a U.S. Holder exercises its Subscription Rights and sells, exchanges or otherwise disposes of the underlying New Permian Corp. Shares (including any New Permian Corp. Shares received relating to the Put Option Premium) it receives upon exercise, such holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount realized for the New Permian Corp. Shares and the U.S. Holder’s adjusted tax basis in the New Permian Corp. Shares. Capital gains of non-corporate U.S. Holders derived with respect to a sale, exchange or other taxable disposition of the New Permian Corp. Shares held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.
You are urged to consult your tax advisor regarding the receipt of the Subscription Rights, as well as the tax consequences of any disposition of the New Permian Corp. Shares.

4.	Holders of General Unsecured Claims
Pursuant to the treatment section of Plan, each holder of an Allowed General Unsecured Claim will receive its Pro Rata share of either (i) the GUC Cash Pool or (ii) if elected by a holder of an Allowed General Unsecured Claim in an amount equal to or more than $1 million, New Permian Corp. Shares (a Receiving GUC Holder).
In general, a U.S. Holder of an Allowed General Unsecured Claim should recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash or the fair market value of New Permian Corp. Shares received in the exchange (other than possibly any exchange consideration received in respect of a claim for accrued but unpaid interest and possibly accrued OID), and (ii) the holder’s adjusted tax basis in the General Unsecured Claim exchanged (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.6- “Character of Gain or Loss,” below. However, the recognition of any loss is subject to complex related-party rules. Accordingly, any U.S. Holder of an Allowed General Unsecured Claim that owns or may be related to a person that owns Existing BBEP Equity Interests is urged to consult its tax advisor regarding the potential application of any related-party loss disallowance rules. A U.S. Holder of an Allowed General Unsecured Claim will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest not previously included in income. See B.5- “Distributions in Discharge of Accrued Interest or OID,” below.
In the event of the subsequent disallowance of any Disputed General Unsecured Claims, a holder of a previously Allowed Claim may receive additional post-Effective Date distributions. Accordingly, it is possible that any loss, or a portion of any gain, realized by a U.S. Holder may be deferred until all Disputed General Unsecured Claims are Allowed or Disallowed. In addition, a holder may have imputed interest income with respect to such distribution. U.S.

Holders are urged to consult their tax advisors regarding the possible application (and the ability to elect out) of the “installment method” of reporting any gain that may be recognized by such holders in respect of their Claims due to the receipt of cash in a taxable year subsequent to the taxable year in which the Effective Date occurs. The discussion herein assumes that the installment method does not apply.
If a U.S. Holder of an Allowed General Unsecured Claim receives New Permian Corp. Shares in the exchange, such holder generally will have a tax basis in any shares of New Permian Corp. received equal to their fair market value, and a holding period that begins on the day after the Effective Date.

5.	Distributions in Discharge of Accrued Interest or OID
In general, to the extent that any consideration received pursuant to the Plan by a U.S. Holder of a Claim is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s gross income). Conversely, a U.S. Holder generally recognizes a deductible loss to the extent any accrued interest claimed or accrued OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a “security” of a corporate issuer, in an otherwise tax-free exchange, could not claim a current loss with respect to any accrued unpaid OID. Accordingly, it is also unclear whether, by analogy, a U.S. Holder of a Claim that does not constitute a security would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.
The Plan provides that, except as otherwise required by law, consideration received in respect of an Allowed Claim is allocable first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remainder of the Claim, including any Claim for accrued but unpaid interest (in contrast, for example, to a pro rata allocation of a portion of the exchange consideration received between principal and interest, or an allocation first to accrued but unpaid interest). See Section 5.13 of the Plan. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. You are urged to consult your own tax advisor regarding the allocation of consideration and the inclusion and deductibility of accrued but unpaid interest for U.S. federal income tax purposes.

6.	Character of Gain or Loss
Where gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction.
A holder that purchased its Claims from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code. A holder that purchased its Claim from a prior holder will be considered to have purchased such Claim with “market discount” if the holder’s adjusted tax basis in its

Claim is less than the stated redemption price of such Claim at maturity by at least a de minimis amount. Under these rules, any gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) during the holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued. If a holder of Claims did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claims, such deferred amounts would become deductible at the time of the exchange.

7.	Ownership and Disposition of LegacyCo Units
In accordance with the LegacyCo Amended and Restated Operating Agreement, LegacyCo will be treated as a partnership for U.S. federal income tax purposes, unless the Corporation Election is made (in which event the LegacyCo Units would be treated as common stock in a corporation for U.S. federal income tax purposes). The following discussion assumes that the Corporation Election is not made. As a partnership, LegacyCo itself generally will not be subject to U.S. federal income tax. Instead, LegacyCo will file an annual partnership information return with the IRS, which form will report the results of LegacyCo’s operations. Each recipient of LegacyCo Units will be required to report on its U.S. federal income tax return, and will be subject to tax in respect of, its distributive share of each item of LegacyCo’s income, gain, loss, deduction and credit for each taxable year of LegacyCo ending with or within such member’s taxable year. Each item generally will have the same character as if the member of LegacyCo had realized the item directly. Members will be required to report these items regardless of the extent to which, or whether, they receive cash distributions from LegacyCo for such taxable year, and thus may incur income tax liabilities in excess of any distributions from LegacyCo. LegacyCo will provide each member with the necessary information to report its allocable share of the LegacyCo’s tax items for U.S. federal income tax purposes; however, no assurance can be given that LegacyCo will be able to provide such information prior to the initial due date of the members’ U.S. federal income tax returns and the members may therefore be required to apply to the IRS for an extension of time to file their tax returns.
The board of directors of LegacyCo will decide how items will be reported on LegacyCo’s U.S. federal income tax returns, and all members will be required under the Tax Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In the event that the income tax returns of LegacyCo are audited by the IRS, the tax treatment of LegacyCo’s income and deductions generally will be determined at the LegacyCo level in a single proceeding, rather than in individual audits of the members. The tax matters partner and partnership representative will have considerable authority under the Tax Code and the limited liability company agreement for LegacyCo to make decisions affecting the tax treatment and procedural rights of all members.
LegacyCo will have an initial tax basis in its assets equal to their respective fair market values at the time of the transfer by BBEP (discussed above). LegacyCo’s holding period in its assets will begin on the date of the transfer.

A member generally will not recognize gain or loss on the receipt of a distribution of cash or property from LegacyCo (provided that the member is not treated as exchanging such member’s share of LegacyCo’s “unrealized receivables” and/or certain “inventory items” (as those terms are defined in the IRC, and together “Ordinary Income Items”) for other partnership property). A member, however, will recognize gain on the receipt of a distribution of money and, in some cases, “marketable securities,” from LegacyCo (including any constructive distribution of money resulting from a reduction of the member’s share of the indebtedness of LegacyCo) to the extent such cash distribution or the fair market value of such marketable securities distributed exceeds such member’s adjusted tax basis in its membership interest. Such distribution would be treated as gain from the sale or exchange of a membership interest, which is described below.
A member will recognize gain on the complete liquidation of its membership interest only to the extent the amount of money received exceeds its adjusted tax basis in its interest. Distributions of certain marketable securities are treated as distributions of money for purposes of determining gain. Any gain recognized by a member on the receipt of a distribution from LegacyCo generally will be capital gain, but may be taxable as ordinary income under certain other circumstances. No loss can be recognized on a distribution in liquidation of a membership interest, unless the member receives no property other than money and Ordinary Income Items.
A member’s adjusted tax basis in its interest in LegacyCo generally will be equal to such member’s initial tax basis (discussed above), increased by the sum of (a) any additional capital contribution such member makes to LegacyCo, (b) the member’s allocable share of the income of LegacyCo, and (c) increases in the member’s allocable share of the indebtedness of LegacyCo, and reduced, but not below zero, by the sum of (d) the member’s allocable share of the losses of LegacyCo, and (e) the amount of money or the adjusted tax basis of property distributed to such member, including constructive distributions of money resulting from reductions in such member’s allocable share of the indebtedness of LegacyCo.
A sale of all or part of a member’s LegacyCo Units will generally result in the recognition of gain or loss in an amount equal to the difference between the amount of the sales proceeds or distribution (including any constructive distribution) and such member’s adjusted tax basis for the portion of the interest disposed of. Any gain or loss recognized with respect to such a sale generally will be treated as capital gain or loss, and will be long-term capital gain or loss if the interest has been held for more than one year, except to the extent (i) that the proceeds of the sale are attributable to a member’s allocable share of certain Ordinary Income Items of LegacyCo and such proceeds exceed the member’s adjusted tax basis attributable to such Ordinary Income Items and (ii) of previously allowed bad debt or ordinary loss deductions. A member’s ability to deduct any loss recognized on the sale of its membership interest will depend on the member’s own circumstances and may be restricted under the Tax Code.
The foregoing summary has been provided for informational purposes only. Each holder of Claims and LegacyCo Units is urged to consult its tax advisor concerning the U.S. federal, state, local, and other tax consequences applicable under the Plan.

8.	Information Reporting and Backup Withholding
Payments of interest (including accruals of OID) or dividends and any other reportable payments, possibly including amounts received pursuant to the Plan and payments of proceeds from the sale, retirement or other disposition of the exchange consideration, may be subject to “backup withholding” (currently at a rate of 28%) if a recipient of those payments fails to furnish to the payor certain identifying information and, in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld generally should be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.
U.S. Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds. You are urged to consult your tax advisor regarding these U.S. Treasury regulations and whether the contemplated transactions under the Plan would be subject to these U.S. Treasury regulations and require disclosure on your tax return.
The foregoing summary has been provided for informational purposes only. Each holder of Claims and Existing BBEP Equity Interests is urged to consult its tax advisor concerning the U.S. federal, state, local, and other tax consequences applicable under the Plan.
VIII.
VOTING PROCEDURES AND REQUIREMENTS
Before voting to accept or reject the Plan, each holder of a Claim entitled to vote (an “Eligible Holder”) should carefully review the Plan attached hereto as Exhibit A. All descriptions of the Plan set forth in this Disclosure Statement are subject to the terms and provisions of the Plan.

A.	Voting Deadline
All Eligible Holders have been sent a Ballot together with this Disclosure Statement. Such holders should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot that accompanies this Disclosure Statement to cast your vote. Special procedures are set forth below for holders of securities through a broker, dealer, commercial bank, trust company, or other agent or nominee (“Nominee”).
The Debtors have engaged Prime Clerk LLC as their voting agent (the “Voting Agent”) to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan.

FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT AT THE ADDRESS SET FORTH BELOW ON OR BEFORE THE VOTING DEADLINE OF 4:00 P.M. (EASTERN TIME) ON JANUARY 4, 2018, UNLESS EXTENDED BY THE DEBTORS.
AN ELIGIBLE HOLDER HOLDING THE SECURED NOTES, 7.875% UNSECURED NOTES, OR 8.625% UNSECURED NOTES IN “STREET NAME” THROUGH A NOMINEE MAY VOTE AS FURTHER DESCRIBED BELOW.
IF YOU MUST RETURN YOUR BALLOT TO YOUR NOMINEE, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS IT AND RETURN THE MASTER BALLOT TO THE VOTING AGENT BEFORE THE VOTING DEADLINE.
IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE VOTING AGENT AT THE NUMBER SET FORTH BELOW TO RECEIVE A REPLACEMENT BALLOT. ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED.
IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT:
Prime Clerk LLC
Telephone: 855-851-7887 (toll free) or +1 917-258-6103 (international)
E-mail: breitburninfo@primeclerk.com with “ BBEP” in the subject line
Additional copies of this Disclosure Statement are available upon request made to the Voting Agent, at the telephone numbers or e-mail address set forth immediately above.

B.	Voting Procedures
The Debtors are providing copies of this Disclosure Statement (including all exhibits and appendices) and related materials and a Ballot (collectively, a “Solicitation Package”) to Eligible Holders. Record holders of certain Claims may include Nominees. If such Nominees do not hold Claims for their own account, they must provide copies of the Solicitation Package to their customers that are the Eligible Holders thereof as of the Record Date. Any Eligible Holder that has not received a Ballot should contact its Nominee, or the Voting Agent.
Eligible Holders should provide all of the information requested by the Ballot and return all Ballots received in the enclosed, self-addressed, postage-paid envelope provided with each such Ballot either to the Voting Agent or their Nominee, as applicable.
The Record Date for determining which holders are entitled to vote on the Plan is November 29, 2017. The applicable administrative agent or indenture trustee under any debt documents will not vote on behalf of its respective holders. Such holders must submit their own Ballot.

C.	Parties Entitled to Vote
Under the Bankruptcy Code, only holders of Claims or Interests in “impaired” classes are entitled to vote on the Plan. Under section 1124 of the Bankruptcy Code, a class of Claims or

Interests is “impaired” under the Plan unless (1) the Plan leaves unaltered the legal, equitable, and contractual rights to which such Claim or Interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such Claim or Interest, the Plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.
If, however, the holder of an impaired Claim or Interest will not receive or retain any distribution under the Plan on account of such Claim or Interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such Claims and Interests do not actually vote on the Plan and will not receive a Ballot. If a Claim or Interest is not impaired by the Plan, the Bankruptcy Code presumes the holder of such Claim or Interest to have accepted the Plan and, accordingly, holders of such Claims and Interests are not entitled to vote on the Plan, and also will not receive a Ballot.
A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.
The Bankruptcy Code defines “acceptance” of a plan by a class of: (1) Claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Claims that cast ballots for acceptance or rejection of the Plan; and (2) Interests as acceptance by interest holders in that class that hold at least two-thirds (2/3) in amount of the Interests that cast ballots for acceptance or rejection of the Plan.
The Claims in the following classes are impaired under the Plan and entitled to vote to accept or reject the Plan:

●	Class 3 - Revolving Credit Facility Claims

●	Class 4 - Secured Notes Claims

●	Class 5A/5B - Unsecured Notes Claims

●	Class 6 - General Unsecured Claims

1.	Beneficial Holders
An Eligible Holder that holds a Claim as a record holder in its own name should vote on the Plan by completing and signing a Ballot (a “Beneficial Holder Ballot”) and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.
An Eligible Holder holding a Claim in “street name” through a Nominee may vote on the Plan by one of the following two methods (as selected by such Eligible Holder’s Nominee):

●
Complete and sign the enclosed Beneficial Holder Ballot. Return the Beneficial Holder Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process your instructions and return a completed “master” Ballot (each, a “Master

Ballot”) to the Voting Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Voting Agent for instructions; or

●
Complete and sign the pre-validated Beneficial Holder Ballot (as described below) provided to you by your Nominee. Return the pre-validated Beneficial Holder Ballot to the Voting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.

Any Beneficial Holder Ballot returned to a Nominee by an Eligible Holder will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Voting Agent that Beneficial Holder Ballot (properly validated) or a Master Ballot casting the vote of such Eligible Holder.
If any Eligible Holder owns a Claim through more than one Nominee, such Eligible Holder may receive multiple mailings containing the Beneficial Holder Ballots. The Eligible Holder should execute a separate Beneficial Holder Ballot for each block of a Claim that it holds through any particular Nominee and return each Beneficial Holder Ballot to the respective Nominee in the return envelope provided therewith. Eligible Holders that execute multiple Beneficial Holder Ballots with respect to a Claim in a single Class held through more than one Nominee must indicate on each Beneficial Holder Ballot the names of all such other Nominees and the additional amounts of such Claims so held and voted.

2.	Nominees
A Nominee that, on the Record Date, is the record holder of Claims for one or more Eligible Holders can obtain the votes of the Eligible Holders of such Claims, consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

(a)	Pre-Validated Ballots
The Nominee may “pre-validate” a Beneficial Holder Ballot by (i) signing the Beneficial Holder Ballot and indicating on the Beneficial Holder Ballot the name of the Nominee and DTC Participant Number, (ii) the amount and the account number of the Claims held by the Nominee for the Eligible Holder, and (iii) forwarding such Beneficial Holder Ballot, together with the Disclosure Statement, a pre-addressed, postage-paid return envelope addressed to, and provided by, the Voting Agent, and other materials requested to be forwarded, to the Eligible Holder for voting. The Eligible Holder must then complete the information requested in Item 2 and Item 3 of the Beneficial Holder Ballot, and return the Beneficial Holder Ballot directly to the Voting Agent in the pre-addressed, postage-paid return envelope so that it is RECEIVED by the Voting Agent on or before the Voting Deadline. A list of the Eligible Holders to whom “pre-validated” Beneficial Holder Ballots were delivered should be maintained by Nominees for inspection for at least one year from the Voting Deadline.

(b)	Master Ballots
If the Nominee elects not to prevalidate Beneficial Holder Ballots, the Nominee may obtain the votes of Eligible Holders by forwarding to the Eligible Holders the unsigned Beneficial Holder Ballots, together with the Disclosure Statement, a pre-addressed, postage-paid return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such Eligible Holder must then indicate his, her, or its vote on the Beneficial Holder Ballot, complete the information requested on the Beneficial Holder Ballot, review the certifications contained on the Beneficial Holder Ballot, execute the Beneficial Holder Ballot, and return the Beneficial Holder Ballot to the Nominee. After collecting the Beneficial Holder Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Holder Ballots, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is RECEIVED by the Voting Agent on or before the Voting Deadline. All Beneficial Holder Ballots returned by Eligible Holders should either be forwarded to the Voting Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS ELIGIBLE HOLDERS TO RETURN THEIR BENEFICIAL HOLDER BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE.

3.	Miscellaneous
All Ballots must be signed by the Eligible Holder, or any person who has obtained a properly completed Ballot proxy from the Eligible Holder by the Record Date. Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the Ballots. Any Ballot marked to both accept and reject the Plan shall not be counted.  If you return more than one Ballot voting different Claims, the Ballots are not voted in the same manner, and you do not correct this before the Voting Deadline, those Ballots will not be counted. An otherwise properly executed Ballot (other than a Master Ballot) that attempts to partially accept and partially reject the Plan will likewise not be counted.
The Ballots provided to Eligible Holders will reflect the principal amount of such Eligible Holder’s Claim; however, when tabulating votes, the Voting Agent may adjust the amount of such Eligible Holder’s Claim by multiplying the principal amount by a factor that reflects all amounts accrued between the Record Date and the Petition Date including interest.
Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only Eligible Holders that actually vote will be counted. The failure of a holder to deliver a duly executed Ballot to the Voting Agent or its Nominee will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.
Except as provided below, unless the Ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.

4.	Fiduciaries and Other Representatives
If a Beneficial Holder Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit the separate Beneficial Holder Ballot of each Eligible Holder for whom they are voting.
UNLESS THE BALLOT OR THE MASTER BALLOT IS SUBMITTED TO THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST THE BANKRUPTCY COURT TO ALLOW SUCH BALLOT TO BE COUNTED.

5.	Agreements upon Furnishing Ballots
The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the voter with respect to such Ballot to accept (a) all of the terms of, and conditions to, this solicitation; and (b) the terms of the Plan including the injunction, releases, and exculpations set forth in Sections 10.7, 10.8, and 10.9 therein. All parties in interest retain their right to object to confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

6.	Change of Vote
Any party that has previously submitted a properly completed Ballot to the Voting Agent before the Voting Deadline may revoke such Ballot and change its vote by submitting to the Voting Agent a subsequent, properly completed Ballot for acceptance or rejection of the Plan before the Voting Deadline.

D.	Waivers of Defects, Irregularities, etc.
Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent or the Debtors, as applicable, in their sole discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots submitted by any of their respective creditors not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful. The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any of their creditors. The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

E.	Further Information, Additional Copies
If you have any questions or require further information about the voting procedures for voting your Claim, or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent.
IX.
FACTORS TO CONSIDER BEFORE VOTING
Before voting to accept or reject the Plan, holders of Claims entitled to vote should read and carefully consider the risk factors set forth below, in addition to the information set forth in this Disclosure Statement together with any attachments, exhibits, or documents incorporated by reference hereto. The factors below should not be regarded as the only risks associated with the Plan or its implementation. Documents filed with the SEC may contain important risk factors that differ from those discussed below, and such risk factors are incorporated as if fully set forth herein and are a part of this Disclosure Statement. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov.

A.	Risks Relating to the Debtors’ Business Operations and Financial Condition

1.	Volatile Oil and Gas Prices
Revenues and profitability of the Debtors (and therefore the Reorganized Debtors) substantially depend on prevailing oil and natural gas prices. Oil and natural gas are commodities subject to significant fluctuations in response to changes in supply and demand. Oil and natural gas prices have historically been volatile and are likely to continue to be volatile in the future, especially given current economic and geopolitical conditions. The prices for oil and natural gas are subject to a variety of factors beyond the Debtors’ or Reorganized Debtors’ control, including the following:

●	domestic and foreign supply of and demand for oil, liquefied natural gases, and natural gas;

●	market prices of oil, liquefied natural gases, and natural gas;

●	level of consumer product demand;

●	overall domestic and global political and economic conditions;

●	political and economic conditions in producing countries, including those in the Middle East, Russia, South America and Africa;

●	actions of the Organization of Petroleum Exporting Countries and other state-controlled oil companies relating to oil price and production controls;

●	weather conditions;

●	impact of the United States dollar exchange rates on commodity prices;

●	technological advances affecting energy consumption and energy supply;

●	domestic and foreign governmental regulations and taxation;

●	impact of energy conservation efforts;

●	capacity, cost and availability of oil and natural gas pipelines, processing, gathering and other transportation facilities and the proximity of these facilities to wells;

●	increase in imports of liquid natural gas in the United States; and

●	price and availability of alternative fuel.
Historically, higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling equipment, crews and associated supplies, equipment and services. A high cost environment could adversely affect the Reorganized Debtors’ operations.

2.	High Costs and Risks of Oil and Natural Gas Drilling and Production
The Debtors’ operations are (and the Reorganized Debtors’ operations will be) subject to many risks, including the risk of not discovering commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenue to return a profit. The decisions to purchase, explore, develop, or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, as well as production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. In addition, the results of any exploratory drilling in new or emerging areas are more uncertain than drilling results in areas that are developed and have established production, and the Debtors’ or Reorganized Debtors’ operations may involve the use of recently-developed drilling and completion techniques. The cost of drilling, completing, equipping, and operating wells is often uncertain before drilling commences. Declines in commodity prices and overruns in budgeted expenditures are common risks that can make a particular project uneconomic or less economic than forecasted. Furthermore, many factors may curtail, delay, or cancel drilling and completion projects, including the following:
●    high costs, shortages or delivery delays of drilling rigs, equipment, labor or other services;
●    unexpected operational events and drilling conditions;
●    sustained depressed oil and natural gas prices and further reductions in oil and natural gas prices;
●    limitations in the market for oil and natural gas;
●    problems in the delivery of oil and natural gas to market;
●    adverse weather conditions;
●    facility or equipment malfunctions;

●	equipment failures or accidents;

●	title problems;

●	pipe or cement failures;

●	casing collapses;

●	compliance with environmental and other governmental requirements;

●	environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

●	lost or damaged oilfield drilling and service tools;

●	unusual or unexpected geological formations;

●	loss of drilling fluid circulation;

●	pressure or irregularities in formations;

●	fires, blowouts, surface craterings and explosions;

●	natural disasters; and

●	uncontrollable flows of oil, natural gas or well fluids.
In certain properties, the Debtors use (and the Reorganized Debtors will use) enhanced recovery technologies to produce oil and natural gas on certain properties. For example, the Debtors inject water and CO2 into formations on substantially all of their Oklahoma properties to increase production of oil and natural gas. If the Reorganized Debtors are unable to produce oil and gas by injecting CO2 in the manner or to the extent that they anticipate, any future results of operations and financial condition could be materially adversely affected. The additional production and reserves attributable to the use of enhanced recovery methods are inherently difficult to predict. Additionally, the Reorganized Debtors’ ability to utilize CO2 to enhance production will be subject to their ability to obtain sufficient quantities of CO2. The Reorganized Debtors may have inadequate CO2 if their CO2 supplier is unable to deliver contractually required quantities of CO2 or adequate CO2 supplies are impeded, which may, in turn, negatively impact oil and gas production volumes.
In addition, the Reorganized Debtors may have limited control over activities on properties where they do not operate. The Reorganized Debtors may have limited ability to influence or control the operation, future development, or capital expenditures of the non-operated properties where they have interests. The success and timing of drilling development or production activities on properties operated by others depend upon a number of factors that will be outside of the Reorganized Debtors’ control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, approval of other participants, and selection of technology. The Reorganized Debtors’ dependence on the operator and other working interest owners for these projects coupled with their limited ability to influence or control the operation and future development of these properties could have a material adverse effect on the realization of any targeted returns on capital or lead to unexpected future costs.

3.	Depletion of Oil and Gas Reserves
Producing oil and natural gas reservoirs are characterized by declining production rates that vary based on reservoir characteristics and other factors. The rate of decline of the Reorganized Debtors’ reserves and production could change if production from their wells declines in a different manner than estimated, and may change when the Reorganized Debtors drill additional wells, make acquisitions, and under other circumstances. The Reorganized Debtors’ future oil and natural gas reserves and production and cash flow will depend on their success in developing and exploiting certain of the Debtors’ current reserves sufficiently. The Reorganized Debtors may not be able to develop, find, or acquire additional reserves to replace their production at acceptable costs, which would adversely affect their business, financial condition and results of operations.

4.	Intense Competitive Environment
The oil and gas industry is intensely competitive with respect to acquiring prospects and productive properties, marketing oil and natural gas and securing equipment and trained personnel, and the Reorganized Debtors will compete with other companies that have greater resources. Many of the Reorganized Debtors’ competitors will be major independent oil and gas companies that possess and employ substantially greater financial, technical, and personnel resources. Those companies may be able to develop and acquire more prospects and productive properties than the Reorganized Debtors’ financial or personnel resources permit. The Reorganized Debtors’ ability to acquire additional properties and to discover reserves in the future will depend on their ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.
Factors that will affect the Reorganized Debtors’ ability to acquire properties include availability of desirable acquisition targets, staff and resources to identify and evaluate properties, and available funds. Many larger competitors will not only drill for and produce oil and gas but will also carry on refining operations and market petroleum and other products on a regional, national, or worldwide basis. In addition, there is substantial competition for investment capital in the oil and gas industry. Other companies may have a greater ability to continue drilling activities during periods of low oil and gas prices and to absorb the burden of present and future federal, state, local, and other laws or regulations. The Reorganized Debtors’ inability to compete effectively with other companies could have a material adverse effect on their business activities, financial condition, and results of operations.

5.	Substantial Capital Requirements
The Reorganized Debtors’ ability to borrow and to access the capital and credit markets may be limited by their financial condition at the time of any such financing or offering and the covenants in their post-Effective Date debt agreements, as well as by oil and natural gas prices, the value and performance of their equity securities, and adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond their control. The Reorganized Debtors’ failure to obtain the funds for necessary future capital expenditures could have a material adverse effect on their business, results of operations, financial condition.

6.	Hedging and Derivative Risks
To achieve predictable cash flow and reduce exposure to adverse fluctuations in the prices of oil and gas prices, the Debtors historically and the Reorganized Debtors may in the future enter into derivative arrangements for a significant portion of their expected oil and natural gas production that could result in both realized and unrealized commodity derivative losses. If the Reorganized Debtors cannot enter into commodity derivatives, they could be more affected by changes in commodity prices than their competitors that engage in hedging arrangements.
The extent of the Reorganized Debtors’ commodity price exposure will be related largely to the effectiveness and scope of their derivative activities. The reference prices of the derivative instruments the Reorganized Debtors utilize may differ significantly from the actual oil and natural gas prices they realize in their operations. Furthermore, the Reorganized Debtors may enter into derivative transactions related to only a portion of their expected production volumes and, as a result, continue to have direct commodity price exposure on the portion of their production volumes not covered by derivative transactions.
The Reorganized Debtors’ actual future production for any given period may be significantly higher or lower than estimated at the time of entering into derivative transactions for such period. If the actual amount is higher than estimated, the Reorganized Debtors will have greater commodity price exposure than intended. If the actual amount is lower than the nominal amount that is subject to the derivative financial instruments, the Reorganized Debtors might be forced to satisfy all or a portion of their derivative transactions without the benefit of the cash flow from any sale or purchase of the underlying physical commodity, resulting in a substantial diminution in profitability and liquidity. As a result of these factors, the Reorganized Debtors’ derivative activities may not be as effective as intended in reducing the cash flow volatility, and in certain circumstances may actually increase cash flow volatility. In addition, the Reorganized Debtors’ derivative activities may be subject to the following risks:

●	the Reorganized Debtors may be limited in receiving the full benefit of increases in oil and natural gas prices as a result of these transactions;

●	a counterparty may not perform its obligation under the applicable derivative instrument or seek bankruptcy protection;

●	there may be a change in the expected differential between the underlying commodity price in the derivative instrument and the actual price received; and

●
the steps the Reorganized Debtors take to monitor derivative financial instruments may not detect and prevent violations of their risk management policies and procedures, particularly if deception or other intentional misconduct is involved.

7.	Insurance Coverage and Excess Liability Risks
Although the Debtors currently possess (and the Reorganized Debtors are expected to possess) property and general liability insurance at levels believed to be appropriate, the Debtors and Reorganized Debtors cannot insure against all operational risks. The Debtors are not (and therefore the Reorganized Debtors will not be) fully insured against all risks, including drilling and completion risks that are generally not recoverable from third parties or insurance. In addition, pollution and environmental risks generally are not fully insurable.
Additionally, the Reorganized Debtors may elect not to obtain insurance if the cost of available insurance is excessive relative to the perceived risks presented. Losses could, therefore, occur for uninsurable or uninsured risks or in amounts exceeding existing insurance coverage. Moreover, insurance may not be available in the future at commercially reasonable costs and on commercially reasonable terms. Changes in the insurance markets after natural disasters and terrorist attacks have made it more difficult for the Reorganized Debtors to obtain certain types of coverage. There can be no assurance that the Reorganized Debtors will be able to obtain the levels or types of insurance obtained before these market changes or that the insurance coverage obtained will not contain large deductibles or fail to cover certain hazards or cover all potential losses. Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on the Reorganized Debtors’ business, financial condition, and operations.

8.	Extensive Domestic Regulation and Legislation
The Reorganized Debtors’ oil and natural gas exploration, production, gathering, and transportation operations will be subject to complex and stringent laws and regulations. To conduct their operations in compliance with these laws and regulations, the Reorganized Debtors must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. The Reorganized Debtors may incur substantial costs to maintain compliance with these existing laws and regulations. In addition, the Reorganized Debtors’ costs of compliance may increase if existing laws, including tax laws, and regulations are revised or reinterpreted, or if new laws and regulations become applicable to their operations. For example, in California, there have been proposals at the legislative and executive levels in the past for tax increases which have included a severance tax as high as 12.5% on all oil production in California. Although the proposals have not passed the California legislature, the State of California could impose a severance tax on oil in the future. The Reorganized Debtors will have significant oil production in California and cannot predict the impact of such a tax, which could have severe negative impacts on their California revenues.

9.	New Permian Corp. Will Be a New Company That Has Never Operated Independently
New Permian Corp. will be a newly formed company that has never operated independently. It will need to develop its own administrative infrastructure, and its ability to do so quickly, efficiently, and cost-effectively, could affect the business, financial condition, and results of operations of New Permian Corp. Pursuant to the Transition Services Agreement, which has an initial term of eight months, LegacyCo will provide New Permian Corp. with certain transition services while it develops the personnel and systems necessary to provide these services itself.
In addition, to establish itself successfully as an independent company, New Permian Corp. will need to attract and retain highly skilled employees. Efficient oil and gas production requires a skilled workforce, and the demand for such skilled employees sometimes causes a constriction of the labor supply resulting in higher labor costs. If a shortage of skilled workers exists and New

Permian Corp. is unable to train or retain the necessary number of skilled laborers, or is required to pay higher wages to attract or retain such skilled laborers, it could adversely affect New Permian Corp.’s productivity, costs, ability to expand production and ability to achieve its planned results and business strategy, and ultimately its business, financial condition, and results of operations.
New Permian Corp. must also hire and retain executive officers and other key management personnel with the requisite experience and skills to serve in senior management positions. There can be no assurance that New Permian Corp. will be successful in attracting and retaining a sufficient number of such qualified personnel or that it will be able to do so on acceptable terms.
Finally, the historical performance of the Debtors and their subsidiaries is not representative of New Permian Corp.’s performance as a separate company, and no historical financial information has been prepared upon which New Permian Corp.’s operating performance can be evaluated.

10.	Future New Permian Corp. Debt or Equity Financings.
New Permian Corp. may need or decide to incur debt, including on or shortly after the Effective Date, or issue additional equity in order to fund working capital and capital expenditures or to make acquisitions and other investments. There can be no assurance that debt or equity financing will be available to New Permian Corp on acceptable terms, if at all. In addition, it may be more expensive for New Permian Corp. to raise funds through the issuance of debt as a new, independent company.

11.	Additional Business and Industry Risk Factors
The risks associated with the Debtors’ business and industry are more fully described in the Debtors’ SEC filings, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 8, 2017 and amended on April 28, 2017.

B.	Certain Bankruptcy Law Considerations

1.	Risk of Non-Confirmation of the Plan
Although the Debtors believe that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate re-solicitation of votes. Moreover, the Debtors can make no assurances that they will receive the requisite acceptances to confirm the Plan, and even if all Voting Classes vote in favor of the Plan or the requirements for “cram down” are met with respect to any Class that rejects or is deemed to reject the Plan, the Bankruptcy Court may exercise discretion as a court of equity and choose not to confirm the Plan. If the Plan is not confirmed, it is unclear what distributions holders of Claims or Interests would ultimately receive with respect to their Claims or Interests in a subsequent plan of reorganization or otherwise.

2.	Non-Consensual Confirmation
If any impaired class of claims or equity interests does not accept or is deemed not to accept a plan of reorganization, a Bankruptcy Court may nevertheless confirm such plan at the proponent’s request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the plan, the Bankruptcy Court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. If any Classes vote to reject or are deemed to reject the Plan, then these requirements must be satisfied with respect to such rejecting Classes. The Debtors believe that the Plan satisfies these requirements.

3.	Inaccuracy of Projected Financial Results
The Debtors have prepared financial projections on a consolidated basis with respect to LegacyCo based on certain assumptions, as set forth in Exhibit C hereto. The projections have not been compiled, audited, or examined by independent accountants, and neither the Debtors nor their advisors make any representations or warranties regarding the accuracy of the projections or the ability to achieve forecasted results.
Many of the assumptions underlying the projections are subject to significant uncertainties that are beyond the control of the Debtors or Reorganized Debtors including the timing, confirmation, and consummation of the Plan, demand or price for oil and natural gas, inflation, and other unanticipated market and economic conditions. Some assumptions may not materialize, and unanticipated events and circumstances may affect the actual results. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, and competitive risks, and the assumptions underlying the projections may be inaccurate in material respects. In addition, unanticipated events and circumstances occurring after the approval of this Disclosure Statement by the Bankruptcy Court including any natural disasters, terrorist attacks, or health epidemics may affect the actual financial results achieved. Such results may vary significantly from the forecasts and such variations may be material.

4.	Claims Could Be More than Projected
There can be no assurance that the Allowed amount of Claims in Class 6 will not be significantly more than projected, which in turn, could cause the value of distributions to holders of such Allowed Claims to be reduced. In addition, there can be no certainty that the distribution to Receiving AUNC Holders will not otherwise exceed the AUNC Cap, or that the distribution to Receiving GUC Holders will not otherwise exceed the GUC Stock Cap, and therefore, in either case, cause the value of distributions to such holders to be reduced ratably to eliminate such excess in accordance with the Plan. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate results.

5.	U.S. Federal Income Tax Risks
For a discussion of certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and to holders of certain Claims and Interests, see Section VII of this Disclosure Statement.

6.	Risk of Non-Occurrence of the Effective Date
Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in the Plan have not occurred or have not been waived as set forth in Article IX of the Plan, then the Confirmation Order may be vacated, in which event no distributions would be made under the Plan, the Debtors and all holders of Claims or Interests would be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Claims and Interests would remain unchanged.

7.	Conversion into Chapter 7 Cases
If no plan of reorganization can be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of Claims and Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. See Section X(B) hereof, as well as the Liquidation Analysis attached hereto as Exhibit B, for a discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests.

C.	Factors Relating to Securities to Be Issued

1.	Market for Securities
There is currently no market for the LegacyCo Units or the New Permian Corp. Shares, and there can be no assurance as to the development or liquidity of any market for any such securities.
LegacyCo and New Permian Corp., as applicable, are under no obligation to list any of the above securities on any national securities exchange. Therefore, there can be no assurance that any of the foregoing securities will be tradable or liquid at any time after the Effective Date. If a trading market does not develop or is not maintained, holders of the foregoing securities may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such a market were to exist, such securities could trade at prices higher or lower than the estimated value set forth in this Disclosure Statement depending upon many factors including prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, LegacyCo or New Permian Corp. Accordingly, holders of these securities may bear certain risks associated with holding securities for an indefinite period of time.

2.	Potential Dilution
The ownership percentage represented by the LegacyCo Units or New Permian Corp. Shares distributed under the Plan as of the Closing Date will be subject to dilution from the equity issued in connection with (a) the LegacyCo Management Incentive Plan (in the case of the LegacyCo Units) and (b) the Put Option Premium and the New Permian Corp. Management Incentive Plan (in the case of the New Permian Corp. Shares), (c) any other equity that may be issued post-emergence, and (d) the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.
In the future, similar to all companies, additional equity financings or other equity issuances by LegacyCo or New Permian Corp. could adversely affect the value of the LegacyCo Units or New Permian Corp. Shares. The amount and dilutive effect of any of the foregoing could be material.

3.	Significant Holders of LegacyCo Units or New Permian Corp. Shares
Certain holders of Allowed Secured Notes Claims are expected to acquire a significant ownership interest in the LegacyCo Units issued pursuant to the Plan, and certain holders of Allowed Unsecured Notes Claims are expected to acquire a significant ownership interest in the New Permian Corp. Shares issued pursuant to the Plan or Rights Offering. Such holders could be in a position to control the outcome of all actions of LegacyCo or New Permian Co., as applicable, requiring unitholder or shareholder approval, including the election of directors or managers, without the approval of other unitholders or shareholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of LegacyCo or New Permian Corp. and, consequently, have an impact upon the value of the LegacyCo Units and New Permian Corp. Shares.

4.	Interests Subordinated to the Reorganized Debtors’ Indebtedness
In any subsequent liquidation, dissolution, or winding up of LegacyCo or New Permian Corp., the LegacyCo Units or New Permian Corp. Shares would rank below all debt claims against the LegacyCo or New Permian Corp., as applicable. As a result, holders of the LegacyCo Units and New Permian Corp. Shares will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of LegacyCo or New Permian Corp. (as applicable) until after all applicable holders of debt have been paid in full.

5.	Implied Valuation of LegacyCo Units or New Permian Corp. Shares Not Intended to Represent the Trading Value of the LegacyCo Units or New Permian Corp. Shares
The valuation of LegacyCo or New Permian Corp. is not intended to represent the trading value of LegacyCo Units or New Permian Corp. Shares in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (a) prevailing interest rates; (b) conditions in the financial markets; (c) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities. The actual market price of the LegacyCo Units and New Permian Corp. Shares is likely to be volatile.

Many factors, including factors unrelated to LegacyCo’s or New Permian Corp.’s actual operating performance and other factors not possible to predict, could cause the market price of the LegacyCo Units and New Permian Corp. Shares to rise and fall. Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the LegacyCo Units or New Permian Corp. Shares in the public or private markets.

6.	Dividends
LegacyCo and New Permian Corp. may not pay any dividends on the LegacyCo Units and New Permian Corp. Shares. In such circumstances, the success of an investment in the LegacyCo Units or New Permian Corp. Shares will depend entirely upon any future appreciation in the value of the LegacyCo Units or New Permian Corp. Shares. There is, however, no guarantee that the LegacyCo Units or New Permian Corp. Shares will appreciate in value or even maintain their initial value.

7.	Restrictions on Ability to Resell LegacyCo Units and New Permian Corp. Shares
The LegacyCo Units and New Permian Corp. Shares will not be registered under applicable federal or state securities law. Absent such registration, the LegacyCo Units and New Permian Corp. Shares may be offered and sold only in transactions that are not subject to, or that are exempt from, the registration requirements of applicable securities laws. These restrictions could significantly limit holders’ ability to resell the LegacyCo Units or New Permian Corp. Shares. For a discussion of transfer restrictions on the LegacyCo Units or New Permian Corp. Shares under applicable federal or state securities law, see Section VI of this Disclosure Statement.

D.	Factors Relating to Rights Offering

1.	Debtors Could Modify the Rights Offering Procedures
The Debtors may modify the procedures governing the Rights Offering, with the approval of the Requisite Commitment Parties (as defined in the Backstop Commitment Agreement), to, among other things, adopt additional detailed procedures if necessary to administer the distribution and exercise of Subscription Rights or to comply with applicable law. Such modifications may adversely affect the rights of those participating in the Rights Offering.

2.	The Backstop Commitment Agreement Could be Terminated
The Backstop Commitment Agreement contains certain provisions that give the parties the ability to terminate the Backstop Commitment Agreement if various conditions are not satisfied. Termination of the Backstop Commitment Agreement could prevent the Debtors from consummating the Plan. Under certain conditions in connection with the termination of the Backstop Commitment Agreement, as more fully described therein, the Backstop Parties may be eligible to be paid the Breakup Premium in cash.

E.	Additional Factors

1.	Debtors Could Withdraw Plan
Subject to, and without prejudice to, the rights of any party in interest, the Plan may be revoked or withdrawn before the Confirmation Date by the Debtors.

2.	Debtors Have No Duty to Update
The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. Additionally, the Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

3.	No Representations Outside this Disclosure Statement Are Authorized
No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Plan.

4.	No Legal or Tax Advice Is Provided by this Disclosure Statement
The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each holder of a Claim or Interest should consult its own legal counsel and accountant as to legal, tax, and other matters concerning their Claim or Interest.
This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

5.	No Admission Made
Nothing contained herein or in the Plan shall constitute an admission of, or shall be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or holders of Claims or Interests.
X.
CONFIRMATION OF THE PLAN
The Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan is (A) accepted by all impaired Classes of Claims and Interests entitled to vote or, if rejected or deemed rejected by an impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (B) in the “best interests” of the holders of Claims and Interests impaired under the Plan; and (C) feasible.

A.	Acceptance of the Plan
Under the Bankruptcy Code, a Class accepts a chapter 11 plan if (1) holders of two-thirds (2/3) in amount and (2) with respect to holders of Claims, more than a majority in number of the allowed claims in such class (other than those designated under section 1126(e) of the Bankruptcy Code) vote to accept the Plan. Holders of Claims or Interests that fail to vote are not counted in determining the thresholds for acceptance of the Plan.
If any impaired Class of Claims or Interests does not accept the Plan (or is deemed to reject the Plan), the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class of Claims or Interests that has not accepted the Plan (or is deemed to reject the Plan), the Plan “does not discriminate unfairly” and is “fair and equitable” under the so-called “cram down” provisions set forth in section 1129(b) of the Bankruptcy Code. The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under the Plan. A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or interests receives more than it legally is entitled to receive for its claims or interests. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured; claims versus interests) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards that must be satisfied in order for the Plan to be confirmed, depending on the type of claims or interests in such class. The following sets forth the “fair and equitable” test that must be satisfied as to each type of class for a plan to be confirmed if such class rejects the Plan:

●
Secured Creditors. Each holder of an impaired secured claim either (a) retains its liens on the property, to the extent of the allowed amount of its secured claim, and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such secured claim, (b) has the right to credit bid the amount of its claim if its property is sold and retains its lien on the proceeds of the sale, or (c) receives the “indubitable equivalent” of its allowed secured claim.

●
Unsecured Creditors. Either (a) each holder of an impaired unsecured claim receives or retains under the plan, property of a value, as of the effective date of the plan, equal to the amount of its allowed claim or (b) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

●
Interests. Either (a) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (i) the fixed liquidation preference or redemption price, if any, of such equity interest and (ii) the value of the equity interest or (b) the holders of interests that are junior to the interests of the dissenting class will not receive or retain any property under the plan.

The Debtors believe the Plan satisfies the “fair and equitable” requirement with respect to any rejecting Class.
IF ALL OTHER CONFIRMATION REQUIREMENTS ARE SATISFIED AT THE CONFIRMATION HEARING, THE DEBTORS WILL ASK THE BANKRUPTCY COURT TO RULE THAT THE PLAN MAY BE CONFIRMED ON THE GROUND THAT THE SECTION 1129(b) REQUIREMENTS HAVE BEEN SATISFIED.

B,	Best Interest Test
The Bankruptcy Code requires that each holder of an impaired Claim or Interest either (1) accept the Plan or (2) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. This requirement is customarily referred to as the “best interest” test.
The first step in determining whether the Plan satisfies the best interest test is to determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of a chapter 7 liquidation. The gross amount of Cash that would be available for satisfaction of Claims and Interests would be the sum consisting of the proceeds resulting from the disposition of the assets and properties of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case.
The next step is to reduce that gross amount by the costs and expenses of liquidation, the proceeds received from the disposition of encumbered assets that would be distributed to the holders of the liens on such assets, and by the payment of such additional administrative expenses and priority claims arising from the use of chapter 7 for the purposes of liquidation. Any remaining Cash would be allocated to unsecured creditors and equity interest holders in strict priority in accordance with section 726 of the Bankruptcy Code.
Finally, the present value of such allocations (taking into account the time necessary to accomplish the liquidation) are compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date. The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy as well as those fees that might be payable to attorneys and other professionals that the trustee might engage. Other liquidation costs include the expenses incurred during the Chapter 11 Cases allowed in the chapter 7 cases, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals for the Debtors and statutory committees appointed in the Chapter 11 Cases, and costs and expenses of members of such committees, as well as other compensation Claims. Furthermore, additional Claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases. The foregoing types of Claims, costs, expenses, fees, and such other Claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition priority and unsecured Claims, or available for distribution to the holders of Interests.
After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of Claims and Interests in the Chapter 11 Cases,

including (1) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (2) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, and (3) the substantial increase in Claims that would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under chapter 7. For purposes of the best interests test, distributions under a chapter 11 plan that substantively consolidates debtors are compared against distributions in a hypothetical chapter 7 that also substantively consolidates the debtors.
The Debtors also believe that the value of any distributions to holders of Allowed Claims and Interests in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for at least one year after the completion of such liquidation to resolve Claims and prepare for distributions. In the likely event litigation was necessary to resolve Claims asserted in a chapter 7 case, the delay could be prolonged and Administrative Expenses increased.
The liquidation analysis annexed hereto as Exhibit B (the “Liquidation Analysis”) provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates and confirms the conclusions set forth above. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by Alvarez & Marsal North America, LLC, with the assistance of the Debtors’ management and other advisors.
Underlying the Liquidation Analysis are a number of estimates and assumptions which, although developed and considered reasonable by the Debtors’ management and their financial advisors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of at least seven (7) months, allowing for, among other things, the discontinuation and wind-down of operations within the first few months, compliance with applicable regulatory requirements, the sale of assets, and the collection of receivables.

C.	Feasibility
The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor under the Plan. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies the feasibility standard, the Debtors analyzed the ability of the Reorganized Debtors to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. The Debtors prepared consolidated financial projections for

LegacyCo (collectively with the reserve information, development schedules, and financial information, the “Financial Projections”) for January 1, 2018 through December 31, 2021 (the “Projection Period”). The Financial Projections, and the assumptions on which they are based, are annexed hereto as Exhibit C. Based upon such projections, the Debtors believe that all payments required pursuant to the Plan to be made by the Reorganized Debtors (other than New Permian Corp. and New Permian LLC) will be made and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization.
The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or Financial Projections to parties in interest after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory bodies. In connection with the planning and development of the Plan, the Financial Projections were prepared by the Debtors, with the assistance of their professionals, to present the anticipated impact of the Plan. The Financial Projections assume that the Plan will be implemented in accordance with its stated terms. The Financial Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, oil and natural gas prices, expectations regarding future commodity prices, the level of activity of oil and natural gas exploration, development, and production domestically and internationally, demand for drilling services, competition and supply of competing rigs, changes in the political environment of the countries in which the Debtors operate, regulatory changes, and a variety of other factors. Consequently, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to material business, economic, and other uncertainties. Therefore, such Financial Projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.
The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, the Plan, and the Plan Supplement, in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto).
As to New Permian Corp., because it will not have any funded debt on the Effective Date or any ongoing obligation to make distributions under the Plan, and because its assets will consist primarily of undeveloped acreage, the Debtors do not believe that any issue as to feasibility exists.

D.	Valuation Analysis
THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THE INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN

TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.
Solely for the purposes of the Plan and the Disclosure Statement, Lazard Frères & Co. LLC (“Lazard”), as investment banker to the Debtors, has estimated a range of total enterprise value (“Enterprise Value”) for the Reorganized Debtors pro forma for the transactions contemplated by the Plan (the “Valuation Analysis”). The Valuation Analysis is based on reserve information, development schedules, and financial information provided by the Debtors’ management, as well as the Financial Projections attached to the Disclosure Statement as Exhibit C, and information provided by other sources. The Valuation Analysis assumes that the Effective Date will occur on January 1, 2018 and utilizes market data and commodity pricing data as of October 27, 2017. The valuation estimates set forth herein represent valuation analyses of the Reorganized Debtors generally based on the application of customary valuation techniques deemed appropriate by Lazard.
The Plan provides for the allocation of the Reorganized Debtors’ assets between New Permian Corp. and LegacyCo. The Valuation Analysis for the Reorganized Debtors utilized a sum-of-the-parts approach that considered each of New Permian Corp. and LegacyCo on a standalone basis and estimated a range of enterprise values for each entity. Collectively, the estimated enterprise value ranges of New Permian Corp. and LegacyCo comprise the Enterprise Value range of the Reorganized Debtors. The valuation methodologies utilized to perform the Valuation Analysis of the Reorganized Debtors included risked net asset value analysis and precedent transactions analysis. Lazard applied these methodologies to New Permian Corp. and LegacyCo as it deemed appropriate based on the particular characteristics of those entities.
Lazard utilized the precedent transactions methodology to estimate the enterprise value of New Permian Corp. Lazard did not utilize the risked net asset value analysis or public company comparable analysis to estimate the enterprise value of New Permian Corp. because financial projections for New Permian Corp. would be required to perform such analyses, and such projections were not prepared by the Debtors given the lack of any development plan for New Permian Corp. or capital to fund such a plan, as a result of the restructuring transactions contemplated in the Plan. The estimated range of enterprise value of New Permian Corp. is approximately $650 million to $830 million, with a mid-point of $740 million. New Permian Corp. is projected to have no debt at emergence and approximately $10 million of cash of its balance sheet, resulting in an estimated equity value between $660 million and $840 million, with a mid-point of $750 million.12 The valuation ranges for New Permian Corp. reflect market data available as of October 27, 2017.
Lazard utilized the risked net asset value analysis and precedent transactions analysis to estimate the enterprise value of LegacyCo. Lazard did not utilize public company comparable analysis because Lazard does not believe there are reasonably comparable companies to LegacyCo. The most closely comparable companies to LegacyCo include growth/development asset positions as a material portion of their overall asset portfolios, making them non-comparable to LegacyCo.
____________________
12 Estimated enterprise value and equity value for New Permian Corp. as presented herein excludes the value of holdings of LegacyCo Units.

The estimated range of enterprise value of LegacyCo is approximately $790 million to $1,000 million, with a mid-point of $895 million. LegacyCo is projected to have a debt balance at emergence of approximately $135 million and a pro forma cash balance of $5 million, resulting in net debt of $130 million and an estimated equity value between $660 million and $870 million, with a mid-point of $765 million. The valuation ranges for LegacyCo reflect market data and commodity pricing data as of October 27, 2017. Commodity prices can have a material impact on operating results and valuation, and as such, the valuation ranges are subject to material change based on commodity price assumptions.
Based on the Financial Projections, the aforementioned valuation methodologies, and other information described herein and solely for purposes of the Plan, the estimated range of Enterprise Value of the Reorganized Debtors, collectively, is approximately $1,440 million to $1,830 million (with a mid-point estimate of approximately $1,635 million) as of an assumed Effective Date of January 1, 2018. For purposes of the Valuation Analysis, Lazard assumed that no material changes that would affect estimated value occur between the date of filing of the Disclosure Statement and the assumed Effective Date. Lazard’s Valuation Analysis does not constitute an opinion as to fairness from a financial point of view of the consideration to be received or paid under the Plan, of the terms and provisions of the Plan, or with respect to any other matters.
THE VALUATION ANALYSIS REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE DEBTORS AVAILABLE TO LAZARD AS OF OCTOBER 27, 2017. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS VALUATION ANALYSIS AND DOES NOT INTEND TO DO SO.
LAZARD DID NOT INDEPENDENTLY VERIFY THE FINANCIAL PROJECTIONS OR OTHER INFORMATION THAT LAZARD USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH. THE VALUATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE PLAN AND THE ANALYSIS OF POTENTIAL RELATIVE RECOVERIES TO CREDITORS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE AN APPRAISAL, LIQUIDATION VALUE, OR ESTIMATE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED OR ASSETS TO BE SOLD PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS.
THE VALUATION ANALYSIS WAS PREPARED BASED ON THE ASSUMPTION THAT THE ASSETS ON THE DEBTORS WOULD BE SEPARATED INTO NEW PERMIAN CORP. AND LEGACYCO ON THE EFFECTIVE DATE. THE PROPOSED SEPARATION IS BASED ON MANAGEMENT ASSUMPTIONS AND AGREEMENT AMONG THE DEBTORS’ VARIOUS CREDITOR CONSTITUENCIES.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES THAT ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, LAZARD, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL AND COMMODITY MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY SECURITIES PURSUANT TO ANY MANAGEMENT INCENTIVE COMPENSATION PLAN, AND OTHER FACTORS THAT GENERALLY INFLUENCE THE PRICES OF SECURITIES.
Lazard assumed that the Financial Projections, development plan and management’s separation assumptions were reasonably prepared in good faith and on a basis reflecting the Debtors’ best estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. The Valuation Analysis assumes that the actual performance of the Reorganized Debtors will correspond to the Financial Projections and development plan in all material respects. If the business performs at levels below or above those set forth in the Financial Projections, such performance may have a materially negative or positive impact, respectively, on the Valuation Analysis and estimated potential ranges of Enterprise Value therein.
In preparing the Valuation Analysis, Lazard: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain financial and operating data of the Debtors, including the Financial Projections and development plan; (c) discussed the Debtors’ operations and future prospects with the Debtors’ senior management team and third-party advisors; (d) reviewed certain publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally relevant in analyzing the value of the Reorganized Debtors; (e) considered certain economic and industry information that Lazard deemed generally relevant to the Reorganized Debtors; and (f) conducted such other studies, analyses, inquiries, and investigations as Lazard deemed appropriate. Lazard assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management and other parties as well as publicly available information.
The Valuation Analysis does not constitute a recommendation to any holder of Allowed Claims or any other person as to how such person should vote or otherwise act with respect to the Plan. Lazard has not been requested to, and does not express any view as to, the potential trading value of the Reorganized Debtors’ securities on issuance or at any other time.

Based on the Debtors’ and their tax professionals’ tax analysis, the Reorganized Debtors do not expect to have significant tax attributes following the reorganization. Lazard did not estimate the value of any tax attributes nor did it estimate the impact of any cancellation of indebtedness income on the Reorganized Debtors’ projections. Any changes to the assumptions on the availability of tax attributes or the impact of cancellation of indebtedness income on the Reorganized Debtors’ projections could materially impact Lazard’s valuation analysis.
THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSIS PERFORMED BY LAZARD. THE PREPARATION OF A VALUATION ANALYSIS INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ANALYSIS IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. THE VALUATION ANALYSIS PERFORMED BY LAZARD IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE DESCRIBED HEREIN.
LAZARD IS ACTING AS INVESTMENT BANKER TO THE DEBTORS, AND HAS NOT BEEN, WILL NOT BE RESPONSIBLE FOR, AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL, OR OTHER SPECIALIST ADVICE.

E.	Notices and Confirmation Hearing
Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a confirmation hearing upon appropriate notice to all required parties. The Confirmation Hearing is scheduled for January 11, 2018 at 10:00 a.m. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the continuation date made at the Confirmation Hearing, at any subsequent continued Confirmation Hearing, or pursuant to a notice filed on the docket for the Chapter 11 Cases.
Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules and the Local Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the Debtors’ estates or properties, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court, with a copy to the chambers of Judge Stuart M. Bernstein, together with proof of service thereof, and served upon all of the below parties.

If to the Debtors, to:
Breitburn Energy Partners LP
707 Wilshire Boulevard
Suite 4600
Los Angeles, California 90017
Attn: Gregory Brown, General Counsel
Telephone: (213) 225-5900, Ext. 294
Telecopier: (213) 225-5917
E-mail:gbrown@breitburn.com

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Ray C. Schrock, P.C., Stephen Karotkin
Telephone: (212) 310-8000
Telecopier: (212) 310-8007
E-mail:ray.schrock@weil.com
stephen.karotkin@weil.com

If to the Second Lien Group, to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Christopher Marcus, P.C.
Telephone: (212) 446-4800
Telecopier: (212) 446-4900
E-mail:christopher.marcus@kirkland.com
Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attn: Steven N. Serajeddini Telephone: (312) 862-2000 Telecopier: (312) 862-2200 E-mail: steven.serajeddini@kirkland.com
If to the Requisite Commitment Parties, to:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attn: Ira Dizengoff
Telephone: (212) 872-1096
Telecopier: (212) 872-1002
E-mail: idizengoff@akingump.com

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue, N.W.
Washington, DC 20036
Attn: Scott Alberino, Daniel Fisher
Telephone: (202) 887-4121
Telecopier: (202) 887-4288
E-mail: salberino@akingump.com, dfisher@akingump.com

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attn:Harrison Denman
Telephone: (212) 819-2567
Telecopier: (212) 354-8113
E-mail:hdenman@whitecase.com

If to the Creditors’ Committee, to:
Milbank, Tweed, Hadley & McCloy LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
Attn: Gregory Bray, Esq., Paul Aronzon,
Telephone: (424) 386-4000
Telecopier: (213) 629-5063
E-mail:gbray@milbank.com, paronzon@milbank.com

If to the Equity Committee, to:
Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attn: Martin J. Bienenstock, Vincent Indelicato
Telephone: (212) 969-3000
Telecopier: (212) 969-2900
E-mail:mbienenstock@proskauer.com, vindelicato@proskauer.com

If to the Revolving Credit Facility Agent, to:
Wells Fargo Bank, N.A.
1000 Louisiana St.
9th Floor - Energy Group
Houston, TX 77002
Telephone: (713) 319-1326
E-mail: Michael.A.Tribolet@wellsfargo.com

and

Wells Fargo Bank, National Association
Wells Fargo Law Department
333 S. Grand Avenue, Suite 1040
Los Angeles, CA 90071
Attn: David S. Rauch, Esq.
Telephone: (213) 253-6569
Telecopier: (213) 628-9918
E-mail: david.s.rauch@wellsfargo.com

Winston & Strawn LLP
333 S. Grand Avenue, 38th Floor
Los Angeles, CA 90071
Attn: Eric E. Sagerman, Justin E. Rawlins,
Telephone: (213) 615-1700
Telecopier: (213) 615-1750
E-mail: esagerman@winston.com, jrawlins@winston.com

and

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
Attn: David Neier, Carey D. Schreiber
Telephone: (212) 294-6700
Facsimile: (212) 294-4700
Email: dneier@winston.com, cschreiber@winston.com

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.
XI.
CONCLUSION AND RECOMMENDATION
The Debtors believe the Plan is in the best interests of all stakeholders and urge the holders of Claims in Classes 3, 4, 5A, 5B, and 6 to vote in favor thereof.

Dated:    December 1, 2017
New York, New York

Respectfully submitted,

BREITBURN ENERGY PARTNERS LP

/s/ Halbert S. Washburn
Name: Halbert S. Washburn Title: Authorized Signatory

BREITBURN GP LLC
BREITBURN OPERATING LP
BREITBURN OPERATING GP LLC
BREITBURN MANAGEMENT COMPANY LLC
BREITBURN FINANCE CORPORATION
ALAMITOS COMPANY
BEAVER CREEK PIPELINE, L.L.C.
BREITBURN FLORIDA LLC
BREITBURN OKLAHOMA LLC
BREITBURN SAWTELLE LLC
BREITBURN TRANSPETCO GP LLC
BREITBURN TRANSPETCO LP LLC
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
PHOENIX PRODUCTION COMPANY
QR ENERGY, LP
QRE GP, LLC
QRE OPERATING, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC
TRANSPETCO PIPELINE COMPANY, L.P.

Exhibit A
Plan

1

Exhibit B
Liquidation Analysis

Liquidation Analysis
1)    Introduction
Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code1 requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each holder of a Claim or Interest in each Impaired Class: (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (a) estimate the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (the “Trustee”) would generate if each Debtors’ chapter 11 cases were converted to chapter 7 cases on the Effective Date and the assets of the Debtors’ estates were liquidated; (b) determine the distribution (the “Liquidation Distribution”) that each holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and (c) compare each holder’s Liquidation Distribution to the distribution under the Plan that such holder would receive if the Plan were confirmed and consummated. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. This analysis (the “Liquidation Analysis”) is based on certain assumptions discussed herein and in the Disclosure Statement.
The determination of the costs of, and proceeds from, the hypothetical liquidation of the Debtors’ assets in a chapter 7 case is an uncertain process involving the extensive use of significant estimates and assumptions that, although considered reasonable by the Debtors based upon their business judgment and input from their advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, their management, and their advisors. Inevitably, some assumptions in the Liquidation Analysis would not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could materially affect the ultimate results in an actual chapter 7 liquidation. The Liquidation Analysis was prepared for the sole purpose of generating a reasonable good faith estimate of the proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code. The Liquidation Analysis is not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analysis was not compiled or examined by any independent accountants. NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSIS. ACTUAL RESULTS COULD VARY MATERIALLY.
THE LIQUIDATION ANALYSIS DOES NOT CONTEMPLATE A SALE OR SALES OF THE DEBTORS’ BUSINESS UNITS ON A GOING CONCERN BASIS. ALTHOUGH THE DEBTORS MAKE NO ASSURANCES, IT IS POSSIBLE THAT (I) PROCEEDS RECEIVED FROM SUCH GOING CONCERN SALES WOULD BE MORE THAN PROCEEDS FROM A HYPOTHETICAL LIQUIDATION, (II) THE COSTS ASSOCIATED WITH THE SALES WOULD BE LESS, (III) FEWER CLAIMS WOULD BE ASSERTED AGAINST THE BANKRUPTCY ESTATES, OR (IV) CERTAIN ORDINARY COURSE CLAIMS WOULD BE ASSUMED BY THE BUYERS OF SUCH BUSINESS UNITS.
In preparing the Liquidation Analysis, the Debtors estimated Allowed Claims based upon a review of Claims listed on the Debtors’ schedules of assets and liabilities and the Debtors’ financial statements to account for other known liabilities, as necessary. In addition, the Liquidation Analysis includes estimates for Claims not currently asserted in the chapter 11 cases, but which could be asserted and allowed in a chapter 7 liquidation, including unpaid chapter 11 administrative claims, and chapter 7 administrative
____________________
1 All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Disclosure Statement for the Debtors’ Joint Chapter 11 Plan, to which this exhibit is attached.

1

claims such as wind down costs, trustee fees, and tax liabilities. To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing this Liquidation Analysis. Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining distributions under the Plan. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.
2)    Basis of Presentation
On May 15, 2016, the Debtors each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.
The Liquidation Analysis assumes that the Debtors would be liquidated in a jointly administered and substantively consolidated proceeding.
The Liquidation Analysis has been prepared assuming that the Debtors converted their cases from chapter 11 cases to chapter 7 cases on or about December 31, 2017 (the “Conversion Date”). Except as otherwise noted, the Debtors’ pro forma December 31, 2017 balance sheet is forecasted from actual book values of the Debtors’ assets and liabilities as of July 31, 2017. The Liquidation Analysis was prepared on a consolidated basis.
It is assumed that, on the Conversion Date, the Bankruptcy Court would appoint the Trustee who would sell the Debtors’ assets and distribute the cash proceeds, net of liquidation related costs, to creditors in accordance with relevant bankruptcy law.
The Liquidation Analysis represents an estimate of recovery values and percentages based upon a hypothetical liquidation if the Trustee were appointed by the Bankruptcy Court to convert assets into cash. The determination of the hypothetical proceeds from the liquidation of assets is a highly uncertain process involving the extensive use of estimates and assumptions which, although considered reasonable by the Debtors’ advisors and management, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors and their management.
The cessation of business in a liquidation is likely to trigger certain claims that otherwise would not exist under a Plan absent a liquidation. Some of these claims could be significant and will be entitled to priority in payment over general unsecured claims. Those priority claims would be paid before any liquidation proceeds would be made available to pay general unsecured claims.
As discussed herein, the claim amounts reflected in the Liquidation Analysis are estimates primarily based on the Debtors’ best estimates and are subject to material revision.
No recovery or related litigation costs have been attributed to any potential avoidance actions under the Bankruptcy Code, including potential preferences or fraudulent transfer actions due to, among other issues, the cost of such litigation, the uncertainty of the outcome and anticipated disputes regarding these matters.
The Debtors have assumed that the liquidation would occur over an approximately seven-month time period to sell substantially all of the Debtors’ assets, monetize and collect receivables and other assets on the pro forma balance sheet, and administer and wind-down the estates. During the seven-month period, producing assets would be sold over a four-month period and administration of proceeds and claims would require an additional three months.

2

In an actual liquidation, the process and length of wind-down could be materially longer and more expensive than the amounts assumed herein and thereby significantly reduce the actual recoveries relative to the estimated amounts shown herein. For example, the potential for priority, contingent, and other claims; litigation; rejection costs; and the final determination of allowed claims could substantially impact both the timing and amount of the distribution of the asset proceeds to the creditors. Also, in the context of a liquidation, there would likely be a myriad of potential offset claims, particularly with respect to joint interest billings that would take time to reconcile and resolve. Additionally, certain of the joint operating agreements appear to be non-assignable (absent consent from the other working interest owners) which could result in potential asset transfer issues in the context of a chapter 7 liquidation. Accordingly, there can be no assurance that the values reflected in the Liquidation Analysis would be realized if Debtors were in fact, to undergo such a liquidation and the actual amounts received could be materially different (including materially less) than the amounts shown herein.
Professional fees, trustee fees, chapter 11 administrative expenses, priority claims and other such claims that may arise in a liquidation scenario would have to be paid in full from the liquidation proceeds before proceeds being made available to the General Unsecured Claims. Under the absolute priority rule, no junior creditor would receive any distributions until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. The assumed distributions to creditors as reflected in the Liquidation Analysis are estimated in accordance with the absolute priority rule.
The Liquidation Analysis does not include estimates for the tax consequences, either federal or state, that may be triggered upon the liquidation and sale of assets in the manner described above. Such tax consequences could be material (including the allocation of all items of income and loss and, upon completion of all distributions, the recognition and allocation of cancellation of debt income to equity holders).
3)    Liquidation Process
The Debtors’ liquidation would be conducted in chapter 7 cases with the Trustee managing the bankruptcy estates to maximize recovery in an expedited process. The Trustee’s initial step would be to develop a liquidation plan to generate proceeds from the sale of assets for distribution to creditors. The three major components of the liquidation are as follows:

-	generation of cash proceeds from asset sales, marketed and sold in predetermined logical groupings (e.g., by production profile or region) in order to maximize value;

-
costs related to the liquidation process, such as post-conversion date operating cash flows and estate wind-down costs including payroll and professional fees, trustee, and other administrative fees; and

-	distribution of net proceeds generated from asset sales to claimants in accordance with the absolute priority rule under chapter 7 of the Bankruptcy Code.
4)    Distribution of Net Proceeds to Claimants
Any available net proceeds would be allocated to the applicable creditors and equity holders in strict priority in accordance with section 726 of the Bankruptcy Code:

-
Certain Administrative Expense Claims: Fees and expenses of professionals retained in the Debtors’ chapter 11 cases, fees payable to the United States Trustee for Region 2 pursuant to section 1920 of title 28 of the United States Code, and the Trustee’s fees, in each case subject to the terms of the final order approving the Debtors’ postpetition revolving credit facility (the “DIP Facility”).

-	Superpriority Secured Claims: Outstanding balances owed under the DIP Facility.

3

-
Secured Claims: Claims relating to the Debtors’ prepetition secured indebtedness to the extent of the value of their collateral, including any adequate protection claims under the DIP Facility, in any case subject to the terms of the final order approving the DIP Facility.

-
Administrative and Priority Expense Claims: Any remaining administrative or priority costs and expenses of the chapter 7 estates, including unpaid operating expenses incurred during the chapter 11 cases and any accrued and unpaid professional fees exceeding the “carve-out” under the DIP Facility.

-	Unsecured Claims: Any non-secured, non-priority debt, including all outstanding Senior Unsecured Notes Claims, prepetition trade payables, and various other unsecured claims.
5)    Conclusion
As summarized in the below analysis, the Debtors have determined that upon the Effective Date the Plan will provide all creditors and equity security holders with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and therefore believe that the Plan satisfies the requirement of section 1129(a)(7) of the Bankruptcy Code.

4

Breitburn Energy Partners LP
Claims Recovery Summary

($ 000s)

	Note	Estimated Claims	Recovery Estimate (%) Low	Recovery Estimate (%) Mid	Recovery Estimate (%) High	Recovery Estimate ($) Low	Recovery Estimate ($) Mid	Recovery Estimate ($) High	
Total Net Liquidation Proceeds						1,401,989	1,493,010	1,588,837	
Claims:									
Superpriority Claims:									
DIP Facility Claims	[N.]	$ 105,990	100%	100%	100%	$ 105,990	$ 105,990	$ 105,990	
Professional Fees Carve-Out	[N.]	5,050	100%	100%	100%	5,050	5,050	5,050	
Secured Claims:									
Class 2 - Other Secured Claims	[O.]	737	100%	100%	100%	737	737	737	
Class 3 - Revolving Credit Facility Claims	[P.]	777,850	100%	100%	100%	777,850	777,850	777,850	
Class 3 - Interest Rate Hedge Payable Claims	[P.]	1,210	100%	100%	100%	1,210	1,210	1,210	
Class 4 - Secured Notes Claims	[Q.]	847,563 to 984,264	52% to 60%	61% to 71%	71% to 82%	511,152	602,172	698,000	
Administrative Expenses and Priority Claims:									
Class 1 - Priority Non-Tax Claims	[R.]	-	-	-	-	-	-	-	
Other Administrative Expenses and Priority Claims	[R.]	86,875	-	-	-	-	-	-	
Unsecured Claims:									
Class 5 - 8.625% Senior Unsecured Notes Claims	[S.]	320,345	-	-	-	-	-	-	
Class 5 - 7.875% Senior Unsecured Notes Claims	[S.]	889,047	-	-	-	-	-	-	
Class 6 - Other General Unsecured Claims	[T.]	25,454	-	-	-	-	-	-	
Class 6 - Secured Note Claims Deficiency Claim	[T.]	149,563 to 473,112	-	-	-	-	-	-	(1)
Class 7 - Ongoing Trade Claims	[T.]	5,121	-	-	-	-	-	-	
Class 8 - Intercompany Claims	[T.]	-	-	-	-	-	-	-	
Other Claims:									
Class 9 - Subordinated Claims	[U.]	-	-	-	-	-	-	-	
Class 10 - Intercompany Interests	[V.]	-	-	-	-	-	-	-	
Class 11 - Existing BBEP Equity Interests	[W.]	-	-	-	-	-	-	-	
Total Estimated Claims:		$ 3,214,805 to $ 3,675,056				$ 1,401,989	$ 1,493,010	$ 1,588,837	

(1) Secured Note Claims Deficiency Claim is calculated as the total Class 4 - Secured Note Claims less the total Class 4. Secured Note Claims recovery

Specific Notes to the Liquidation Analysis
Gross Liquidation Proceeds

A.	Cash and Equivalents

●	Cash consists of cash in bank accounts and highly liquid investment securities that have original maturities of three months or less.

●	The pro forma balance as of December 31, 2017 is based on the latest pro forma business plan projections prepared by the Debtors and their advisors.

●	All post-Conversion Date receipts and disbursements are included in the “Assets” or “Total Liquidation Costs” line items, as applicable.

●	The Debtors’ pro forma cash balance at the Conversion Date is assumed to be zero. The Liquidation Analysis assumes cash on hand at the Conversion Date is applied to the outstanding DIP balance.

5

B.	Accounts Receivable

●	Accounts receivable balances are based on the Debtors’ estimated unaudited pro forma accounts receivable as of December 31, 2017.

●
The analysis of accounts receivable assumes that the Trustee would retain certain existing staff to handle a collection effort for outstanding trade accounts receivable for the entities undergoing liquidation;

●	Accounts receivable includes amounts due from purchasers of the Debtors’ oil and gas production, joint interest partners, allowance for doubtful accounts, and a small amount of other receivables;

●
For the purposes of the Liquidation Analysis, recoveries of trade receivables are estimated to be highly recoverable due to the short-term contractual obligations of the receivable counterparties and the low probability of contractual breaches. An ultimate recovery range of 90% to 100% is estimated for trade receivables.

●
Receivables from joint interest partners are contractual obligations, however an assumption is made that certain partners may offset their share of the unpaid joint interest payables back to the Debtors. An ultimate recovery range of 65% - 90% is estimated for receivables from joint interest partners.

●
The “Other Receivables” line item consists of amounts under reconciliation related to acquired and divested properties, a litigation settlement, select revenue accruals, and other legacy amounts under review. The Debtors estimate that 25% to 50% of these amounts are potentially recoverable under a liquidation scenario.

●	For purposes of the Liquidation Analysis, the ultimate blended recovery percentage for the Debtors’ accounts receivable ranges from 85% to 98% of the pro forma balance.

C.	Inventory

●
The Debtors’ inventory consists of oil held in storage tanks related to their South Florida operations pending shipment by truck and barge to the point of sale. The Debtors inventory is assumed to be sold at market prices less marketing, handling, and other costs associated with transporting the inventory to its final point of sale.

●	For purposes of the Liquidation Analysis, the ultimate blended recovery percentage of “Inventory” assets is estimated to be between 58% to 61% of the pro forma balance.

D.	Prepaid Expenses

●	The “Prepaid Expenses” line item consists of prepaid insurance premiums, prepaid IT maintenance contracts, prepaid rent, and other prepayments to vendors.

●	For purposes of the Liquidation Analysis, the ultimate recovery percentage on “Prepaid Expenses” assets is estimated to be 0%.

6

E.	Investments

●
Investments in East Texas Saltwater Disposal Company, Seal Beach Gas Processing Venture, Terra-Whiteside Processing Company, Wilderness-Chester LLC, and Wilderness Energy, L.C. are, for purposes of the Liquidation Analysis, included in the “Investments” line item of the pro forma Asset Liquidation Summary, and not consolidated.

●	For purposes of the Liquidation Analysis, the ultimate recovery percentage on “Investments” assets is estimated to be 24% to 40% of the adjusted pro forma balance.

F.	Oil and Gas Properties

●
Given the daily production and depletion of the oil and gas assets, the Liquidation Analysis assumes the Trustee will pursue a prudent, prompt, and broad marketing of the assets over a four-month period, with the divestiture directed by a qualified investment bank or firm that specializes in managing oil and gas acquisitions and divestitures. It also assumes that the Trustee will not incur additional risk or have access to capital necessary to continue development, drilling, or completion of the oil and gas assets.

●
Based on the methodology outlined above, a sale of the Debtors’ oil and natural gas properties implies a liquidation value in the range of $1,357 million to $1,532 million. This liquidation value provides for a blended recovery in the range of 42% to 47% of the December 31, 2017 pro forma net book value.

G.	Land and Buildings

●
Interests in real property and buildings consist of the Debtors’ Gaylord, Michigan field office. The Liquidation Analysis assumes that the Debtors’ recovery related to land and buildings is $1 million - $1.4 million.

H.	Non-Oil and Gas Assets

●
The “Non-Oil and Gas Assets” line item consists of CO2-related assets at the Libby Ranch enhanced oil and gas recovery field, computer hardware, computer software, furniture and fixtures, office equipment, leasehold improvements, and automobiles.

●	CO2-related assets at the Libby Ranch field are critical to operations at Postle Field and are assumed to be included in the Postle Field oil and gas asset liquidation value.

●	For purposes of the Liquidation Analysis, the ultimate blended recovery percentage on the “Non-Oil and Gas Assets” is estimated to be 1% to 4% of the gross pro forma balance.

I.	Other Long-Term Assets

●
The “Other Long-Term Assets” line item consists of property reclamation deposits related to the Jay Field, deposits for the Jay Field net interest obligation, tax payments paid in protest, deferred charges, security deposits, and gas imbalances.

●	For purposes of the Liquidation Analysis, the ultimate recovery percentage of “Other Long-Term Assets” is estimated to be 2%-4% of the pro forma balance.

7

Liquidation Costs
The “Total Liquidation Costs” line item consists of the wind-down budget (includes post-conversion cash flow, payroll, other G&A expenses, and professional fees), chapter 7 Trustee fees, and royalty and working interest payments.

J.	Wind-Down Budget

●	The Debtors’ wind-down budget includes post-conversion date operating cash flows and estates’ wind-down costs including payroll and professional fees, and other administrative fees;

●
Post-Conversion Cash Flow represents the Debtors’ anticipated cash flow in a chapter 7 liquidation for a seven-month asset monetization and estate wind-down period post-Conversion Date. As oil and gas assets are monetized, capital expenditures and all other operating expenses and cash flows associated with the specific monetized asset are excluded from the remainder of the wind-down budget. Corporate payroll and operating costs during the liquidation are based on the assumption that certain limited functions would be required during the liquidation process for an orderly wind-down of the business and sale and transfer of oil and gas assets.

Payroll:

●	Field and District-level employees are assumed to be terminated/transferred to buyers in connection with their respective oil and gas asset divestiture over the asset monetization period.

●
The Liquidation Analysis assumes that the Trustee would aggressively reduce corporate employee headcount to minimal staffing from the current levels over an estimated seven-month period, although the majority of any such employee-related reductions are assumed to be incurred following the initial period while the Trustee continues to operate the Debtors’ businesses.

●	No employee retention or severance costs are estimated as part of the wind-down budget.
Other G&A Expenses:

●
Other general and administrative expenses assumed as part of the wind-down budget consist primarily of the regularly occurring general and administrative costs (such as facilities rent, telephone, internet, office supplies, etc.) which will be required to operate the Debtors’ businesses for the seven-month asset monetization and estate wind-down period.

Professional Fees:

●
Professional fees include estimates for outside legal counsel and investment bank professionals required and retained by the Trustee during the wind-down period. Legal counsel professionals are assumed to charge on an hourly basis for assistance with asset monetization, estate wind-down, and administration of the claims reconciliation and related processes. To maximize the value of the estates, it is assumed that the Trustee would retain an investment banking firm to lead the asset sale process. The investment banking firm is assumed to charge a flat nominal monthly fee and a transaction fee equal to 1% of oil and gas asset sale value.

8

K.	Chapter 7 Trustee Fees

●	Section 326 of the Bankruptcy Code provides for fees payable to the Trustee of 3.0% for liquidation proceeds exceeding $1 million.

L.	Royalty and Working Interest Payments

●
Outstanding royalty and working interest payments are paid out of the liquidation proceeds since these funds are not technically property of the estate. The estimated outstanding royalty and working interest amounts owed as of the Conversion Date is $15 million.

Claims

N.	Superpriority Claims

●	The Liquidation Analysis assumes there will be approximately $106 million in outstanding DIP Facility Claims consisting of principal, plus accrued and unpaid pre- and post-Conversion Date interest.

●	The Debtors estimate that there will be approximately $5.05 million in superpriority carve-out claims for chapter 11 professional fees and fees of the United States Trustee for Region 2.

●
The Liquidation Analysis projects that all allowed and undisputed Superpriority Claims (including all claims for adequate protection in the order approving the DIP Facility) will be paid in full pursuant to the Liquidation Distribution.

O.	Class 2 - Other Secured Claims

●	The Debtors estimate that there will be approximately $1 million in Other Secured Claims on the Conversion Date. Other Secured Claims include equipment lease claims and certain trade claims.

●	The Liquidation Analysis projects that all allowed and undisputed Other Secured Claims will be paid in full pursuant to the Liquidation Distribution.

P.	Class 3 - Revolving Credit Facility Claims

●
The Debtors estimate that there will be approximately $779 million in Revolving Credit Facility claims, consisting of the principal amount of approximately $746 million, accrued and unpaid pre- and post-Conversion Date interest of approximately $32 million, and interest rate hedge payables of approximately $1.2 million. Post-Conversion Date interest is assumed to accrue until Revolving Credit Facility claims are paid at the end of the 4 month asset sale period.

●	The Debtors have assumed that the liens securing the Revolving Credit Facility Claims are valid and perfected, and the Revolving Credit Facility Claims are fully secured.

●	The Liquidation Analysis projects that all allowed and undisputed Revolving Credit Facility Claims will be paid in full pursuant to the Liquidation Distribution.

9

Q.	Class 4 - Secured Notes Claims

●
The Debtors estimate that there will be approximately $848 million - $984 million in Secured Notes Claims on the Conversion Date, consisting of the principal amount of approximately $650 million, make whole of $135 million, and accrued and unpaid pre- and post-Conversion Date interest of $63 million - $199 million. The interest calculation range reflects competing views of the allowability of postpetition interest given the triggering of the make-whole claim as of the Petition Date. Post-Conversion Date interest is assumed to accrue until the Secured Notes Claims are paid at the end of the 4 month asset sale process.

●	The Liquidation Analysis projects that the Secured Notes Claims will be paid approximately 52% to 82% pursuant to the Liquidation Distribution.

R.	Administrative Expenses and Priority Claims

●
Chapter 11 administrative expenses include amounts necessary for the preservation of the Debtors’ estates, incurred after the Petition Date but unpaid at the Conversion Date (including professional fees exceeding the superpriority carve-out; employee-related claims; certain lease rejection claims arising from leases assumed and entered into during the chapter 11 cases; and chapter 11 trade claims). The Debtors estimate there will be approximately $87 million in chapter 11 administrative expenses as of the Conversion Date.

●	The Debtors estimate that there will be no Priority Non-Tax Claims on the Conversion Date.

●	The Liquidation Analysis projects that all allowed and undisputed Administrative Expenses and Priority Claims will receive no recovery pursuant to the Liquidation Distribution.

S.	Class 5 - Unsecured Notes Claims

●	On the Conversion Date, the Debtors estimate there will be approximately $1,209 million in Unsecured Notes Claims.

●	The Liquidation Analysis projects that Unsecured Notes Claims will receive no recovery pursuant to the Liquidation Distribution.

T.	Class 6 - General Unsecured Claims, Class 7 - Ongoing Trade Claims, Class 8 - Intercompany Claims

●
On the Conversion Date, the Debtors estimate there will be approximately $180 million to $504 million in General Unsecured Claims. These claims include a deficiency claim relating to the Secured Notes Claims, Other General Unsecured Claims, Ongoing Trade Claims, and Intercompany Claims.

●	The Liquidation Analysis projects that General Unsecured Claims will receive no recovery pursuant to the Liquidation Distribution.

10

U.	Class 9 - Subordinated Claims

●	The Debtors estimate that there will be no Class 9 Claims on the Conversion Date.

●	The Liquidation Analysis projects that the Class 9 Claims will receive no recovery pursuant to the Liquidation Distribution.

V.	Class 10 - Intercompany Interests

●	The Liquidation Analysis projects that Intercompany Interests will be liquidated or settled pursuant to the asset dissolution process.

W.	Class 11 - Existing BBEP Equity Interests

●	The Liquidation Analysis projects that Class 11 Claims will receive no recovery pursuant to the Liquidation Distribution.

11

Exhibit C
Financial Projections

Financial Projections
For purposes of demonstrating feasibility of the Plan, the Debtors have prepared the forecasted consolidated financial projections (the “Financial Projections”) for the Reorganized Debtors1 for the periods ending January 1, 2018 through December 31, 2021 (the “Projection Period”). The Financial Projections were prepared based on assumptions made by the Debtors’ management as to the future performance of the Reorganized Debtors, and reflect management’s judgment and expectations regarding their future operations and financial position. The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond management’s control, incident to the exploration for and development, production, and sale of oil, natural gas, and natural gas liquids. Factors that may cause actual results to differ from expected results include:

1.	fluctuations in oil and natural gas prices and the Reorganized Debtors’ ability to hedge against movements in prices;

2.	the uncertainty inherent in estimating reserves, future net revenues, and discounted future cash flows;

3.	the timing and amount of future production of oil and natural gas;

4.	changes in the availability and cost of capital;

5.	environmental, drilling and other operating risks, including liability claims as a result of oil and natural gas operations;

6.	proved and unproved drilling locations and future drilling plans; and

7.	the effects of existing and future laws and governmental regulations, including environmental, hydraulic fracturing, and climate change regulation.
If one or more of the risks or uncertainties referenced above occur, or if underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in the Financial Projections. Furthermore, new factors could cause actual results to differ materially from those described in the Financial Projections, and it is not possible to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in the Financial Projections. The Financial Projections herein are not, and must not be viewed as, a representation of fact, prediction, or guaranty of the Reorganized Debtors’ future performance.
The Financial Projections have not been audited or reviewed by a registered independent accounting firm, and were not prepared with a view toward compliance with the guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants, or the Financial Accounting Standards Board (“FASB”), particularly for reorganization accounting.
The Projections should be read in conjunction with the significant assumptions, qualifications, and notes set forth below.
____________________
1 All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Debtors’ Joint Chapter 11 Plan. Consistent therewith, the consolidated Financial Projections encompass those operations of the Reorganized Debtors after the Effective Date that will not include the Permian Assets.

1

THE DEBTORS PREPARED THE PROJECTIONS WITH THE ASSISTANCE OF THEIR ADVISERS. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.
MOREOVER, THE FINANCIAL PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH WILL BE BEYOND THE CONTROL OF THE REORGANIZED DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, INDUSTRY-SPECIFIC RISK FACTORS, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS AND REORGANIZED DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.
THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, INDUSTRY, REGULATORY, LEGAL, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING AFTER THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FINANCIAL PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISERS.

2

I.	OVERVIEW
The Debtors and their subsidiaries are an independent oil and gas company focused on the exploitation and development of oil, natural gas liquids (“NGL”), and natural gas properties in the United States. The Financial Projections do not include any consideration of the Permian Assets.

II.	ACCOUNTING AND PRESENTATION POLICIES
The Financial Projections have been prepared using accounting policies that are generally consistent with those applied in the Debtors’ historical financial statements (GAAP consolidated basis). The Financial Projections have not been prepared under the intention of compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, or any other standard-setting body. The Financial Projections do not include adjustments or write-downs related to the predecessor Debtors’ extinguishment of debt or other liabilities. The projected financial information does not reflect the impact of fresh start accounting, which could result in material changes to the projected values.
The Financial Projections do not reflect the formal implementation of reorganization accounting pursuant to FASB Accounting Standards Codification Topic 852, Reorganizations (“ASC 852”). Overall, the implementation of ASC 852 may or may not have a material impact on the underlying economics of the Plan.
The Debtors maintain a controlling interest in East Texas Saltwater Disposal Company. The Financial Projections, consistent with Debtors’ consolidated historical financial statements, consolidate East Texas Saltwater Disposal Company at 100% of its value.
Adjusted EBITDA is a non-GAAP financial measure intended to provide useful information to evaluate the operations of the Debtors’ business excluding certain items. Adjusted EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with US GAAP. The Reorganized Debtors’ projected adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate adjusted EBITDA in the same manner.

III.	METHODOLOGY
The Financial Projections were prepared using a bottoms-up approach incorporating multiple sources of detailed information including region, area, and well-level analyses from each of the Debtors’ operating divisions, other than those relating to the Permian Assets.
The projections should be read in conjunction with the significant assumptions, qualifications, and notes set forth below.

IV.	ASSUMPTIONS
The Financial Projections include projected financial statements for 2018-2021 assuming that the Effective Date of the Plan is January 1, 2018 (the “Emergence Date”). The Financial Projections include consolidated financial statements inclusive of certain non-Debtor subsidiaries of the Debtors.

3

V.	GENERAL ASSUMPTIONS

A.	Restructuring
The Financial Projections include assumptions related to the Debtors’ restructuring initiatives.

B.	Exit Financing
The Financial Projections assume a post-emergence capital structure consisting of:

●	First lien revolving credit facility with a borrowing base of $400 million and pricing of LIBOR plus grid of 250 - 350 bps

●	$765 million of rights offering proceeds received on the Emergence Date
Management projects pro forma liquidity of approximately $220 million on the Emergence Date.

C.	Total Revenue
Total revenue consists of production revenue and other revenue.
Production revenue is generated from the exploration for and development, production, gathering, and sale of oil, natural gas, and natural gas liquids. Other revenue consists of salt water disposal revenue; revenue from sales of sulfur and CO2 gas; pipeline-related revenue; and other operating revenue.
The Financial Projections make no assumption for hedge revenue.

D.	Commodity Pricing
Commodity pricing is based on October 5, 2017 New York Mercantile Exchange (“NYMEX”) strip pricing for crude oil and natural gas. NGL prices are based on NYMEX strip pricing for crude oil. Management estimates realized pricing based on forecasted oil and gas differentials for each producing area.

E.	Operating Expenses
Operating expenses consist of lease operating expenses, transportation expenses, processing fees, oil and gas purchases, pre-drilling and other non-oil and gas operating expenses, district expenses, salt water disposal costs, and inventory change expense.

4

F.	Production and Property Taxes
Production and property taxes includes severance and ad-valorem taxes, and the amounts are based on management’s estimates of production volumes and mineral reserve values.

G.	Cash General and Administrative Expenses
Cash general and administrative (“G&A”) expenses primarily consists of personnel costs, rent, insurance, and other corporate overhead costs necessary to manage operations and comply with regulatory requirements. The Reorganized Debtors’ projected G&A expenses are based on the current development and operational plans, include management’s targeted expense reductions, and exclude non-cash expenses.

H.	Capital Expenditures
Capital expenditures include capital expenditures related to oil & gas properties, capitalized engineering expenses, and expenditures to acquire properties.

I.	Changes in Net Working Capital & Other Cash Expenses
Changes in net working capital relates to changes in net working capital accounts. Other cash expenses consists of cash expenses related to non-operating activities.

J.	Cash Interest
Cash interest includes estimated interest disbursements payable on the Reorganized Debtors’ outstanding debt.

K.	Key Financial Metrics

●	“Adjusted EBITDA” excludes non-cash compensation.

●	“Net Debt” is calculated as total debt less balance sheet cash.

●	“Borrowing Base Availability” includes availability on the post-emergence revolving credit facility after amounts drawn and outstanding letters of credit.

●	“Net Debt/Adjusted EBITDA” is calculated using trailing twelve-month adjusted EBITDA and total debt less balance sheet cash.

●	“Total Debt/Adjusted EBITDA” is calculated using trailing twelve-month adjusted EBITDA.

●	“Interest Coverage” is calculated using trailing twelve-month adjusted EBITDA and trailing twelve-month cash interest disbursements.

L.	Reconciliation of Net Income to Adjusted EBITDA
“Depletion, Depreciation, and Amortization” includes estimated depletion and depreciation of oil & gas properties and accretion expense related to abandonment and remediation of wells and facilities. “Interest Expense, Net” may differ from “Cash Interest” due to the accrual nature of interest expense differing from the cash disbursement of interest. “Other Expenses, Net” includes non-cash compensation and restructuring expenses.

5

6

Exhibit D
Backstop Commitment Agreement
[A copy of the Amended and Restated Backstop Commitment Agreement, dated as of October 11, 2017, by and among the Debtors and the other parties thereto is filed as Exhibit 10.2 to Breitburn Energy Partners LP’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2017.]
[A copy of the First Amendment to Amended and Restated Backstop Commitment Agreement, dated November 28, 2017, by and among the Debtors and other parties thereto is filed as Exhibit 10.2 to Breitburn Energy Partners LP’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2017.]

Exhibit E
Restructuring Support Agreement
[A copy of the Amended and Restated Restructuring Support Agreement, made and entered into as of October 11, 2017, by and among the Debtors and the other parties thereto is filed as Exhibit 10.1 to Breitburn Energy Partners LP’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2017.]
[A copy of the First Amendment to Amended and Restated Restructuring Support Agreement, dated November 28, 2017, by and among the Debtors and other parties thereto is filed as Exhibit 10.2 to Breitburn Energy Partners LP’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2017.]

Exhibit F
Rights Offering Procedures